Exhibit 10.4

MULTIFAMILY LOAN AND SECURITY AGREEMENT
(NON-RECOURSE)
(SENIORS HOUSING)
(OMAHA II BICKFORD COTTAGE)
BY AND BETWEEN
CARE YBE SUBSIDIARY LLC, a Delaware limited liability company
AND
KEYBANK NATIONAL ASSOCIATION, a national banking association
DATED AS OF
MARCH 20, 2015

TABLE OF CONTENTS

ARTICLE 1- DEFINITIONS; SUMMARY OF MORTGAGE LOAN TERMS		1
SECTION 1.01	DEFINED TERMS	1
SECTION 1.02	SCHEDULES, EXHIBITS, AND ATTACHMENTS INCORPORATED	1
ARTICLE 2 - GENERAL MORTGAGE LOAN TERMS		2
SECTION 2.01	MORTGAGE LOAN ORIGINATION AND SECURITY	2
(a)	Making of Mortgage Loan	2
(b)	Security for Mortgage Loan	2
(c)	Protective Advances	2
SECTION 2.02	PAYMENTS ON MORTGAGE LOAN	2
(a)	Debt Service Payments	2
(b)	Capitalization of Accrued But Unpaid Interest	3
(c)	Late Charges	3
(d)	Default Rate	4
(e)	Address for Payments	5
(f)	Application of Payments	5
SECTION 2.03 LOCKOUT/PREPAYMENT		6
(a)	Prepayment; Prepayment Lockout; Prepayment Premium	6
(b)	Voluntary Prepayment in Full	6
(c)	Acceleration of Mortgage Loan	7
(d)	Application of Collateral	7
(e)	Casualty and Condemnation	7
(f)	No Effect on Payment Obligations	7
(g)	Loss Resulting from Prepayment	8
ARTICLE 3 - PERSONAL LIABILITY		8
SECTION 3.01	NON-RECOURSE MORTGAGE LOAN; EXCEPTIONS	8
SECTION 3.02	PERSONAL LIABILITY OF BORROWER (EXCEPTIONS TO NON-RECOURSE PROVISION)	9
(a)	Personal Liability Based on Lender's Loss	9
(b)	Full Personal Liability for Mortgage Loan	10
SECTION 3.03	PERSONAL LIABILITY FOR INDEMNITY OBLIGATIONS	11
SECTION 3.04	LENDER'S RIGHT TO FOREGO RIGHTS AGAINST MORTGAGED PROPERTY	11
ARTICLE 4 - BORROWER AND PROPERTY OPERATOR STATUS		11
SECTION 4.01	REPRESENTATIONS AND WARRANTIES	11
(a)	Due Organization and Qualification	11
(b)	Location	12
(c)	Power and Authority	12
(d)	Due Authorization	12
(e)	Valid and Binding Obligations	13
(f)	Effect of Mortgage Loan on Borrower's Financial Condition	13
(g)	Economic Sanctions, Anti-Money Laundering, and Anti-Corruption	14
(h)	Borrower Single Asset Status	15
(i)	No Bankruptcies or Judgments	16
(j)	No Actions or Litigation	16
(k)	Payment of Taxes, Assessments, and Other Charges	17

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(I)	Not a Foreign Person	17
(m)	ERISA	17
(n)	Default Under Other Obligations	18
(o)	Prohibited Person	18
(p)	No Contravention	18
(q)	Lockbox Arrangement	19
(r)	Licensing; Borrower/Property Operator Compliance with Laws	19
SECTION 4.02	COVENANTS	20
(a)	Maintenance of Existence; Organizational Documents	20
(b)	Economic Sanctions, Anti-Money Laundering, and Anti-Corruption	21
(c)	Payment of Taxes, Assessments, and Other Charges	21
(d)	Borrower Single Asset Status	22
(e)	ERISA	23
(f)	Notice of Litigation or Insolvency	23
(g)	Payment of Costs, Fees and Expenses	23
(h)	Restrictions on Distributions	24
(i)	Lockbox Arrangement	24
(j)	Borrower/Property Operator Compliance with Laws	25
ARTICLE 5 - THE MORTGAGE LOAN		25
SECTION 5.01	REPRESENTATIONS AND WARRANTIES	25
(a)	Receipt and Review of Loan Documents	25
(b)	No Default	25
(c)	No Defenses	26
(d)	Loan Document Taxes	26
SECTION 5.02	COVENANTS	26
(a)	Ratification of Covenants; Estoppels; Certifications	26
(b)	Further Assurances	27
(c)	Sale of Mortgage Loan	27
(d)	Limitations on Further Acts of Borrower	28
(e)	Financing Statements; Record Searches	28
(f)	Loan Document Taxes	29
ARTICLE 6- PROPERTY USE, PRESERVATION, AND MAINTENANCE		29
SECTION 6.01	REPRESENTATIONS AND WARRANTIES	29
(a)	Mortgaged Property Compliance with Laws; Permits and Licenses	29
(b)	Operating Documents; Contracts; Resident Records	30
(c)	Property Characteristics	30
(d)	Property Ownership	31
(e)	Condition of the Mortgaged Property	31
(f)	Personal Property	31
(g)	Medicaid Provider Agreement Representations	31
SECTION 6.02	COVENANTS	32
(a)	Use of Property	32
(b)	Property Maintenance	33
(c)	Property Preservation	35
(d)	Property Inspections	35
(e)	Mortgaged Property Compliance with Laws	36
(f)	Licensing	37

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(g)	Medicaid Provider Agreement	37
(h)	Facility Operating Agreement	39
(i)	Change in Property Operator	40
(j)	Contracts	40
SECTION 6.03	MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING THE PROPERTY	41
(a)	Property Management.	41
(b)	Subordination of Fees by Property Operator	41
(c)	Property Condition Assessment	42
ARTICLE 7- LEASES AND RENTS		42
SECTION 7.01	REPRESENTATIONS AND WARRANTIES	42
(a)	Prior Assignment of Rents	42
(b)	Prepaid Rents	42
(c)	Seniors Housing Facility Lease	42
SECTION 7.02	COVENANTS	44
(a)	Leases	44
(b)	Commercial Leases	44
(c)	Payment of Rents	45
(d)	Assignment of Rents	46
(e)	Further Assignments of Leases and Rents	46
(f)	Options to Purchase by Tenants	46
(g)	Special Covenants Regarding Seniors Housing Facility Lease	46
SECTION 7.03	MORTGAGE LOAN ADMINISTRATION REGARDING LEASES AND RENTS	50
(a)	Material Commercial Lease Requirements	50
(b)	Residential Lease Form	50
(c)	Seniors Housing Facility Lease Structure Consideration	50
ARTICLE 8- BOOKS AND RECORDS; FINANCIAL REPORTING		51
SECTION 8.01	REPRESENTATIONS AND WARRANTIES	51
(a)	Financial Information	51
(b)	No Change in Facts or Circumstances	51
SECTION 8.02	COVENANTS	51
(a)	Obligation to Maintain Accurate Books and Records	51
(b)	Items to Furnish to Lender	51
(c)	Audited Financials	55
(d)	Delivery of Books and Records	56
SECTION 8.03	MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING BOOKS AND RECORDS AND FINANCIAL REPORTING	56
(a)	Lender's Right to Obtain Audited Books and Records	56
(b)	Credit Reports; Credit Score	56
ARTICLE 9- INSURANCE		57
SECTION 9.01	REPRESENTATIONS AND WARRANTIES	57
(a)	Compliance with Insurance Requirements	57
(b)	Property Condition	57
SECTION 9.02	COVENANTS	57
(a)	Insurance Requirements	57
(b)	Delive1y of Policies, Renewals, Notices, and Proceeds	58

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SECTION 9.03	MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING INSURANCE	58
(a)	Lender's Ongoing Insurance Requirements	58
(b)	Application of Proceeds on Event of Loss	59
(c)	Payment Obligations Unaffected	61
(d)	Foreclosure Sale	62
(e)	Appointment of Lender as Attorney-In-Fact.	62
ARTICLE 10- CONDEMNATION		62
SECTION 10.01	REPRESENTATIONS AND WARRANTIES	62
(a)	Prior Condemnation Action	62
(b)	Pending Condemnation Actions	62
SECTION 10.02	COVENANTS	62
(a)	Notice of Condemnation	62
(b)	Condemnation Proceeds	63
SECTION 10.03	MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING CONDEMNATION	63
(a)	Application of Condemnation Awards	63
(b)	Payment Obligations Unaffected	63
(c)	Appointment of Lender as Attorney-In-Fact	63
(d)	Preservation of Mortgaged Property	63
ARTICLE 11 - LIENS, TRANSFERS, AND ASSUMPTIONS		64
SECTION 11.01	REPRESENTATIONS AND WARRANTIES	64
(a)	No Labor or Materialmen's Claims	64
(b)	No Other Interests	64
SECTION 11.02	COVENANTS	64
(a)	Liens; Encumbrances	64
(b)	Transfers	65
(c)	Facility Operating Agreement	68
(d)	No Other Indebtedness	68
(e)	No Mezzanine Financing or Preferred Equity	68
SECTION 11.03	MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING LIENS, TRANSFERS, AND ASSUMPTIONS	68
(a)	Assumption of Mortgage Loan	68
(b)	Transfers to Key Principal-Owned Affiliates or Guarantor-Owned Affiliates	70
(c)	Estate Planning	71
(d)	Termination or Revocation of Trust	71
(e)	Death of Key Principal or Guarantor; Transfer Due to Death	72
(f)	Bankruptcy of Guarantor	73
(g)	Further Conditions to Transfers and Assumption	74
ARTICLE 12 - IMPOSITIONS		75
SECTION 12.01	REPRESENTATIONS AND WARRANTIES	75
(a)	Payment of Taxes, Assessments, and Other Charges	75
SECTION 12.02	COVENANTS	76
(a)	Imposition Deposits, Taxes, and Other Charges	76
SECTION 12.03	MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING IMPOSITIONS	77
(a)	Maintenance of Records by Lender	77
(b)	Imposition Accounts	77
(c)	Payment of impositions; Sufficiency of lmposition Deposits	77

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(d)	Imposition Deposits Upon Event of Default	78
(e)	Contesting Impositions	78
(f)	Release to Borrower	78
ARTICLE 13 - REPLACEMENT RESERVE AND REPAIRS		78
SECTION 13.01	COVENANTS	78
(a)	Initial Deposits to Replacement Reserve Account and Repairs Escrow Account	78
(b)	Monthly Replacement Reserve Deposits	79
(c)	Payment for Replacements and Repairs	79
(d)	Assignment of Contracts for Replacements and Repairs	79
(e)	Indemnification	79
(f)	Amendments to Loan Documents	80
(g)	Administrative Fees and Expenses	80
SECTION 13.02	MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING RESERVES	80
(a)	Accounts, Deposits, and Disbursements	80
(b)	Approvals of Contracts; Assignment of Claims	87
(c)	Delays and Workmanship	88
(d)	Appointment of Lender as Attorney-In-Fact	88
(e)	No Lender Obligation	88
(f)	No Lender Warranty	89
ARTICLE 14- DEFAULTS/REMEDIES		89
SECTION 14.01	EVENTS OF DEFAULT	89
(a)	Automatic Events of Default	89
(b)	Events of Default Subject to a Specified Cure Period	91
(c)	Events of Default Subject to Extended Cure Period	92
SECTION 14.02	REMEDIES	92
(a)	Acceleration; Foreclosure	92
(b)	Loss of Right to Disbursements from Collateral Accounts	93
(c)	Remedies Cumulative	93
(d)	Operations upon Event of Default; Lockbox Account	93
SECTION 14.03	ADDITIONAL LENDER RIGHTS; FORBEARANCE	94
(a)	No Effect Upon Obligations	94
(b)	No Waiver of Rights or Remedies	95
(c)	Appointment of Lender as Attorney-In-Fact	95
(d)	Borrower Waivers	97
SECTION 14.04	WAIVER OF MARSHALING	97
ARTICLE 15- MISCELLANEOUS		98
SECTION 15.01	GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE	98
(a)	Governing Law	98
(b)	Venue	98
SECTION 15.02	NOTICE	98
(a)	Process of Serving Notice	98
(b)	Change of Address	99
(c)	Default Method of Notice	99
(d)	Receipt of Notices	99
(e)	Property Operator Notices	99

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SCHEDULES & EXHIBITS
Schedules

Schedule 1	Definitions Schedule (required)	Form 6101.FR.SRS
Schedule 2	Summary of Loan Terms (required)	Form 6102.FR.SRS
Schedule 3	Interest Rate Type Provisions (required)	Form 6103.FR
Schedule 4	Prepayment Premium Schedule (required)	Form 6104.01
Schedule 5	Required Replacement Schedule (required)
Schedule 6	Required Repair Schedule (required)
Schedule 7	Exceptions to Representations and Warranties Schedule (required)

Exhibits

Exhibit A Exhibit B	Modifications to Loan Agreement (Cross-Default and Cross-Collateralization: Multi Note) Modifications to Loan Agreement (Expansion Projects)	Form 6203 Form 6233

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MULTIFAMILY LOAN AND SECURITY AGREEMENT
(NON-RECOURSE)
(SENIORS HOUSING)
This MULTIFAMILY LOAN AND SECURITY AGREEMENT (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”) is made as of the Effective Date (as hereinafter defined) by and between CARE YBE SUBSIDIARY LLC, a Delaware limited liability company (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).
RECITALS:
WHEREAS, Borrower desires to obtain the Mortgage Loan (as hereinafter defined) from Lender to be secured by the Mortgaged Property (as hereinafter defined); and
WHEREAS, Lender is willing to make the Mortgage Loan on the terms and conditions contained in this Loan Agreement and in the other Loan Documents (as hereinafter defined);
NOW, THEREFORE, in consideration of the making of the Mortgage Loan by Lender and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereby covenant, agree, represent, and warrant as follows:
AGREEMENTS:
ARTICLE 1 - DEFINITIONS; SUMMARY OF MORTGAGE
LOAN TERMS
Section 1.01    Defined Terms.
Capitalized terms not otherwise defined in the body of this Loan Agreement shall have the meanings set forth in the Definitions Schedule attached as Schedule 1 to this Loan Agreement.
Section 1.02    Schedules, Exhibits, and Attachments Incorporated.
The schedules, exhibits, and any other addenda or attachments are incorporated fully into this Loan Agreement by this reference and each constitutes a substantive part of this Loan Agreement.

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ARTICLE 2     - GENERAL MORTGAGE LOAN TERMS
Section 2.01    Mortgage Loan Origination and Security.
(a)    Making of Mortgage Loan.
Subject to the terms and conditions of this Loan Agreement and the other Loan Documents, Lender hereby makes the Mortgage Loan to Borrower, and Borrower hereby accepts the Mortgage Loan from Lender. Borrower covenants and agrees that it shall:
(1)    pay the Indebtedness, including the Prepayment Premium, if any (whether in connection with any voluntary prepayment or in connection with an acceleration by Lender of the Indebtedness), in accordance with the terms of this Loan Agreement and the other Loan Documents; and
(2)    perform, observe, and comply with this Loan Agreement and all other provisions of the other Loan Documents.
(b)    Security for Mortgage Loan.
The Mortgage Loan is made pursuant to this Loan Agreement, is evidenced by the Note, and is secured by the Security Instrument, this Loan Agreement, and the other Loan Documents that are expressly stated to be security for the Mortgage Loan.
(c)    Protective Advances.
As provided in the Security Instrument, Lender may take such actions or disburse such funds as Lender reasonably deems necessary to perform the obligations of Borrower under this Loan Agreement and the other Loan Documents and to protect Lender’s interest in the Mortgaged Property.
Section 2.02    Payments on Mortgage Loan.
(a)    Debt Service Payments.
(1)    Short Month Interest.
If the date the Mortgage Loan proceeds are disbursed is any day other than the first day of the month, interest for the period beginning on the disbursement date and ending on and including the last day of the month in which the disbursement occurs shall be payable by Borrower on the date the Mortgage Loan proceeds are disbursed. In the event that the disbursement date is not the same as the Effective Date, then:
(A)    the disbursement date and the Effective Date must be in the same month, and

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(B)    the Effective Date shall not be the first day of the month.
(2)    Interest Accrual and Computation.
Except as provided in Section 2.02(a)(1), interest shall be paid in arrears. Interest shall accrue as provided in the Schedule of Interest Rate Type Provisions and shall be computed in accordance with the Interest Accrual Method. If the Interest Accrual Method is “Actual/360,” Borrower acknowledges and agrees that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.
(3)    Monthly Debt Service Payments.
Consecutive monthly debt service installments (comprised of either interest only or principal and interest, depending on the Amortization Type), each in the amount of the applicable Monthly Debt Service Payment, shall be due and payable on the First Payment Date, and on each Payment Date thereafter until the Maturity Date, at which time all Indebtedness shall be due. Any regularly scheduled Monthly Debt Service Payment that is received by Lender before the applicable Payment Date shall be deemed to have been received on such Payment Date solely for the purpose of calculating interest due. All payments made by Borrower under this Loan Agreement shall be made without set-off, counterclaim, or other defense.
(4)    Payment at Maturity.
The unpaid principal balance of the Mortgage Loan, any Accrued Interest thereon and all other Indebtedness shall be due and payable on the Maturity Date.
(5)    Interest Rate Type.
See the Schedule of Interest Rate Type Provisions for additional provisions, if any, specific to the Interest Rate Type.
(b)    Capitalization of Accrued But Unpaid Interest.
Any accrued and unpaid interest on the Mortgage Loan remaining past due for thirty (30) days or more may, at Lender’s election, be added to and become part of the unpaid principal balance of the Mortgage Loan.
(c)    Late Charges.
(1)    If any Monthly Debt Service Payment due hereunder is not received by Lender within ten (10) days (or fifteen (15) days for any Mortgaged Property located in Mississippi or North Carolina to comply with applicable law) after the applicable Payment Date, or any amount payable under this Loan Agreement (other than the payment due on

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the Maturity Date for repayment of the Mortgage Loan in full) or any other Loan Document is not received by Lender within ten (10) days (or fifteen (15) days for any Mortgaged Property located in Mississippi or North Carolina to comply with applicable law) after the date such amount is due, inclusive of the date on which such amount is due, Borrower shall pay to Lender, immediately without demand by Lender, the Late Charge.
The Late Charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 2.02(d).
(2)    Borrower acknowledges and agrees that:
(A)    its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Mortgage Loan;
(B)    it is extremely difficult and impractical to determine those additional expenses;
(C)    Lender is entitled to be compensated for such additional expenses; and
(D)    the Late Charge represents a fair and reasonable estimate, taking into account all circumstances existing on the date hereof, of the additional expenses Lender will incur by reason of any such late payment.
(d)    Default Rate.
(1)    Default interest shall be paid as follows:
(E)    If any amount due in respect of the Mortgage Loan (other than amounts due on the Maturity Date) remains past due for thirty (30) days or more, interest on such unpaid amount(s) shall accrue from the date payment is due at the Default Rate and shall be payable upon demand by Lender.
(F)    If any Indebtedness due is not paid in full on the Maturity Date, then interest shall accrue at the Default Rate on all such unpaid amounts from the Maturity Date until fully paid and shall be payable upon demand by Lender.
Absent a demand by Lender, any such amounts shall be payable by Borrower in the same manner as provided for the payment of Monthly Debt Service Payments. To the extent permitted by applicable law, interest shall also accrue at the Default Rate on any judgment obtained by Lender against Borrower in connection with the Mortgage Loan.
(2)    Borrower acknowledges and agrees that:
(A)    its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Mortgage Loan; and

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(B)    in connection with any failure to timely pay all amounts due in respect of the Mortgage Loan on the Maturity Date, or during the time that any amount due in respect of the Mortgage Loan is delinquent for more than thirty (30) days:
(i)    Lender’s risk of nonpayment of the Mortgage Loan will be materially increased;
(ii)    Lender’s ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted;
(iii)    Lender will incur additional costs and expenses arising from its loss of the use of the amounts due;
(iv)    it is extremely difficult and impractical to determine such additional costs and expenses;
(v)    Lender is entitled to be compensated for such additional risks, costs, and expenses; and
(vi)    the increase from the Interest Rate to the Default Rate represents a fair and reasonable estimate of the additional risks, costs, and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquency on the Mortgage Loan (taking into account all circumstances existing on the Effective Date).
(e)    Address for Payments.
All payments due pursuant to the Loan Documents shall be payable at Lender’s Payment Address, or such other place and in such manner as may be designated from time to time by written notice to Borrower by Lender.
(f)    Application of Payments.
If at any time Lender receives, from Borrower or otherwise, any payment in respect of the Indebtedness that is less than all amounts due and payable at such time, then Lender may apply such payment to amounts then due and payable in any manner and in any order determined by Lender or hold in suspense and not apply such payment at Lender’s election. Neither Lender’s acceptance of a payment that is less than all amounts then due and payable, nor Lender’s application of, or suspension of the application of, such payment, shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such payment to the Indebtedness, Borrower’s obligations under this Loan Agreement and the other Loan Documents shall remain unchanged.

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Section 2.03    Lockout/Prepayment.
(a)    Prepayment; Prepayment Lockout; Prepayment Premium.
(3)    Borrower shall not make a voluntary full or partial prepayment on the Mortgage Loan during any Prepayment Lockout Period nor shall Borrower make a voluntary partial prepayment at any time. Except as expressly provided in this Loan Agreement (including as provided in the Prepayment Premium Schedule), a Prepayment Premium calculated in accordance with the Prepayment Premium Schedule shall be payable in connection with any prepayment of the Mortgage Loan.
(4)    If a Prepayment Lockout Period applies to the Mortgage Loan, and during such Prepayment Lockout Period Lender accelerates the unpaid principal balance of the Mortgage Loan or otherwise applies collateral held by Lender to the repayment of any portion of the unpaid principal balance of the Mortgage Loan, the Prepayment Premium shall be due and payable and equal to the amount obtained by multiplying the percentage indicated (if at all) in the Prepayment Premium Schedule by the amount of principal being prepaid at the time of such acceleration or application.
(b)    Voluntary Prepayment in Full.
At any time after the expiration of any Prepayment Lockout Period, Borrower may voluntarily prepay the Mortgage Loan in full on a Permitted Prepayment Date so long as:
(1)    Borrower delivers to Lender a Prepayment Notice specifying the Intended Prepayment Date not more than sixty (60) days, but not less than thirty (30) days (if given via U.S. Postal Service) or twenty (20) days (if given via facsimile, e-mail, or overnight courier) prior to such Intended Prepayment Date; and
(2)    Borrower pays to Lender an amount equal to the sum of:
(A)    the entire unpaid principal balance of the Mortgage Loan; plus
(B)    all Accrued Interest (calculated through the last day of the month in which the prepayment occurs); plus
(C)    the Prepayment Premium; plus
(D)    all other Indebtedness.
In connection with any such voluntary prepayment, Borrower acknowledges and agrees that interest shall always be calculated and paid through the last day of the month in which the prepayment occurs (even if the Permitted Prepayment Date for such month is not the last day of such month, or if Lender approves prepayment on an Intended Prepayment Date that is not a Permitted Prepayment Date). Borrower further acknowledges that Lender is not required to accept a voluntary

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prepayment of the Mortgage Loan on any day other than a Permitted Prepayment Date. However, if Lender does approve an Intended Prepayment Date that is not a Permitted Prepayment Date and accepts a prepayment on such Intended Prepayment Date, such prepayment shall be deemed to be received on the immediately following Permitted Prepayment Date. If Borrower fails to prepay the Mortgage Loan on the Intended Prepayment Date for any reason (including on any Intended Prepayment Date that is approved by Lender) and such failure either continues for five (5) Business Days, or into the following month, Lender shall have the right to recalculate the payoff amount. If Borrower prepays the Mortgage Loan either in the following month or more than five (5) Business Days after the Intended Prepayment Date that was approved by Lender, Lender shall also have the right to recalculate the payoff amount based upon the amount of such payment and the date such payment was received by Lender. Borrower shall immediately pay to Lender any additional amounts required by any such recalculation.
(c)    Acceleration of Mortgage Loan.
Upon acceleration of the Mortgage Loan, Borrower shall pay to Lender:
(3)    the entire unpaid principal balance of the Mortgage Loan;
(4)    all Accrued Interest (calculated through the last day of the month in which the acceleration occurs);
(5)    the Prepayment Premium; and
(6)    all other Indebtedness.
(d)    Application of Collateral.
Any application by Lender of any collateral or other security to the repayment of all or any portion of the unpaid principal balance of the Mortgage Loan prior to the Maturity Date in accordance with the Loan Documents shall be deemed to be a prepayment by Borrower. Any such prepayment shall require the payment to Lender by Borrower of the Prepayment Premium calculated on the amount being prepaid in accordance with this Loan Agreement.
(e)    Casualty and Condemnation.
Notwithstanding any provision of this Loan Agreement to the contrary, no Prepayment Premium shall be payable with respect to any prepayment occurring as a result of the application of any insurance proceeds or amounts received in connection with a Condemnation Action in accordance with this Loan Agreement.
(f)    No Effect on Payment Obligations.
Unless otherwise expressly provided in this Loan Agreement, any prepayment required by any Loan Document of less than the entire unpaid principal balance of the Mortgage Loan shall not extend or postpone the due date of any subsequent Monthly Debt Service Payments, Monthly

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Replacement Reserve Deposit, or other payment, or change the amount of any such payments or deposits.
(g)    Loss Resulting from Prepayment.
In any circumstance in which a Prepayment Premium is due under this Loan Agreement, Borrower acknowledges that:
(1)    any prepayment of the unpaid principal balance of the Mortgage Loan, whether voluntary or involuntary, or following the occurrence of an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional risk, expense, and frustration or impairment of Lender’s ability to meet its commitments to third parties;
(2)    it is extremely difficult and impractical to ascertain the extent of such losses, risks, and damages;
(3)    the formula for calculating the Prepayment Premium represents a reasonable estimate of the losses, risks, and damages Lender will incur as a result of a prepayment; and
(4)    the provisions regarding the Prepayment Premium contained in this Loan Agreement are a material part of the consideration for the Mortgage Loan, and that the terms of the Mortgage Loan are in other respects more favorable to Borrower as a result of Borrower’s voluntary agreement to such prepayment provisions.

ARTICLE 3 - PERSONAL LIABILITY
Section 3.01    Non-Recourse Mortgage Loan; Exceptions.
Except as otherwise provided in this Article 3 or in any other Loan Document, none of Borrower, or any director, officer, manager, member, partner, shareholder, trustee, trust beneficiary, or employee of Borrower, shall have personal liability under this Loan Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of such Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against Guarantor under any Loan Document.

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Section 3.02    Personal Liability of Borrower (Exceptions to Non-Recourse Provision).
(a)    Personal Liability Based on Lender’s Loss.
Borrower shall be personally liable to Lender for the repayment of the portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of, subject to any notice and cure period, if any:
(1)    failure to pay as directed by Lender upon demand after an Event of Default (to the extent actually received by Borrower or Affiliated Property Operator):
(A)    all Rents to which Lender is entitled under the Loan Documents; and
(B)    the amount of all security deposits then held or thereafter collected from tenants and not properly applied pursuant to the applicable Leases;
(2)    failure to maintain all insurance policies required by the Loan Documents, except to the extent Lender has the obligation to pay the premiums pursuant to Section 12.03(c);
(3)    failure to apply all insurance proceeds received by Borrower or Affiliated Property Operator or any amounts received by Borrower or Affiliated Property Operator in connection with a Condemnation Action, as required by the Loan Documents;
(4)    failure to comply with any provision of this Loan Agreement or any other Loan Document relating to the delivery of books and records, statements, schedules, and reports;
(5)    except to the extent directed otherwise by Lender pursuant to Section 3.02(a)(1), failure to apply Rents to the ordinary and necessary expenses of owning or operating, as applicable, the Mortgaged Property and Debt Service Amounts, as and when each is due and payable, except that Borrower will not be personally liable with respect to Rents that are distributed by Borrower in any calendar year if Borrower has paid all ordinary and necessary expenses of owning or operating, as applicable, the Mortgaged Property and Debt Service Amounts for such calendar year;
(6)    waste or abandonment of the Mortgaged Property;
(7)    grossly negligent or reckless unintentional material misrepresentation or omission by Borrower, Affiliated Property Operator, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder, or trustee of Borrower, Affiliated Property Operator, Guarantor, or Key Principal in connection with on-going financial or other reporting required by the Loan Documents, or any request for action or consent by Lender;

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(8)    failure to cause the renewal, continuation, extension, or maintenance of all Licenses or, if any Licenses are to be transferred to a transferee approved by Lender, failure to cause such Licenses to be transferred or reissued within the period of time required under applicable law and to provide to Lender written notice of such transfer including copies of the newly issued Licenses; or
(9)    revocation or termination without Lender’s consent of the standing instructions from Borrower or Property Operator to the depositary bank pursuant to any Depositary Agreement.
Notwithstanding the foregoing, Borrower shall not have personal liability under clauses (1), (3), or (5) above to the extent that Borrower lacks the legal right to direct the disbursement of the applicable funds due to an involuntary Bankruptcy Event that occurs without the consent, encouragement, or active participation of (A) Borrower, Affiliated Property Operator, Guarantor, or Key Principal, (B) any Person Controlling Borrower, Affiliated Property Operator, Guarantor, or Key Principal or (C) any Person Controlled by or under common Control with Borrower, Affiliated Property Operator, Guarantor, or Key Principal.
(b)    Full Personal Liability for Mortgage Loan.
Borrower shall be personally liable to Lender for the repayment of all of the Indebtedness, and the Mortgage Loan shall be fully recourse to Borrower, upon the occurrence of any of the following:
(1)    failure by Borrower to comply with the single-asset entity requirements of Section 4.02(d) of this Loan Agreement;
(2)    a Transfer (other than a conveyance of the Mortgaged Property at a Foreclosure Event pursuant to the Security Instrument and this Loan Agreement) that is not permitted under this Loan Agreement or any other Loan Document;
(3)    the occurrence of any Bankruptcy Event (other than an acknowledgement in writing as described in clause (b) of the definition of “Bankruptcy Event”); provided, however, in the event of an involuntary Bankruptcy Event, Borrower shall only be personally liable if such involuntary Bankruptcy Event occurs with the consent, encouragement, or active participation of (A) Borrower, Affiliated Property Operator, Guarantor, or Key Principal, (B) any Person Controlling Borrower, Affiliated Property Operator, Guarantor, or Key Principal, or (C) any Person Controlled by or under common Control with Borrower, Affiliated Property Operator, Guarantor, or Key Principal;
(4)    fraud, written material misrepresentation, or material omission by Borrower, Affiliated Property Operator, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder, or trustee of Borrower, Affiliated Property Operator, Guarantor, or Key Principal in connection with any application for or creation of the Indebtedness; or

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(5)    fraud, written intentional material misrepresentation, or intentional material omission by Borrower, Affiliated Property Operator, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder, or trustee of Borrower, Affiliated Property Operator, Guarantor, or Key Principal in connection with on-going financial or other reporting required by the Loan Documents, or any request for action or consent by Lender.
Section 3.03    Personal Liability for Indemnity Obligations.
Borrower shall be personally and fully liable to Lender for Borrower’s indemnity obligations under Section 13.01(e) of this Loan Agreement, the Environmental Indemnity Agreement, and any other express indemnity obligations provided by Borrower under any Loan Document. Borrower’s liability for such indemnity obligations shall not be limited by the amount of the Indebtedness, the repayment of the Indebtedness, or otherwise, provided that Borrower’s liability for such indemnities shall not include any loss caused by the gross negligence or willful misconduct of Lender as determined by a court of competent jurisdiction pursuant to a final non-appealable court order.
Section 3.04    Lender’s Right to Forego Rights Against Mortgaged Property.
To the extent that Borrower has personal liability under this Loan Agreement or any other Loan Document, Lender may exercise its rights against Borrower personally to the fullest extent permitted by applicable law without regard to whether Lender has exercised any rights against the Mortgaged Property, the UCC Collateral, or any other security, or pursued any rights against Guarantor, or pursued any other rights available to Lender under this Loan Agreement, any other Loan Document, or applicable law. For purposes of this Section 3.04 only, the term “Mortgaged Property” shall not include any funds that have been applied by Borrower or Property Operator as required or permitted by this Loan Agreement prior to the occurrence of an Event of Default, or that Borrower was unable to apply as required or permitted by this Loan Agreement because of a Bankruptcy Event. To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Article 3, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

ARTICLE 4     - BORROWER AND PROPERTY OPERATOR STATUS
Section 4.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 4.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Due Organization and Qualification.
Each of Borrower and Affiliated Property Operator is validly existing and qualified to transact business and is in good standing in the state in which it is formed or organized, the Property Jurisdiction, and in each other jurisdiction that qualification or good standing is required according

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to applicable law to conduct its business with respect to the Mortgaged Property and where the failure to be so qualified or in good standing would adversely affect (1) Borrower’s ownership or operation of the Mortgaged Property; (2) Affiliated Property Operator’s management, leasing, or operation (as applicable) of the Mortgaged Property; (3) validity or enforceability of, or the ability of Borrower to perform its obligations under, this Loan Agreement or any other Loan Document; or (4) validity or enforceability of, or the ability of Affiliated Property Operator to perform its obligations under, the Facility Operating Agreement.
(b)    Location.
Borrower’s General Business Address is Borrower’s principal place of business and principal office. Property Operator’s General Business Address is Property Operator’s principal place of business and principal office.
(c)    Power and Authority.
(1)    Borrower has the requisite power and authority:
(A)    to own the Mortgaged Property and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of its obligations under this Loan Agreement and under the other Loan Documents to which it is a party;
(B)    to execute and deliver this Loan Agreement and the other Loan Documents to which it is a party, and to carry out the transactions contemplated by this Loan Agreement and the other Loan Documents to which it is a party; and
(C)    to execute and deliver the Facility Operating Agreement and to carry out the transactions contemplated by the Facility Operating Agreement.
(2)    Affiliated Property Operator has the requisite power and authority:
(A)    to manage, lease, and operate (as applicable) the Mortgaged Property and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance or its obligations under the Facility Operating Agreement; and
(B)    to execute and deliver the Facility Operating Agreement, to carry out the transactions contemplated by the Facility Operating Agreement, and to facilitate Borrower’s compliance with the requirements of this Loan Agreement and the other Loan Documents.
(d)    Due Authorization.
(1)    The execution, delivery, and performance by Borrower of this Loan Agreement, the Facility Operating Agreement, and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of Borrower, and

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no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Borrower as a condition to the valid execution, delivery, and performance by Borrower of this Loan Agreement, the Facility Operating Agreement, or any of the other Loan Documents, except filings required to perfect and maintain the liens to be granted under the Loan Documents and routine filings to maintain the good standing and existence of Borrower.
(2)    The execution, delivery, and performance by Affiliated Property Operator of the Facility Operating Agreement and the SASA have been duly authorized by all necessary action and proceedings by or on behalf of Affiliated Property Operator, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Affiliated Property Operator as a condition to the valid execution, delivery, and performance by Affiliated Property Operator of the Facility Operating Agreement and the SASA, except filings required to perfect and maintain the liens to be granted under the SASA and routine filings to maintain the good standing and existence of Affiliated Property Operator.
(e)    Valid and Binding Obligations.
(1)    This Loan Agreement, the other Loan Documents, and the Facility Operating Agreement have been duly executed and delivered by Borrower and constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court.
(2)    The Facility Operating Agreement and the SASA have been duly executed and delivered by Affiliated Property Operator and constitute the legal, valid, and binding obligations of Affiliated Property Operator, enforceable against Affiliated Property Operator in accordance with their respective terms, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court.
(f)    Effect of Mortgage Loan on Borrower’s Financial Condition.
The Mortgage Loan will not render Borrower Insolvent, and the Facility Operating Agreement obligations will not render Affiliated Property Operator insolvent. Borrower has sufficient working capital, including proceeds from the Mortgage Loan, cash flow from the Mortgaged Property including the Facility Operating Agreement, or other sources, not only to adequately maintain the Mortgaged Property in accordance with the terms of the Loan Documents and the Facility Operating Agreement, but also to pay all of Borrower’s outstanding debts as they come due, including all Debt Service Amounts, exclusive of Borrower’s ability to refinance or pay in full the Mortgage Loan on the Maturity Date. In connection with the execution and delivery of this Loan Agreement and the other Loan Documents (and the delivery to, or for the benefit of, Lender of any collateral contemplated thereunder), and the incurrence by Borrower of the obligations under this Loan Agreement and the other Loan Documents, Borrower did not receive less than reasonably equivalent value in exchange for the incurrence of the obligations of Borrower under this Loan Agreement and the other Loan Documents. Affiliated Property Operator has sufficient

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	13
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working capital, including cash flow from the Mortgaged Property, or other resources, not only to maintain the Mortgaged Property in accordance with the terms of the Facility Operating Agreement, but also to pay the rents and other obligations under the Facility Operating Agreement, as well as other obligations under this Loan Agreement and the other Loan Documents that Borrower elects to pass through to Affiliated Property Operator pursuant to the terms of the Facility Operating Agreement.
(g)    Economic Sanctions, Anti-Money Laundering, and Anti-Corruption.
(1)    None of Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, nor to Borrower’s knowledge, any Person Controlling Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, nor any Person Controlled by Borrower, any Affiliated Property Operator, Guarantor, or Key Principal that also has a direct or indirect ownership interest in Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, is in violation of any applicable civil or criminal laws or regulations (including those requiring internal controls) intended to prohibit, prevent, or regulate money laundering, drug trafficking, terrorism, or corruption, of the United States and the jurisdiction where the Mortgaged Property is located or where the Person resides, is domiciled, or has its principal place of business.
(2)    None of Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, nor to Borrower’s knowledge, any Person Controlling Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, nor any Person Controlled by Borrower, any Affiliated Property Operator, Guarantor, or Key Principal that also has a direct or indirect ownership interest in Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, is a Person:
(A)    against whom proceedings are pending for any alleged violation of any laws described in Section 4.01(g)(1);
(B)    that has been convicted of any violation of, has been subject to civil penalties or economic sanctions pursuant to, or had any of its property seized or forfeited under, any laws described in Section 4.01(g)(1); or
(C)    with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is prohibited from transacting business of the type contemplated by this Loan Agreement and the other Loan Documents under any other applicable law.

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(3)    Borrower, any Affiliated Property Operator, Guarantor, and Key Principal are in compliance with all applicable economic sanctions laws administered by OFAC, the United States Department of State, or the United States Department of Commerce.
(h)    Borrower Single Asset Status.
Borrower:
(1)    does not own or lease any real property, personal property, or assets other than the Mortgaged Property;
(2)    does not own, operate, or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Mortgaged Property;
(3)    has no material financial obligation under or secured by any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, or other agreement or instrument to which Borrower is a party, or by which Borrower is otherwise bound, or to which the Mortgaged Property is subject or by which it is otherwise encumbered, other than:
(A)    Permitted Equipment Financing and unsecured trade payables incurred in the ordinary course of the operation of the Mortgaged Property (exclusive of amounts for rehabilitation, restoration, repairs, or replacements of the Mortgaged Property) that (i) are not evidenced by a promissory note, (ii) are payable within sixty (60) days of the date incurred, and (iii) as of the Effective Date, do not exceed, in the aggregate, four percent (4%) of the original principal balance of the Mortgage Loan;
(D)    if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and
(E)    obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents;
(4)    has maintained its financial statements, accounting records, and other partnership, real estate investment trust, limited liability company, or corporate documents, as the case may be, separate from those of any other Person (unless Borrower’s assets have been included in a consolidated financial statement prepared in accordance with generally accepted accounting principles);
(5)    has not commingled its assets or funds with those of any other Person, unless such assets or funds can easily be segregated and identified in the ordinary course of business from those of any other Person;

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(6)    has been adequately capitalized in light of its contemplated business operations;
(7)    has not assumed, guaranteed, or pledged its assets to secure the liabilities or obligations of any other Person (except in connection with the Mortgage Loan or other mortgage loans that have been paid in full or collaterally assigned to Lender, including in connection with any Consolidation, Extension and Modification Agreement or similar instrument), or held out its credit as being available to satisfy the obligations of any other Person;
(8)    has not made loans or advances to any other Person; and
(9)    has not entered into, and is not a party to, any transaction with any Borrower Affiliate, except in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.
(i)    No Bankruptcies or Judgments.
None of Borrower, Guarantor, Key Principal, or Property Operator nor to Borrower’s knowledge, any Person Controlling Borrower, Guarantor, Key Principal, or Property Operator nor any Person Controlled by Borrower, Guarantor, Key Principal, or Property Operator that also has a direct or indirect ownership interest in Borrower, Guarantor, Key Principal, or Property Operator, is currently:
(1)    the subject of or a party to any completed or pending bankruptcy, reorganization, including any receivership or other insolvency proceeding;
(2)    preparing or intending to be the subject of a Bankruptcy Event; or
(3)    the subject of any judgment unsatisfied of record or docketed in any court; or
(4)    Insolvent.
(j)    No Actions or Litigation.
(1)    There are no claims, actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending against or, to Borrower’s knowledge, threatened against or affecting Borrower, any Affiliated Property Operator, or the Mortgaged Property not otherwise covered by insurance (except claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be disclosed); and
(2)    there are no claims, actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower’s knowledge, threatened against or affecting any Affiliated Property Operator, Guarantor, or Key Principal, which

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claims, actions, suits, or proceedings, if adversely determined (individually or in the aggregate) reasonably would be expected to: (A) materially adversely affect the financial condition or business of Borrower, any Affiliated Property Operator, Guarantor, or Key Principal or the condition, operation, or ownership of the Mortgaged Property (except claims, actions, suits or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material), (B) result in the appointment of a receiver, trustee or other official that would exercise control over the Mortgaged Property and its management and operations, or (C) result in the revocation, transfer, surrender, suspension, or other impairment of the Licenses.
(k)    Payment of Taxes, Assessments, and Other Charges.
Borrower confirms that:
(1)    each of Borrower and Affiliated Property Operator has filed all federal, state, county, and municipal tax returns and reports required to have been filed by it;
(2)    each of Borrower and Affiliated Property Operator has paid, before any fine, penalty, interest, lien, or costs may be added thereto, all taxes, governmental charges, and assessments due and payable with respect to such returns and reports;
(3)    there is no controversy or objection pending, or to the knowledge of Borrower, threatened in respect of any tax returns of Borrower or Affiliated Property Operator; and
(4)    each of Borrower and Affiliated Property Operator has made adequate reserves on its books and records for all taxes that have accrued but which are not yet due and payable.
(l)    Not a Foreign Person.
Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.
(m)    ERISA.
Borrower represents and warrants that:
(1)    neither Borrower nor Affiliated Property Operator is an Employee Benefit Plan;
(2)    no asset of Borrower or Affiliated Property Operator constitutes “plan assets” (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation Section 2510.3‑101) of an Employee Benefit Plan;

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(3)    no asset of Borrower or Affiliated Property Operator is subject to any laws of any Governmental Authority governing the assets of an Employee Benefit Plan; and
(4)    none of Borrower, Affiliated Property Operator, or any ERISA Affiliate is subject to any obligation or liability with respect to any ERISA Plan.
(n)    Default Under Other Obligations.
(1)    The execution, delivery, and performance of the obligations imposed on Borrower under this Loan Agreement and the Loan Documents to which it is a party will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound, and the execution, delivery and performance of the obligations imposed on Affiliated Property Operator or Borrower under the Facility Operating Agreement will not cause Affiliated Property Operator or Borrower to be in default under the provisions of any agreement, judgment, or order to which Affiliated Property Operator or Borrower is a party or by which Affiliated Property Operator or Borrower is bound.
(2)    None of Borrower, Affiliated Property Operator, Guarantor, or Key Principal is in default under any obligation to Lender. There is no condition under the Facility Operating Agreement that would cause Borrower, Affiliated Property Operator, Guarantor, or Key Principal to be in default under any obligation to Lender.
(o)    Prohibited Person.
None of Borrower, Affiliated Property Operator, Guarantor, or Key Principal is a Prohibited Person, nor to Borrower’s knowledge, is any Person:
(1)    Controlling Borrower, Affiliated Property Operator, Guarantor, or Key Principal a Prohibited Person; or
(2)    Controlled by and having a direct or indirect ownership interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal a Prohibited Person.
(p)    No Contravention.
Neither the execution and delivery of the Facility Operating Agreement and this Loan Agreement and the other Loan Documents to which Borrower is a party, nor the fulfillment of or compliance with the terms and conditions of the Facility Operating Agreement and this Loan Agreement and the other Loan Documents to which Borrower or Affiliated Property Operator is a party, nor the performance of the obligations of Borrower or Affiliated Property Operator under the Facility Operating Agreement, this Loan Agreement, and the other Loan Documents does or will conflict with or result in any breach or violation of, or constitute a default under, any of the terms, conditions, or provisions of Borrower’s or Affiliated Property Operator’s organizational documents, or any indenture, existing agreement, or other instrument to which Borrower or Affiliated Property

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Operator is a party or to which Borrower, Affiliated Property Operator, or the Mortgaged Property, or other assets of Borrower or Affiliated Property Operator, are subject.
(q)    Lockbox Arrangement.
Neither Borrower nor Affiliated Property Operator (nor the direct or indirect owners of Borrower or Affiliated Property Operator) is party to any type of lockbox agreement or other similar cash management arrangement with any direct or indirect owner of Borrower or Affiliated Property Operator that has not been approved by Lender in writing. In the event that Lender has approved any such arrangement, Borrower and Affiliated Property Operator have, at Lender’s option, entered into a lockbox agreement or other similar cash management agreement with Lender in form and substance acceptable to Lender.
(r)    Licensing; Borrower/Property Operator Compliance with Laws.
(1)    Borrower (or the Property Operator, if applicable) is in all respects legally authorized to operate the Mortgaged Property as a Seniors Housing Facility under the applicable laws of the Property Jurisdiction. If required by applicable law, Borrower has, or the Property Operator, if applicable, has a current provider agreement (other than the Medicaid Provider Agreement covered by Section 6.01(g)) under any and all applicable federal, state, and local laws for reimbursement for providing housing or services to residents at the Mortgaged Property. There is no decision not to renew any provider agreement (including the Medicaid Provider Agreement covered by Section 6.01(g)) related to the Mortgaged Property, nor is there any action pending or threatened to impose alternative, interim, or final sanctions with respect to the Mortgaged Property.
(2)    Other than the Medicaid Provider Agreement covered by Section 6.01(g):
(A)    Borrower is not a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds; and
(B)    Property Operator is not a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds with respect to the Mortgaged Property.
(3)    Borrower has not received notice, and is not aware of any violation of applicable antitrust laws of any Governmental Authority.
(4)    Neither the execution and delivery of this Loan Agreement, the Note, the Security Instrument, the SASA, or the other Loan Documents, or the Facility Operating Agreement, Borrower’s performance under any of them, nor the recordation of the Security Instrument or any other Loan Document will adversely affect the Licenses.
(5)    In the event any existing Facility Operating Agreement is terminated or Lender acquires the Mortgaged Property through a Foreclosure Event, none of Borrower,

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Lender, any current or future Property Operator, or any subsequent purchaser must obtain a certificate of need from any applicable state health care regulatory authority or agency (other than giving such notice required under the applicable state law or regulation) prior to applying for any applicable License, provided that no service or unit complement is changed.
(6)    If Borrower or any Property Operator is a HIPAA Covered Entity or HIPAA Business Associate, such entity has developed and implemented appropriate administrative, technical and physical safeguards to protect the privacy and security of Protected Health Information (as that term is defined in HIPAA), and otherwise achieved substantial compliance with all applicable HIPAA requirements, including those concerning privacy, breach notification, security and electronic transaction standards.
Section 4.02    Covenants.
(a)    Maintenance of Existence; Organizational Documents.
Borrower and Affiliated Property Operator shall each maintain its existence, its entity status, franchises, rights, and privileges under the laws of the state of its formation or organization (as applicable). Borrower and Affiliated Property Operator shall each continue to be duly qualified and in good standing to transact business in each jurisdiction in which qualification or standing is required according to applicable law to conduct its business with respect to the Mortgaged Property and where the failure to do so would adversely affect Borrower’s or Affiliated Property Operator’s applicable ownership or operation of the Mortgaged Property or the validity, enforceability, or the ability of Borrower to perform its obligations under this Loan Agreement or any other Loan Document, or Affiliated Property Operator to perform its obligations under the Facility Operating Agreement. Neither Borrower nor any partner, member, manager, officer, or director of Borrower, nor Affiliated Property Operator nor any partner, member, manager, officer, or director of Affiliated Property Operator, shall:
(1)    make or allow any material change to the organizational documents or organizational structure of Borrower or Affiliated Property Operator, including changes relating to the Control of Borrower or Affiliated Property Operator, or
(2)    file any action, complaint, petition, or other claim to:
(A)    divide, partition, or otherwise compel the sale of the Mortgaged Property; or
(B)    otherwise change the Control of Borrower or Affiliated Property Operator.

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(b)    Economic Sanctions, Anti-Money Laundering, and Anti-Corruption.
(1)    Borrower, any Affiliated Property Operator, Guarantor, Key Principal, and any Person Controlling Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, or any Person Controlled by Borrower, any Affiliated Property Operator, Guarantor, or Key Principal that also has a direct or indirect ownership interest in Borrower, any Affiliated Property Operator, Guarantor, or Key Principal shall remain in compliance with any applicable civil or criminal laws or regulations (including those requiring internal controls) intended to prohibit, prevent, or regulate money laundering, drug trafficking, terrorism, or corruption, of the United States and the jurisdiction where the Mortgaged Property is located or where the Person resides, is domiciled, or has its principal place of business.
(2)    At no time shall Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, or any Person Controlling Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, or any Person Controlled by Borrower, any Affiliated Property Operator, Guarantor, or Key Principal that also has a direct or indirect ownership interest in Borrower, any Affiliated Property Operator, Guarantor, or Key Principal, be a Person:
(A)    against whom proceedings are pending for any alleged violation of any laws described in Section 4.02(b)(1);
(B)    that has been convicted of any violation of, has been subject to civil penalties or economic sanctions pursuant to, or had any of its property seized or forfeited under, any laws described in Section 4.02(b)(1); or
(C)    with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is prohibited from transacting business of the type contemplated by this Loan Agreement and the other Loan Documents under any other applicable law.
(3)    Borrower, any Affiliated Property Operator, Guarantor, and Key Principal shall at all times remain in compliance with any applicable economic sanctions laws administered by OFAC, the United States Department of State, or the United States Department of Commerce.
(c)    Payment of Taxes, Assessments, and Other Charges.
Borrower and Affiliated Property Operator shall each file all federal, state, county, and municipal tax returns and reports required to be filed by Borrower and Affiliated Property Operator, respectively, and shall pay, before any fine, penalty, interest, or cost may be added thereto, all taxes payable with respect to such returns and reports.

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(d)    Borrower Single Asset Status.
Until the Indebtedness is fully paid, Borrower:
(1)    shall not acquire or lease any real property, personal property, or assets other than the Mortgaged Property;
(2)    shall not acquire, own, operate, or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Mortgaged Property;
(3)    shall not commingle its assets or funds with those of any other Person, unless such assets or funds can easily be segregated and identified in the ordinary course of business from those of any other Person;
(4)    shall maintain its financial statements, accounting records, and other partnership, real estate investment trust, limited liability company, or corporate documents, as the case may be, separate from those of any other Person (unless Borrower’s assets are included in a consolidated financial statement prepared in accordance with generally accepted accounting principles);
(5)    shall have no material financial obligation under any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, or other agreement or instrument to which Borrower is a party or by which Borrower is otherwise bound, or to which the Mortgaged Property is subject or by which it is otherwise encumbered, other than:
(A)    Permitted Equipment Financing or unsecured trade payables incurred in the ordinary course of the operation of the Mortgaged Property (exclusive of amounts (i) to be paid out of the Replacement Reserve Account or Repairs Escrow Account, or (ii) for rehabilitation, restoration, repairs, or replacements of the Mortgaged Property or otherwise approved by Lender) so long as such trade payables (1) are not evidenced by a promissory note, (2) are payable within sixty (60) days of the date incurred, and (3) as of any date, do not exceed, in the aggregate, two percent (2%) of the original principal balance of the Mortgage Loan; provided, however, that otherwise compliant outstanding trade payables may exceed two percent (2%) up to an aggregate amount of four percent (4%) of the original principal balance of the Mortgage Loan for a period (beginning on or after the Effective Date) not to exceed ninety (90) consecutive days;
(B)    if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and
(C)    obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents;

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(6)    shall not assume, guaranty, or pledge its assets to secure the liabilities or obligations of any other Person (except in connection with the Mortgage Loan or other mortgage loans that have been paid in full or collaterally assigned to Lender, including in connection with any Consolidation, Extension and Modification Agreement or similar instrument) or hold out its credit as being available to satisfy the obligations of any other Person;
(7)    shall not make loans or advances to any other Person; or
(8)    shall not enter into, or become a party to, any transaction with any Borrower Affiliate, except in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.
(e)    ERISA.
Borrower covenants that:
(1)    no asset of Borrower shall constitute “plan assets” (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation Section 2510.3‑101) of an Employee Benefit Plan;
(2)    no asset of Borrower shall be subject to the laws of any Governmental Authority governing the assets of an Employee Benefit Plan; and
(3)    neither Borrower nor any ERISA Affiliate shall incur any obligation or liability with respect to any ERISA Plan.
(f)    Notice of Litigation or Insolvency.
Borrower shall give immediate written notice to Lender of any claims, actions, suits, or proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) by or before any Governmental Authority pending or, to Borrower’s knowledge, threatened against or affecting Borrower, any Property Operator, Guarantor, Key Principal, or the Mortgaged Property, which claims, actions, suits, or proceedings, if adversely determined reasonably would be expected to materially adversely affect the Licenses, the financial condition or business of Borrower, any Property Operator, Guarantor, or Key Principal, or the condition, operation, or ownership of the Mortgaged Property (including any claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).
(g)    Payment of Costs, Fees, and Expenses.
In addition to the payments specified in this Loan Agreement, Borrower shall pay, on demand, all of Lender’s out-of-pocket fees, costs, charges, or expenses (including the reasonable

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fees and expenses of attorneys, accountants, and other experts) incurred by Lender in connection with:
(1)    any amendment to, or consent, or waiver required under, this Loan Agreement, any of the Loan Documents, or the Facility Operating Agreement (whether or not any such amendments, consents, or waivers are entered into);
(2)    defending or participating in any litigation arising from actions by third parties and brought against or involving Lender with respect to:
(A)    the Mortgaged Property, including the Facility Operating Agreement;
(B)    any event, act, condition, or circumstance in connection with the Mortgaged Property; or
(C)    the relationship between or among Lender, Borrower, Property Operator, Key Principal, and Guarantor in connection with this Loan Agreement or any of the transactions contemplated by this Loan Agreement or the Facility Operating Agreement;
(3)    the administration or enforcement of, or preservation of rights or remedies under, this Loan Agreement or any other Loan Documents including or in connection with any litigation or appeals, any Foreclosure Event or other disposition of any collateral granted pursuant to the Loan Documents or collateral to which Lender acquires rights by virtue of the Facility Operating Agreement; and
(4)    any Bankruptcy Event or Guarantor Bankruptcy Event.
(h)    Restrictions on Distributions.
Neither Borrower nor Affiliated Property Operator shall declare or make any distributions or dividends of any nature to any Person having an ownership interest in Borrower or Affiliated Property Operator if an Event of Default has occurred and is continuing.
(i)    Lockbox Arrangement.
Neither Borrower nor Affiliated Property Operator (nor the direct or indirect owners of Borrower or Affiliated Property Operator) shall enter into any type of lockbox agreement or other similar cash management arrangement with any direct or indirect owner of Borrower or Affiliated Property Operator without the prior written consent of Lender. In the event that Lender issues such consent, Borrower and Affiliated Property Operator shall, at Lender’s option, be required to enter into a lockbox agreement or other similar cash management agreement with Lender in form and substance acceptable to Lender.

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(j)    Borrower/Property Operator Compliance with Laws.
(1)    If required by applicable law, Borrower shall at all times maintain a current provider agreement under any and all applicable federal, state, and local laws for reimbursement for providing housing or other services to residents at the Mortgaged Property.
(2)    Other than the Medicaid Provider Agreement covered by Section 6.02(g):
(A)    Borrower shall not participate in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds; and
(B)    Property Operator shall not participate in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds with respect to the Mortgaged Property.
(3)    Borrower shall provide Lender notice of any violation of applicable antitrust laws of any Governmental Authority.
(4)    If Borrower or any Property Operator is a HIPAA Covered Entity or HIPAA Business Associate, such entity shall develop and implement appropriate administrative, technical and physical safeguards to protect the privacy and security of Protected Health Information (as that term is defined in HIPAA), and otherwise achieve substantial compliance with all applicable HIPAA requirements, including those concerning privacy, breach notification, security, and electronic transaction standards.

ARTICLE 5     - THE MORTGAGE LOAN
Section 5.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 5.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Receipt and Review of Loan Documents.
Borrower has received and reviewed this Loan Agreement and all of the other Loan Documents.
(b)    No Default.
No default exists under any of the Loan Documents.

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(c)    No Defenses.
The Loan Documents are not currently subject to any right of rescission, set-off, counterclaim, or defense by either Borrower or Guarantor, including the defense of usury, and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim, or defense with respect thereto.
(d)    Loan Document Taxes.
All mortgage, mortgage and lease recording, stamp, intangible, or any other similar taxes required to be paid by any Person under applicable law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection, or enforcement of the Facility Operating Agreement or any of the Loan Documents, including the Security Instrument, have been paid or will be paid in the ordinary course of the closing of the Mortgage Loan.
Section 5.02    Covenants.
(a)    Ratification of Covenants; Estoppels; Certifications.
Borrower shall:
(16)    promptly notify Lender in writing upon any violation of any covenant set forth in any Loan Document of which Borrower has notice or knowledge; provided, however, any such written notice by Borrower to Lender shall not relieve Borrower of, or result in a waiver of, any obligation under this Loan Agreement or any other Loan Document; and
(17)    within ten (10) days after a request from Lender, provide a written statement, signed and acknowledged by Borrower, together with such corresponding certifications from Property Operator as Lender may request, certifying to Lender or any person designated by Lender, as of the date of such statement:
(A)    that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications);
(B)    the unpaid principal balance of the Mortgage Loan;
(C)    the date to which interest on the Mortgage Loan has been paid;
(D)    that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail);

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(E)    whether or not there are then-existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and
(F)    any additional facts reasonably requested in writing by Lender.
(b)    Further Assurances.
(1)    Other Documents As Lender May Require.
Within ten (10) days after request by Lender, Borrower shall, subject to Section 5.02(d) below, execute, acknowledge, and deliver, at its cost and expense, all further acts, deeds, conveyances, assignments, financing statements, transfers, documents, agreements, assurances, and such other instruments as Lender may reasonably require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Loan Agreement and the other Loan Documents.
(2)    Corrective Actions.
Within ten (10) days after request by Lender, Borrower shall provide, or cause to be provided, to Lender, at Borrower’s cost and expense, such further documentation or information reasonably deemed necessary or appropriate by Lender in the exercise of its rights under the related commitment letter between Borrower and Lender or to correct patent mistakes in the Loan Documents, the Title Policy, or the funding of the Mortgage Loan.
(c)    Sale of Mortgage Loan.
Borrower shall, subject to Section 5.02(d) below:
(1)    comply with the reasonable requirements of Lender or any Investor of the Mortgage Loan or provide, or cause to be provided, to Lender or any Investor of the Mortgage Loan within ten (10) days of the request, at Borrower’s cost and expense, such further documentation or information as Lender or Investor may reasonably require, in order to enable:
(A)    Lender to sell the Mortgage Loan to such Investor;
(B)    Lender to obtain a refund of any commitment fee from any such Investor; or
(C)    any such Investor to further sell or securitize the Mortgage Loan;

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(2)    ratify and affirm in writing the representations and warranties set forth in any Loan Document as of such date specified by Lender modified as necessary to reflect changes that have occurred subsequent to the Effective Date;
(11)    confirm that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail); and
(12)    execute and deliver to Lender and/or any Investor such other documentation, including any amendments, corrections, deletions, or additions to this Loan Agreement or other Loan Document(s) as is reasonably required by Lender or such Investor.
(d)    Limitations on Further Acts of Borrower.
Nothing in Section 5.02(b) and Section 5.02(c) shall require Borrower to do any further act that has the effect of:
(1)    changing the economic terms of the Mortgage Loan set forth in the related commitment letter between Borrower and Lender;
(2)    imposing on Borrower or Guarantor greater personal liability under the Loan Documents than that set forth in the related commitment letter between Borrower and Lender; or
(3)    materially changing the rights and obligations of Borrower or Guarantor under the commitment letter.
(e)    Financing Statements; Record Searches.
(1)    Borrower shall pay all costs and expenses associated with:
(A)    any filing or recording of any financing statements, including all continuation statements, termination statements, and amendments or any other filings related to security interests in or liens on collateral; and
(B)    any record searches for financing statements that Lender may require.
(2)    Borrower hereby authorizes Lender (and represents and warrants that the Facility Operating Agreement authorizes Borrower) to file any financing statements, continuation statements, termination statements, and amendments (including an “all assets” or “all personal property” collateral description or words of similar import) in form and substance as Lender may require in order to protect and preserve Lender’s lien priority and security interest in the Mortgaged Property (and to the extent Lender has filed any such

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financing statements, continuation statements, or amendments prior to the Effective Date, such filings by Lender are hereby authorized and ratified by Borrower, and are permitted under the terms of the Facility Operating Agreement).
(f)    Loan Document Taxes.
Borrower shall pay, on demand, any transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority in connection with the execution, delivery, recordation, filing, registration, perfection, or enforcement of any of the Loan Documents, the Facility Operating Agreement or the Mortgage Loan.

ARTICLE 6 - PROPERTY USE, PRESERVATION, AND MAINTENANCE
Section 6.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 6.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Mortgaged Property Compliance with Laws; Permits and Licenses.
(1)    To Borrower’s knowledge, all improvements to the Land and the use of the Mortgaged Property comply with all applicable laws, ordinances, statutes, rules, and regulations, including:
(A)    all applicable statutes, rules, and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, and rent control;
(B)    the applicable provisions of all laws, rules, regulations, and published interpretations thereof including all criteria established to classify the Mortgaged Property as housing for older persons under the Fair Housing Amendments Act of 1988 and the Housing for Older Persons Act of 1995 to which Borrower, Property Operator or the Mortgaged Property is subject; and
(C)    privacy, breach notification, security, and electronic transaction standards including those set forth in HIPAA; and
Borrower has no knowledge of any action or proceeding (or threatened action or proceeding) regarding noncompliance or nonconformity with any of the foregoing.
(2)    To Borrower’s knowledge, there is no evidence of any illegal activities on the Mortgaged Property.
(3)    To Borrower’s knowledge, no permits or approvals from any Governmental Authority, other than those previously obtained and furnished to Lender, are necessary for

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the commencement and completion of the Repairs or Replacements, as applicable, other than those permits or approvals which will be timely obtained in the ordinary course of business.
(4)    All required permits, licenses, and certificates to comply with all zoning and land use statutes, laws, ordinances, rules, and regulations, and all applicable health, fire, safety, and building codes, and for the lawful use and operation of the Mortgaged Property, including certificates of occupancy, apartment licenses, or the equivalent, have been obtained and are in full force and effect.
(5)    No portion of the Mortgaged Property has been purchased with the proceeds of any illegal activity.
(6)    To the extent required under applicable law for the Seniors Housing Facility Licensing Designation, the Mortgaged Property is duly licensed and such Licenses are in good standing and are in full force and effect.
(b)    Operating Documents; Contracts; Resident Records.
(1)    Each Facility Operating Agreement and each Contract is a valid and binding agreement enforceable against the parties in accordance with its terms and is in full force and effect.
(2)    No party is in default in performing any of its obligations under any Facility Operating Agreement or Contract.
(3)    Each Facility Operating Agreement and Contract is assignable and no previous assignment of Borrower’s interest in the Facility Operating Agreement or Contracts has been made. Borrower has entered into the Contracts previously identified to Lender for the provision of goods or services, at or otherwise in connection with the operation, use, or management of the Mortgaged Property.
(4)    All records pertaining to residents living at the Mortgaged Property are true and correct in all material respects.
(c)    Property Characteristics.
(1)    The Mortgaged Property contains at least:
(A)    the Property Square Footage;
(B)    the Total Parking Spaces; and
(C)    the Total Residential Units.

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(2)    No part of the Land is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lot or parcels for the Land.
(d)    Property Ownership.
The Mortgaged Property is owned by or leased to Borrower or Property Operator.
(e)    Condition of the Mortgaged Property.
(1)    Borrower has not made any claims, and to Borrower’s knowledge, no claims have been made, against any contractor, engineer, architect, or other party with respect to the construction or condition of the Mortgaged Property or the existence of any structural or other material defect therein; and
(2)    neither the Land nor the Improvements has sustained any damage other than damage which has been fully repaired, or is fully insured and is being repaired in the ordinary course of business.
(f)    Personal Property.
All Personal Property that is material to and is used in connection with the management, ownership, and operation of the Mortgaged Property is:
(1)    owned by Borrower (or, to the extent disclosed on the Exceptions to Representations and Warranties Schedule, leased by Borrower, other than as lessor pursuant to the Seniors Housing Facility Lease); or
(2)    as applicable, leased by Property Operator pursuant to the Seniors Housing Facility Lease.
(g)    Medicaid Provider Agreement Representations.
(1)    If neither Borrower nor any Property Operator is a Medicaid Participant as of the Effective Date, Borrower hereby confirms that neither Borrower nor Property Operator has entered into a Medicaid Provider Agreement with respect to the Mortgaged Property.
(2)    The following provisions apply if a Medicaid Provider Agreement is in place with respect to the Mortgaged Property:
(A)    Borrower has delivered to Lender a true and complete copy of the Medicaid Provider Agreement in place as of the Effective Date, together with any amendments and modifications thereto;

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(B)    the Medicaid Provider Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms and is in full force and effect;
(C)    to Borrower’s knowledge, neither Borrower, Property Operator nor a Governmental Authority or Managed Care Organization is in default under the Medicaid Provider Agreement nor does any state of facts exist that with the passage of time or the giving of notice, or both, could constitute a default under the Medicaid Provider Agreement;
(D)    neither Property Operator nor Borrower has received any notice from a Governmental Authority or Managed Care Organization, as applicable, to the effect that such Governmental Authority or Managed Care Organization, as applicable, intends to terminate its relationship or unilaterally modify any terms of the Medicaid Provider Agreement in effect as of the Effective Date, including the reduction of rates paid to Borrower or Property Operator for services provided under the Medicaid Provider Agreement;
(E)    as of the Effective Date, Borrower or Property Operator, as applicable, meets the provider standards, including all conditions for participation, as required by such Managed Care Organization or Governmental Authority;
(F)    if Borrower or any Property Operator is a Medicaid Participant as of the Effective Date with respect to the Mortgaged Property, Borrower hereby confirms that no more than twenty percent (20%) of the Mortgaged Property’s effective gross income is derived from funds paid to such Borrower or Property Operator by a Governmental Authority or a Managed Care Organization, as applicable, under a Medicaid Provider Agreement; and
(G)    neither Borrower nor any Property Operator has been excluded from participation in any Governmental Health Care Program with respect to the Mortgaged Property or any other property.
Section 6.02    Covenants
(a)    Use of Property.
From and after the Effective Date, Borrower shall not, unless required by applicable law or Governmental Authority:
(1)    change the use of all or any part of the Mortgaged Property, including any change in the unit or bed Acuity composition (provided that Borrower may effect an Allowed Change in Use so long as:
(A)    Borrower provides Lender written notice within thirty (30) days of such Allowed Change in Use; and

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(B)    all other terms, conditions, and covenants of the Loan Agreement are satisfied including covenants related to zoning, certificates of occupancy, Licenses and alterations to the Mortgaged Property);
(1)    convert any individual dwelling units or common areas to commercial use, or convert any common area or commercial use to individual dwelling units;
(2)    initiate or acquiesce in a change in the zoning classification of the Land;
(3)    establish any condominium or cooperative regime with respect to the Mortgaged Property;
(4)    subdivide the Land;
(5)    suffer, permit, or initiate the joint assessment of any Mortgaged Property with any other real property constituting a tax lot separate from such Mortgaged Property which could cause the part of the Land to be included or assessed under or as part of another tax lot or parcel, or any part of any other property to be included or assessed under or as part of the tax lot or parcels for the Land;
(6)    allow use or occupancy of the Mortgaged Property by tenants that do not meet the standards for a Seniors Housing Facility; or
(7)    accept tenants that require skilled nursing care or permit tenants requiring skilled nursing care to remain at the Mortgaged Property as a routine matter.
(b)    Property Maintenance.
Borrower shall:
(1)    pay the expenses of operating, managing, maintaining, and repairing the Mortgaged Property (including insurance premiums, utilities, Repairs, and Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added;
(2)    keep the Mortgaged Property in good repair and marketable condition (ordinary wear and tear excepted) (including the replacement of Personalty and Fixtures with items of equal or better function and quality) and subject to Section 9.03(b)(3) and Section 10.03(d) restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition or condition immediately prior to the damage (if improved after the Effective Date), whether or not any insurance proceeds or amounts received in connection with a Condemnation Action are available to cover any costs of such restoration or repair;
(3)    commence all Required Repairs, Additional Lender Repairs, and Additional Lender Replacements as follows:

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(A)    with respect to any Required Repairs, promptly following the Effective Date (subject to Force Majeure, if applicable), in accordance with the timelines set forth on the Required Repair Schedule, or if no timelines are provided, as soon as practical following the Effective Date;
(B)    with respect to Additional Lender Repairs, in the event that Lender determines that Additional Lender Repairs are necessary from time to time or pursuant to Section 6.03(c), promptly following Lender’s written notice of such Additional Lender Repairs (subject to Force Majeure, if applicable), commence any such Additional Lender Repairs in accordance with Lender’s timelines, or if no timelines are provided, as soon as practical;
(C)    with respect to Additional Lender Replacements, in the event that Lender determines that Additional Lender Replacements are necessary from time to time or pursuant to Section 6.03(c), promptly following Lender’s written notice of such Additional Lender Replacements (subject to Force Majeure, if applicable), commence any such Additional Lender Replacements in accordance with Lender’s timelines, or if no timelines are provided, as soon as practical;
(4)    make, construct, install, diligently perform, and complete all Replacements and Repairs:
(A)    in a good and workmanlike manner as soon as practicable following the commencement thereof, free and clear of any Liens, including mechanics’ or materialmen’s liens and encumbrances (except Permitted Encumbrances and mechanics’ or materialmen’s liens which attach automatically under the laws of any Governmental Authority upon the commencement of any work upon, or delivery of any materials to, the Mortgaged Property and for which Borrower is not delinquent in the payment for any such work or materials);
(B)    in accordance with all applicable laws, ordinances, rules, and regulations of any Governmental Authority, including applicable building codes, special use permits, and environmental regulations;
(C)    in accordance with all applicable insurance and bonding requirements; and
(D)    within all timeframes required by Lender, and Borrower acknowledges that it shall be an Event of Default if Borrower abandons or ceases work on any Repair at any time prior to the completion of the Repairs for a period of longer than twenty (20) days (except when Force Majeure exists and Borrower is diligently pursuing the reinstitution of such work, provided, however, any such abandonment or cessation shall not in any event allow the Repair to be completed after the Completion Period, subject to Force Majeure); and

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(5)    subject to the terms of Section 6.03(a) provide for professional operation and management of the Mortgaged Property as a Seniors Housing Facility either by Borrower or any Property Operator approved by Lender in writing;
(6)    give written notice to Lender of, and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security for the Mortgage Loan, or Lender’s rights under this Loan Agreement; and
(7)    upon Lender’s written request, submit to Lender any contracts or work orders described in Section 13.02(b).
(c)    Property Preservation.
Borrower shall:
(1)    not commit waste or abandon or (ordinary wear and tear excepted) permit impairment or deterioration of the Mortgaged Property;
(2)    subject to any Allowed Change in Use pursuant to Section 6.02(a) and except as otherwise permitted herein in connection with Repairs and Replacements, not remove, demolish, or alter the Mortgaged Property or any part of the Mortgaged Property (or permit any tenant or any other person to do the same) except in connection with the replacement of tangible Personalty or Fixtures (provided such Personalty and Fixtures are replaced with items of equal or better function and quality);
(3)    not engage in or knowingly permit, and shall take appropriate measures to prevent and abate or cease and desist, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Land or otherwise materially impair the lien created by the Security Instrument or Lender’s interest in the Mortgaged Property;
(4)    not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage required by this Loan Agreement; or
(5)    not subject the Mortgaged Property to any voluntary, elective, or non-compulsory tax lien or assessment (or opt in to any voluntary, elective, or non-compulsory special tax district or similar regime).
(d)    Property Inspections.
Borrower shall:
(1)    permit Lender, its agents, representatives, and designees to enter upon and inspect the Mortgaged Property (including in connection with any Replacement or Repair, or to conduct any Environmental Inspection pursuant to the Environmental Indemnity Agreement), and shall cooperate and provide access to all areas of the Mortgaged Property

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(subject to the rights of tenants under the Leases, other than the Property Operator under the Seniors Housing Facility Lease):
(A)    during normal business hours;
(B)    at such other reasonable time upon reasonable notice of not less than one (1) Business Day;
(C)    at any time when exigent circumstances exist; or
(D)    at any time after an Event of Default has occurred and is continuing; and
(2)    pay for reasonable costs or expenses incurred by Lender or its agents in connection with any such inspections.
(e)    Mortgaged Property Compliance with Laws.
Borrower shall:
(1)    comply with all laws, ordinances, statutes, rules, and regulations of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, statutes, rules and regulations, and covenants pertaining to construction of improvements on the Land, fair housing, and requirements for equal opportunity, anti-discrimination, and Leases;
(2)    procure and maintain all required permits, licenses, charters, registrations, and certificates necessary to comply with all zoning and land use statutes, laws, ordinances, rules and regulations, and all applicable health, fire, safety, and building codes and for the lawful use and operation of the Mortgaged Property, including certificates of occupancy, apartment licenses, or the equivalent;
(3)    comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits;
(4)    at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.02(e); and
(5)    promptly after Borrower’s or Property Operator’s receipt or notification thereof, provide Lender copies of any building code or zoning violation from any Governmental Authority with respect to the Mortgaged Property.

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(f)    Licensing.
(1)    Borrower (A) shall maintain and operate, or shall cause Property Operator, if applicable, to maintain and operate, the Mortgaged Property as a Seniors Housing Facility, (B) shall maintain, or shall cause Property Operator, if applicable, to maintain, in good standing all Licenses, (C) shall renew or extend, or shall cause Property Operator, if applicable, to renew and extend, all such required Licenses, and (D) shall not fail, nor allow the failure by Property Operator, if applicable, to take any action necessary to keep all such Licenses in good standing and full force and effect. Borrower will, or shall cause Property Operator, if applicable, to provide Lender written notice within five (5) days of Borrower’s or Property Operator’s receipt of any notice or order of a violation which may otherwise have an adverse impact on Borrower, Property Operator, or the Mortgaged Property, its operations, or its compliance with licensing and regulatory requirements.
(2)    If any License requirement is imposed upon the Mortgaged Property after the Effective Date, Borrower shall obtain, or shall cause the Property Operator, if applicable, to obtain, all Licenses and shall maintain, or shall cause the Property Operator, if applicable, to maintain, such Licenses in full force and effect. Borrower acknowledges and agrees that all such Licenses are subject to the terms of this Loan Agreement and the Loan Documents.
(3)    Without the prior written consent of Lender, Borrower shall not, and shall require Property Operator, if applicable, not to amend, modify, transfer, or otherwise change the Licenses.
(4)    Borrower shall promptly inform Lender in writing and shall cause Property Operator to promptly inform Lender in writing, if such party has actual knowledge of, and shall deliver to Lender copies of, (A) any written communications, complaints, orders, judgments, and other documents relating to the commencement of any litigation, rulemaking, or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a material adverse effect on the Mortgaged Property, or the Licenses, and (B) notice from any Governmental Authority having jurisdiction over Borrower or any Property Operator that (i) Borrower or Property Operator is being placed under regulatory supervision, (ii) any License related to the conduct of Borrower’s or Property Operator’s, if applicable, business or the Mortgaged Property is to be suspended or revoked, or (iii) Borrower or Property Operator is to cease and desist any practice, procedure, or policy employed by Borrower or Property Operator in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a material adverse effect on the Mortgaged Property, or the Licenses.
(g)    Medicaid Provider Agreement.
(1)    If neither Borrower nor any Property Operator is a Medicaid Participant as of the Effective Date, Borrower shall notify Lender in writing thirty (30) days prior to Borrower’s or any Property Operator’s submission of its request to enter into a Medicaid

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Provider Agreement, and will provide Lender with copies of all correspondence and documentation received from the Governmental Authority or the Managed Care Organization concerning its submission. In the event Borrower or any Property Operator becomes a Medicaid Participant with respect to the Mortgaged Property, Borrower and such Property Operator shall execute the form of Medicaid reserve agreement and Depositary Agreement as Lender may require.
(2)    The following provisions apply if a Medicaid Provider Agreement is in place as of the Effective Date or entered into at any time during the Term of the Mortgage Loan:
(A)    Borrower and Property Operator shall comply with the terms and conditions of the Medicaid Provider Agreement and shall enforce the obligations of each Managed Care Organization or Governmental Authority under the applicable Medicaid Provider Agreement;
(B)    Borrower and Property Operator shall maintain their respective compliance with the provider standards, including all conditions for participation, as required by the Managed Care Organization or the Governmental Authority, as applicable;
(C)    Borrower or Property Operator, as applicable, shall not permit or allow more than twenty percent (20%) of the Mortgaged Property’s effective gross income to be derived from funds paid to Borrower or Property Operator by a Governmental Authority or a Managed Care Organization, as applicable, under a Medicaid Provider Agreement. Notwithstanding the foregoing, if Borrower or any Property Operator is a Medicaid Participant with respect to the Mortgaged Property, and if by reason of applicable law or regulation more than twenty percent (20%) of effective gross income is derived from funds paid to such Borrower or Property Operator by a Governmental Authority or a Managed Care Organization, Borrower and Property Operator shall take in a diligent and expeditious manner all reasonable steps necessary to comply with the preceding sentence to the extent permissible by applicable law or regulation;
(D)    without the prior written consent of Lender, Borrower and Property Operator shall not:
(i)    amend or otherwise modify the then-current Medicaid Provider Agreement;
(ii)    terminate the then-current Medicaid Provider Agreement;
(iii)    waive a default under the then-current Medicaid Provider Agreement; or

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(iv)    enter into a new Medicaid Provider Agreement or renew or replace an existing Medicaid Provider Agreement; and
(E)    within five (5) days after Borrower’s or any Property Operator’s receipt thereof, Borrower shall give Lender written notice of any notice or information received by Borrower or any Property Operator that indicates that:
(i)    either Borrower or any Property Operator is in default under the terms of the Medicaid Provider Agreement;
(ii)    the applicable Governmental Authority or Managed Care Organization intends to amend, modify, or terminate the Medicaid Provider Agreement;
(iii)    Borrower or Property Operator has ceased to meet the provider standards required by the applicable Governmental Authority or Managed Care Organization;
(iv)    Borrower or Property Operator has received notice from any Governmental Authority or Managed Care Organization that the rates for services provided under the then-current Medicaid Provider Agreement will be adjusted; or
(v)    either Borrower or any Property Operator has been excluded from participation in any Governmental Health Care Program with respect to the Mortgaged Property or any other property.
(h)    Facility Operating Agreement.
(1)    The provisions of this Section 6.02(h)(1) apply to all Facility Operating Agreements other than a Seniors Housing Facility Lease and to all Property Operators other than a Property Operator under a Seniors Housing Facility Lease. Borrower shall comply with and shall enforce the obligations of each Property Operator under each Facility Operating Agreement. Without the prior written consent of Lender, Borrower shall not:
(A)    modify, amend, supplement, or restate any Facility Operating Agreement;
(B)    waive a default under any Facility Operating Agreement;
(C)    waive any of Borrower’s rights or fail to diligently pursue Borrower’s remedies under the Facility Operating Agreement;
(D)    add or release a property to or from any Facility Operating Agreement; or

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(E)    violate the provisions of Section 11.02(b)(3).
(2)    Within five (5) days of Borrower’s receipt or delivery (or any Property Operator’s receipt), Borrower shall provide Lender written notice of any notice or information received by Borrower or any Property Operator that indicates either Borrower or any Property Operator is (A) in default under the terms of any Facility Operating Agreement, (B) amending, modifying, or terminating any Facility Operating Agreement, or (C) otherwise discontinuing its operation and management of the Mortgaged Property.
(3)    After Borrower receives notice (or otherwise has actual knowledge) of an Event of Default under the Loan Documents, it will not make any payment of fees under or pursuant to the Facility Operating Agreement without Lender’s prior written consent.
(4)    Borrower shall cause each Property Operator, where applicable, to comply with the terms, conditions, provisions, requirements, and affirmative and negative covenants of this Loan Agreement relating to the use and operation of the Mortgaged Property, including all terms, conditions, provisions, requirements, and affirmative and negative covenants set forth in this Loan Agreement applicable to the organization, existence, and good standing of Property Operator necessary for the use and operation of the Mortgaged Property.
(i)    Change in Property Operator.
Each Property Operator and each Facility Operating Agreement must be approved in writing in advance by Lender. Borrower shall not remove or permit or suffer the removal of any Property Operator without the prior written consent of Lender and unless and until Lender has approved in writing a replacement Property Operator. Each Facility Operating Agreement or other similar agreement between Borrower and a new Property Operator must be approved in writing in advance by Lender, and Borrower and the new Property Operator must execute and deliver to Lender a SASA in form required by Lender, subject to the provisions of Section 6.03(a). Borrower shall notify Lender in writing of any name change of an Affiliated Property Operator or any change in an Affiliated Property Operator’s place of incorporation or organization. Borrower agrees that Lender shall have the right to remove any Property Operator at any time if an Event of Default has occurred and is continuing, subject to the provisions of the SASA.
(j)    Contracts.
Borrower may in the future enter into Contracts for the provision of additional goods or services at or otherwise in connection with the operation, use, or management of the Mortgaged Property. Borrower absolutely and unconditionally pledges, grants a security interest in, and assigns to Lender all of Borrower’s right, title, and interest in, to, and under the Contracts, including Borrower’s right, power, and authority to modify the terms of, extend, or terminate any such Contract. Until Lender gives notice to Borrower of Lender’s exercise of its rights under this Loan

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Agreement, Borrower shall have all right, power, and authority granted to Borrower under any Contract (except as otherwise limited by this subsection or any other provision of this Loan Agreement), including the right, power, and authority to modify the terms of any Contract or extend or terminate any Contract. If an Event of Default has occurred and is continuing, and at the option of Lender, the permission given to Borrower pursuant to the preceding sentence to exercise all right, power, and authority under Contracts shall terminate. Upon Lender’s delivery of notice to Borrower of an Event of Default, Lender shall immediately have all right, power, and authority granted to Borrower under any Contract, including the right, power, and authority to modify the terms of, extend, or terminate any such Contract. Borrower shall fully perform all of its obligations under the Contracts, and Borrower agrees not to assign, sell, pledge, transfer, mortgage, or otherwise encumber its interests in any of the Contracts without the prior written approval of Lender. Each Contract entered into by Borrower subsequent to the date hereof, the average annual consideration of which, directly or indirectly, is at least $50,000, shall provide: o that it shall be terminable for cause, and o that it shall be terminable, at Lender’s option, upon the occurrence of an Event of Default.
(k)    Expansion Project.
Notwithstanding anything in this Loan Agreement to the contrary, Borrower shall have the one time right during the term of the Mortgage Loan to perform an Expansion Project (as defined on Exhibit B attached hereto) in accordance with the requirements set forth on Exhibit B attached hereto.
Section 6.03    Mortgage Loan Administration Matters Regarding the Property.
(a)    Property Management.
If, in connection with the making of the Mortgage Loan, or at any later date, Lender waives in writing the requirement for a written contract for the operation or management of the Mortgaged Property, and Borrower later elects to enter into a written contract or change the operation or management of the Mortgaged Property, such new Property Operator and any Facility Operating Agreement must be approved by Lender. As a condition to any approval by Lender, Borrower and such new Property Operator shall enter into a SASA.
(b)    Subordination of Fees by Property Operator.
All fees due to an Affiliated Property Operator in connection with the operation and management of the Mortgaged Property shall be subordinated in right to the prior payment in full of the Indebtedness. All fees due to a non-Affiliated Property Operator in connection with the operation and management of the Mortgaged Property shall be subordinated in right of payment to the prior payment in full of monthly debt service and funding of escrows and reserves as required under the Mortgage Loan Documents, and the payment of all operating expenses and capital expenditures incurred in connection with the operation and management of the Mortgaged Property.

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(c)    Property Condition Assessment.
If, in connection with any inspection of the Mortgaged Property, Lender determines that the condition of the Mortgaged Property has deteriorated (ordinary wear and tear excepted) since the Effective Date, Lender may obtain, at Borrower’s expense, a property condition assessment of the Mortgaged Property. Lender’s right to obtain a property condition assessment pursuant to this Section 6.03(c) shall be in addition to any other rights available to Lender under this Loan Agreement in connection with any such deterioration. Any such inspection or property condition assessment may result in Lender requiring Additional Lender Repairs or Additional Lender Replacements as further described in Section 13.02(a)(9)(B).

ARTICLE 7 - LEASES AND RENTS
Section 7.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 7.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Prior Assignment of Rents.
Borrower has not executed any:
(1)    prior assignment of Rents (other than an assignment of Rents securing prior indebtedness that has been paid off and discharged or will be paid off and discharged with the proceeds of the Mortgage Loan); or
(2)    instrument which would prevent Lender from exercising its rights under this Loan Agreement, the Security Instrument, or the SASA.
(b)    Prepaid Rents.
Borrower has not accepted, and does not expect to receive prepayment of, any Rents for one (1) month for the Seniors Housing Facility Lease or more than two (2) months under any other Lease prior to the due dates of such Rents.
(c)    Seniors Housing Facility Lease.
(1)    The Seniors Housing Facility Lease is in full force and effect and there is neither a default thereunder nor any condition that, with the passage of time or the giving of notice, or both, would constitute a default thereunder. No right or claim of rescission, offset, abatement, diminution, defense, or counterclaim has been asserted with respect to

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the Seniors Housing Facility Lease, and there is no existing condition that, with the passage of time or giving of notice, or both, would result in a right or claim of rescission, offset, abatement, diminution, defense, or counterclaim under the terms and provisions of the Seniors Housing Facility Lease. Borrower has performed and discharged all of the obligations on the part of Borrower to be performed and discharged pursuant to the terms set forth in the Seniors Housing Facility Lease.
(2)    The Seniors Housing Facility Lease has not been modified, amended or supplemented by either party thereto. The Property Operator has not been released, in whole or in part, from any of its obligations under the Seniors Housing Facility Lease. There has been no prior sale, transfer, assignment, hypothecation, or pledge of the Seniors Housing Facility Lease (other than in connection with the Loan Documents) that is outstanding.
(3)    The Seniors Housing Facility Lease has an original term ending on or after the date ninety (90) days after the Maturity Date. Absent Lender’s direction, the Property Operator cannot terminate the Seniors Housing Facility Lease for any reason prior to the payment in full of the Indebtedness.
(4)    There is no free rent, partial rent or rebate of rent required to be given by Borrower to Property Operator under the Seniors Housing Facility Lease. The Seniors Housing Facility Lease does not permit Property Operator to accept, and Property Operator has not accepted, prepayment of Rents more than two (2) months in advance (and Borrower has not accepted prepayment of Rents more than one (1) month in advance with respect to the Seniors Housing Facility Lease). Each payment due under the Seniors Housing Facility Lease is sufficient to pay the Debt Service Amounts (including Monthly Debt Service Payments, Taxes, Impositions, and any Replacement Reserve Deposits) in full on or prior to the due date thereof (without giving effect to any applicable grace periods) currently and throughout the term of the Mortgage Loan. Payments due under the Seniors Housing Facility Lease are payable without notice or demand, and without setoff, recoupment, abatement, or reduction.
(5)    Property Operator has no right or option pursuant to the Seniors Housing Facility Lease or otherwise to purchase all or any part of the Mortgaged Property, the leased premises or the building of which the leased premises are a part.
(6)    The Seniors Housing Facility Lease contains customary and enforceable provisions that render the rights and remedies of Borrower adequate for the enforcement and satisfaction of the Borrower’s rights thereunder.
(7)    Borrower represents and warrants that it is the express intent of Borrower and Property Operator that the Seniors Housing Facility Lease constitute a lease under applicable real property laws and laws governing bankruptcy, insolvency, and creditors’ rights generally, and that the sole interest of Property Operator in the Mortgaged Property is as a tenant under the Seniors Housing Facility Lease. The Seniors Housing Facility Lease is not intended to be deemed a guaranty.

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Section 7.02    Covenants.
(a)    Leases.
Borrower shall:
(1)    comply with and observe all landlord obligations under all Leases, including landlord’s obligations pertaining to the maintenance and disposition of any tenant security deposits or any other refundable fees including entrance fees or community fees;
(2)    surrender possession of the Mortgaged Property, including all Leases and all security deposits and prepaid Rents, immediately upon appointment of a receiver or Lender’s entry upon and taking of possession and control of the Mortgaged Property, as applicable;
(3)    require that all Residential Leases have initial lease terms of not less than six (6) months and not more than twenty-four (24) months (however, if customary in the applicable market for properties comparable to the Mortgaged Property, Residential Leases with terms of less than six (6) months (but in no case less than one (1) month) may be permitted with Lender’s prior written consent; provided further, where required by Applicable Law, Residential Leases with terms of less than six (6) months (but in no case less than one (1) month) shall be permitted without Lender’s consent so long as Borrower promptly notifies Lender of such requirement); and
(4)    promptly provide Lender a copy of any non-Residential Lease at the time such Lease is executed (subject to Lender’s consent rights for Material Commercial Leases in Section 7.02(b) and subject to Lender’s consent rights for the Seniors Housing Facility Lease pursuant to Section 6.02(i) and the SASA), and, upon Lender’s written request, promptly provide Lender a copy of any Residential Lease then in effect.
(b)    Commercial Leases.
(1)    With respect to Material Commercial Leases, Borrower shall not:
(A)    enter into any Material Commercial Lease except with the prior written consent of Lender; or
(B)    modify the terms of, extend, or terminate any Material Commercial Lease (including any Material Commercial Lease in existence on the Effective Date) without the prior written consent of Lender.
(2)    With respect to any non-Material Commercial Lease, Borrower shall not:
(A)    enter into any non-Material Commercial Lease that materially alters the use and type of operation of the premises subject to the Lease in effect as of the

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Effective Date or reduces the number or size of residential units at the Mortgaged Property; or
(B)    modify the terms of any non-Material Commercial Lease (including any non-Material Commercial Lease in existence on the Effective Date) in any way that materially alters the use and type of operation of the premises subject to such non-Material Commercial Lease in effect as of the Effective Date, reduces the number or size of residential units at the Mortgaged Property, or results in such non-Material Commercial Lease being deemed a Material Commercial Lease.
(3)    With respect to any Material Commercial Lease or non-Material Commercial Lease, Borrower shall cause the applicable tenant to provide within ten (10) days after a request by Borrower, a certificate of estoppel, or if not provided by tenant within such ten (10) day period, Borrower shall provide such certificate of estoppel, certifying:
(A)    that such Material Commercial Lease or non-Material Commercial Lease is unmodified and in full force and effect (or if there have been modifications, that such Material Commercial Lease or non-Material Commercial Lease is in full force and effect as modified and stating the modifications);
(B)    the term of the Lease including any extensions thereto;
(C)    the dates to which the Rent and any other charges hereunder have been paid by tenant;
(D)    the amount of any security deposit delivered to Borrower as landlord;
(E)    whether or not Borrower is in default (or whether any event or condition exists which, with the passage of time, would constitute an event of default) under such Lease;
(F)    the address to which notices to tenant should be sent; and
(G)    any other information as may be reasonably required by Lender.
(c)    Payment of Rents.
Borrower shall:
(1)    pay to Lender upon demand all Rents after an Event of Default has occurred and is continuing;

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(2)    cooperate with Lender’s efforts in connection with the assignment of Rents set forth in the Security Instrument and the SASA; and
(3)    not accept prepayment of Rent for one (1) month for the Seniors Housing Facility Lease or more than two (2) months under any other Lease (whether a Residential Lease or a non-Residential Lease).
(d)    Assignment of Rents.
Borrower shall not:
(1)    perform any acts nor execute any instrument that would prevent Lender from exercising its rights under the assignment of Rents granted in the Security Instrument, the SASA, or in any other Loan Document; nor
(2)    interfere with Lender’s collection of such Rents.
(e)    Further Assignments of Leases and Rents.
Borrower shall execute and deliver any further assignments of Leases and Rents as Lender may reasonably require, and shall require Property Operator to execute and deliver any corresponding assignments in support thereof.
(f)    Options to Purchase by Tenants.
No Lease (whether a Residential Lease or a non-Residential Lease) shall contain an option to purchase, right of first refusal to purchase or right of first offer to purchase, except as set forth in the SASA or except as required by applicable law.
(g)    Special Covenants Regarding Seniors Housing Facility Lease.
(1)    Seniors Housing Facility Lease.
(A)    Borrower shall:
(i)    at all times fully perform, observe, and comply with all terms, covenants, and conditions of the Seniors Housing Facility Lease to be performed, observed, or complied with by Borrower as lessor under the Seniors Housing Facility Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;
(ii)    deliver to Lender, within five (5) days after Borrower’s receipt, a true and correct copy of each written notice, demand, complaint, or request from Property Operator under, or with respect to, the Seniors Housing Facility Lease;

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(iii)    simultaneously deliver to Lender a true and correct copy of each written notice, demand, complaint, or request that Borrower sends to Property Operator under, or with respect to, the Seniors Housing Facility Lease;
(iv)    to the extent not otherwise covered in Article 8 of this Loan Agreement, upon written request from Lender, deliver to Lender a copy of all business plans received by Borrower and any other information reasonably requested by Lender;
(v)    enforce the terms, covenants and conditions contained in the Seniors Housing Facility Lease; and
(vi)    provide Property Operator with written notice of any changes to Monthly Debt Service Payments, Imposition Deposits, Monthly Replacement Reserve Deposits, or any other amounts due under the Loan Documents.
(B)    Borrower shall not:
(i)    modify, amend, supplement, or restate the Seniors Housing Facility Lease either orally or in writing;
(ii)    waive a default under the Seniors Housing Facility Lease;
(iii)    waive any of Borrower’s rights or fail to diligently pursue Borrower’s remedies under the Seniors Housing Facility Lease;
(iv)    add or release a property to or from any Seniors Housing Facility Lease; or
(v)    violate the provisions of Section 11.02(b)(3).
If, pursuant to the Seniors Housing Facility Lease, Property Operator requests (1) the consent of Borrower (in its capacity as lessor under the Seniors Housing Facility Lease) or Borrower’s designee to any matter as to which, pursuant to the Seniors Housing Facility Lease, Borrower has discretion as to whether or not to grant its consent, (2) a waiver of any covenant or obligation of Property Operator under the Seniors Housing Facility Lease, or (3) a modification of the terms of the Seniors Housing Facility Lease (any of the foregoing, a “Seniors Housing Facility Lease Request”), Borrower shall give Lender prompt written notice of such Seniors Housing Facility Lease Request (together with such supporting information as may reasonably be required to consider such Seniors Housing Facility Lease Request, and such other information as Lender may reasonably request). Borrower shall not approve or consent to any Seniors Housing Facility Lease Request unless Lender

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has approved and consented in writing to such Seniors Housing Facility Lease Request.
(C)    The Seniors Housing Facility Lease shall:
(i)    pursuant to the SASA, be subject and subordinate in all respects to the liens, terms, covenants and conditions of the Security Instrument and the other Loan Documents, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances which may hereafter be made pursuant to the Note, this Loan Agreement, the Security Instrument and the other Loan Documents (including all sums advanced for the purposes of (1) protecting or further securing the lien of the Security Instrument, curing defaults by Borrower under the Loan Documents, or for any other purposes expressly permitted by this Loan Agreement, the Security Instrument or the other Loan Documents, or (2) constructing, renovating, repairing, furnishing, fixturing, or equipping the Mortgaged Property); and
(ii)    provide that, in the event it shall be determined that the Seniors Housing Facility Lease is not a lease under applicable real property laws or under laws governing bankruptcy, insolvency, and creditors’ rights generally, and that the interest of Property Operator in the Mortgaged Property is other than that of tenant under the Seniors Housing Facility Lease, then the Property Operator’s interest in the Mortgaged Property, however characterized, shall continue to be subject and subordinate to the lien, terms, and conditions of the Security Instrument, and Borrower’s fee interest in the Mortgaged Property, on all the same terms and conditions as contained in the Seniors Housing Facility Lease as of the Effective Date.
(D)    The Seniors Housing Facility Lease shall provide that Borrower shall continue to have complete access throughout the Loan Term to the organizational, financial, and operational information and documentation of Property Operator in every respect as it relates to the Mortgage Loan, the Mortgaged Property, and the Seniors Housing Facility Lease (collectively, the “Property Operator Business Information”). Borrower shall continue to be fully informed regarding the Property Operator Business Information to the same extent as if Borrower were the day-to-day operator of the Mortgaged Property and the business activities thereon.
(2)    Seniors Housing Facility Lease Estoppel.
With respect to any Seniors Housing Facility Lease, Borrower shall cause Property Operator to provide as of the Effective Date (and, after the Effective Date, within ten (10) days after a request by Borrower), an Operator Estoppel

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Certificate, or if not provided by Property Operator within such ten (10) day period, Borrower shall provide a certificate of estoppel (and the Seniors Housing Facility Lease shall so empower Borrower as Property Operator’s attorney-in-fact) substantially in the form of the Operator Estoppel Certificate.
(3)    All Representations and Covenants Deemed Borrower Responsibility.
(A)    Any act, action, term, condition, provision, requirement, or covenant required to be performed, or prohibited from being performed, by Borrower under the Loan Documents including with respect to
(i)    the use, management or operation of the Mortgaged Property, including any licensing, repair, reporting, or insurance requirements, and
(ii)    the organization, existence, good standing or other entity-level requirements, shall be interpreted as requiring Borrower either to perform such act or action directly or to cause Property Operator, a property manager or other appropriate agent to perform such act or action. Any right or privilege assigned or delegated by Borrower or Property Operator to any other Person shall be construed as being accompanied by each relevant obligation or restriction set forth in the Loan Documents or the Seniors Housing Facility Lease, as applicable.
(B)    In each instance that Borrower makes, or in the future renews or is deemed to renew, a representation, warranty, or covenant in this Loan Agreement or the other Loan Documents regarding the condition, knowledge, acts, or omissions of Property Operator or any Property Operator Business Information, or the condition of the Mortgaged Property, Borrower does and shall do so with full knowledge, after due inquiry (including the due inquiry of and by Guarantor), of such information. Any reporting or compliance delay caused by Property Operator or Guarantor shall not excuse Borrower’s timely performance of the terms of this Loan Agreement or the other Loan Documents. Borrower acknowledges and agrees that Borrower’s reliance upon incorrect or incomplete information received from Property Operator or Guarantor and the reporting of the same to Lender, whether or not Borrower had actual knowledge that such information was incorrect or incomplete and whether or not Borrower is otherwise in violation of the terms of this Loan Agreement, shall not be (and none of Borrower, Property Operator, Guarantor, nor Key Principal shall assert) a defense to Lender’s determination that an Event of Default has occurred or that Borrower (or Guarantor) has incurred personal liability as set forth in Article 3 of this Loan Agreement.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	49
Article 7	08-14	© 2014 Fannie Mae

Section 7.03    Mortgage Loan Administration Regarding Leases and Rents.
(a)    Material Commercial Lease Requirements.
Each Material Commercial Lease, including any renewal or extension of any Material Commercial Lease in existence as of the Effective Date, shall provide, directly or pursuant to a subordination, non-disturbance and attornment agreement approved by Lender, that:
(1)    the tenant shall, upon written notice from Lender after the occurrence of an Event of Default, pay all Rents payable under such Lease to Lender;
(2)    such Lease and all rights of the tenant thereunder are expressly subordinate to the lien of the Security Instrument;
(3)    the tenant shall attorn to Lender and any purchaser at a Foreclosure Event (such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a Foreclosure Event or by Lender in any manner);
(4)    the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a Foreclosure Event may from time to time request; and
(5)    such Lease shall not terminate as a result of a Foreclosure Event unless Lender or any other purchaser at such Foreclosure Event affirmatively elects to terminate such Lease pursuant to the terms of the subordination, non-disturbance and attornment agreement.
(b)    Residential Lease Form.
All Residential Leases entered into from and after the Effective Date shall be on forms approved by Lender. Any Lease entered into by Property Operator will be subject and subordinate to the Seniors Housing Facility Lease and will not relieve the Property Operator of its obligations under the Seniors Housing Facility Lease.
(c)    Seniors Housing Facility Lease Structure Consideration.
The agreements set forth in this Loan Agreement constitute a material portion of the consideration for Lender agreeing to make the Mortgage Loan and permit the Seniors Housing Facility Lease operating structure described in the Seniors Housing Facility Lease.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	50
Article 7	08-14	© 2014 Fannie Mae

ARTICLE 8 - BOOKS AND RECORDS; FINANCIAL REPORTING
Section 8.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 8.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Financial Information.
All financial statements and data, including statements of cash flow and income and operating expenses, that have been delivered to Lender in respect of the Mortgaged Property:
(1)    are true, complete, and correct in all material respects; and
(2)    accurately represent the financial condition of the Mortgaged Property as of such date.
(b)    No Change in Facts or Circumstances.
All information in the Loan Application and in all financial statements, rent rolls, reports, certificates, and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.
Section 8.02    Covenants.
(a)    Obligation to Maintain Accurate Books and Records.
Borrower shall keep and maintain at all times at the Mortgaged Property, the property management agent’s offices, Borrower’s General Business Address, or Property Operator’s General Business Address, as applicable, and, upon Lender’s written request, shall make available to Lender at the Land:
(1)    complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property; and
(2)    copies of all written contracts, Leases, and other instruments that affect Borrower, Property Operator, or the Mortgaged Property.
(b)    Items to Furnish to Lender.
Subject to Privacy Laws, Borrower shall furnish to Lender the following, certified as true, complete, and accurate, in all material respects, by an individual having authority to bind Borrower (or Guarantor, as applicable), in such form and with such detail as Lender reasonably requires:

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	51
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(1)    within forty-five (45) days after the end of each calendar quarter, a statement of income and expenses for Borrower and each Property Operator (in connection with the operation of the Mortgaged Property) for that calendar quarter;
(2)    within one hundred twenty (120) days after the end of each calendar year:
(A)    for any Borrower, any Property Operator (in connection with the operation of the Mortgaged Property), and any Guarantor that is an entity, a statement of income and expenses and a statement of cash flows for such calendar year;
(B)    for any Borrower, any Property Operator (in connection with the operation of the Mortgaged Property), and any Guarantor that is an individual or a trust established for estate-planning purposes, a personal financial statement for such calendar year;
(C)    when requested in writing by Lender, balance sheet(s) showing all assets and liabilities of Borrower, each Property Operator (in connection with the operation of the Mortgaged Property), and Guarantor and a statement of all contingent liabilities as of the end of such calendar year;
(D)    a written certification ratifying and affirming that:
(i)    Borrower has taken no action in violation of Section 4.02(d) regarding its single asset status;
(ii)    neither Borrower nor Property Operator has received any notice of any building code violation, or if Borrower, or Property Operator, has received such notice, evidence of remediation;
(iii)    neither Borrower nor Property Operator has made any application for rezoning nor received any notice that the Mortgaged Property has been or is being rezoned; and
(iv)    neither Borrower nor Property Operator has taken any action nor has any knowledge of any action that would violate the provisions of Section 11.02(b)(1)(F) regarding liens encumbering the Mortgaged Property;
(E)    an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts; and

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	52
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(F)    written confirmation of:
(i)    any changes occurring since the Effective Date (or that no such changes have occurred since the Effective Date) in (1) the direct owners of Borrower, (2) the indirect owners (and any non-member managers) of Borrower that Control Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts), or (3) the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts), and their respective interests;
(ii)    the names of all officers and directors of (1) any Borrower which is a corporation, (2) any corporation which is a general partner of any Borrower which is a partnership, or (3) any corporation which is the managing member or non-member manager of any Borrower which is a limited liability company;
(iii)    the names of all managers who are not members of (1) any Borrower which is a limited liability company, (2) any limited liability company which is a general partner of any Borrower which is a partnership, or (3) any limited liability company which is the managing member or non-member manager of any Borrower which is a limited liability company;
(iv)    any changes occurring since the Effective Date (or that no such changes have occurred since the Effective Date) in (1) the direct owners of Affiliated Property Operator, (2) the indirect owners (and any non-member managers) of Affiliated Property Operator that Control Affiliated Property Operator (excluding any Publicly-Held Corporations or Publicly-Held Trusts), or (3) the indirect owners of Affiliated Property Operator that hold twenty-five percent (25%) or more of the ownership interests in Affiliated Property Operator (excluding any Publicly-Held Corporations or Publicly-Held Trusts), and their respective interests;
(v)    the names of all officers and directors of (1) any Affiliated Property Operator that is a corporation, (2) any corporation which is a general partner of any Affiliated Property Operator which is a partnership, or (3) any corporation which is the managing member or non-member manager of any Property Operator which is a limited liability company;
(vi)    the names of all managers who are not members of (1) any Property Operator which is a limited liability company, (2) any limited liability company which is a general partner of any Affiliated Property Operator which is a partnership, or (3) any limited liability company which is the managing member or non-member manager of any Affiliated Property Operator which is a limited liability company; and

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	53
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(G)    if not already provided pursuant to Section 8.02(b)(2)(A) above, a statement of income and expenses for Borrower’s and Property Operator’s operation of the Mortgaged Property on a year-to-date basis as of the end of each calendar year;
(3)    within forty-five (45) days after the end of each first, second, and third calendar quarter and within one hundred twenty (120) days after the end of each calendar year, and at any other time upon Lender’s written request, a rent schedule for the Mortgaged Property showing the name of each tenant and for each tenant, the space occupied, the lease expiration date, the lease term, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;
(4)    within ten (10) days after Borrower’s receipt, copies of all inspection reports, surveys, reviews, and certifications prepared by, for, or on behalf of any licensing or regulatory authority relating to the Mortgaged Property and any legal actions, orders, notices, or reports relating to the Mortgaged Property issued by the applicable regulatory or licensing authorities;
(5)    within ten (10) days after submission, copies of all incident reports submitted by or on behalf of Borrower or any Property Operator to any liability insurance carrier or any elderly affairs, regulatory or licensing authority; and
(6)    upon Lender’s written request (but, absent an Event of Default, no more frequently than once in any six (6) month period):
(A)    any item described in Section 8.02(b)(1) or Section 8.02(b)(2) for Borrower or any Property Operator (in connection with the operation of the Mortgaged Property), certified as true, complete and accurate by an individual having authority to bind Borrower or such Property Operator;
(B)    a property management or leasing report for the Mortgaged Property, showing the number of rental applications received from tenants or prospective tenants and deposits received from tenants or prospective tenants, and any other information requested by Lender;
(C)    a statement of income and expenses for Borrower’s or any Property Operator’s operation of the Mortgaged Property on a year-to-date basis as of the end of each month for such period as requested by Lender, which statement shall be delivered within thirty (30) days after the end of such month requested by Lender;

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	54
Article 8	08-14	© 2014 Fannie Mae

(D)    a statement of real estate owned directly or indirectly by Borrower, Affiliated Property Operator and Guarantor for such period as requested by Lender, which statement(s) shall be delivered within thirty (30) days after the end of such month requested by Lender;
(E)    a statement that identifies:
(i)    the direct owners of Borrower and Affiliated Property Operator and their respective interests;
(ii)    the indirect owners (and any non-member managers) of Borrower that Control Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests; and
(iii)    the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests;
(iv)    the indirect owners (and any non-member managers) of Affiliated Property Operator that Control Affiliated Master Lessee (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests; and
(v)    the indirect owners of Affiliated Property Operator that hold twenty-five percent (25%) or more of the ownership interests in Affiliated Master Lessee (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests.
(F)    copies of all reports relating to the services and operations of the Mortgaged Property, including, if applicable, Medicaid cost reports and records relating to account balances due to or from Third Party Payments; and
(G)    within ten (10) days after submission to Borrower by any Property Operator, the financial statements, reports, documents, communications, and information delivered to Borrower by any Property Operator pursuant to the Facility Operating Agreement, to the extent not otherwise provided under this Loan Agreement.
(c)    Audited Financials.
In the event Borrower, any Property Operator, or Guarantor receives or obtains any audited financial statements and such financial statements are required to be delivered to Lender under Section 8.02(b), Borrower shall deliver or cause to be delivered to Lender the audited versions of such financial statements.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	55
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(d)    Delivery of Books and Records.
If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender, upon written demand, all books and records relating to the Mortgaged Property or its operation.
Section 8.03    Mortgage Loan Administration Matters Regarding Books and Records and Financial Reporting.
(a)    Lender’s Right to Obtain Audited Books and Records.
Lender may require that Borrower’s, Property Operator’s (in connection with the operation of the Mortgaged Property), or Guarantor’s books and records be audited, at Borrower’s expense, by an independent certified public accountant selected by Lender in order to produce or audit any statements, schedules, and reports of Borrower, Guarantor, Property Operator (in connection with the operation of the Mortgaged Property), or the Mortgaged Property required by Section 8.02, if:
(1)    Borrower or Guarantor fails to provide in a timely manner the statements, schedules, and reports required by Section 8.02 and, thereafter, Borrower or Guarantor fails to provide such statements, schedules, and reports within the cure period provided in Section 14.01(c);
(2)    the statements, schedules, and reports submitted to Lender pursuant to Section 8.02 are not full, complete, and accurate in all material respects as determined by Lender and, thereafter, Borrower or Guarantor fails to provide such statements, schedules, and reports within the cure period provided in Section 14.01(c); or
(3)    an Event of Default has occurred and is continuing.
Notwithstanding the foregoing, the ability of Lender to require the delivery of audited financial statements shall be limited to not more than once per Borrower’s fiscal year so long as no Event of Default has occurred during such fiscal year (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing). Borrower shall cooperate with Lender in order to satisfy the provisions of this Section 8.03(a). All related costs and expenses of Lender shall become immediately due and payable by Borrower within ten (10) Business Days after demand therefor.
(b)    Credit Reports; Credit Score.
No more often than once in any twelve (12) month period, Lender is authorized to obtain a credit report (if applicable) on each of Borrower, Affiliated Property Operator, and Guarantor, the cost of which report shall be paid by Borrower. Lender is authorized to obtain a Credit Score (if applicable) for Borrower, Affiliated Property Operator, or Guarantor at any time at Lender’s expense.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	56
Article 8	08-14	© 2014 Fannie Mae

ARTICLE 9 - INSURANCE
Section 9.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 9.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Compliance with Insurance Requirements.
Borrower is in compliance with Lender’s insurance requirements (or has obtained a written waiver from Lender for any non-compliant coverage) and has timely paid all premiums on all required insurance policies.
(b)    Property Condition.
(1)    The Mortgaged Property has not been damaged by fire, water, wind, or other cause of loss; or
(2)    if previously damaged, any previous damage to the Mortgaged Property has been repaired and the Mortgaged Property has been fully restored.
Section 9.02    Covenants.
(a)    Insurance Requirements.
(1)    As required by Lender and applicable law, and as may be modified from time to time, Borrower shall:
(A)    keep the Improvements insured at all times against any hazards, which insurance shall include coverage against loss by fire and all other perils insured by the “special causes of loss” coverage form, general boiler and machinery coverage, business income coverage, and flood (if any of the Improvements are located in an area identified by the Federal Emergency Management Agency (or any successor) as an area having special flood hazards and to the extent flood insurance is available in that area), and may include sinkhole insurance, mine subsidence insurance, earthquake insurance, terrorism insurance, windstorm insurance and, if the Mortgaged Property does not conform to applicable building, zoning, or land use laws, ordinance and law coverage;
(B)    maintain at all times commercial general liability insurance, umbrella liability insurance, workmen’s compensation insurance, auto liability insurance, and such other liability, errors and omissions, and fidelity insurance coverage; and professional liability insurance covering errors and omissions for medical malpractice, all types of abuse, and any service where healthcare is provided; and

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	57
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(C)    maintain builder’s risk and public liability insurance, and other insurance in connection with completing the Repairs or Replacements, as applicable.
(b)    Delivery of Policies, Renewals, Notices, and Proceeds.
Borrower shall:
(1)    cause all insurance policies (including any policies not otherwise required by Lender) which can be endorsed with standard non-contributing, non-reporting mortgagee clauses making loss payable to Lender (or Lender’s assigns) to be so endorsed;
(2)    promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums;
(3)    deliver evidence, in form and content acceptable to Lender, that each required insurance policy under this Article 9 has been renewed not less than fifteen (15) days prior to the applicable expiration date, and (if such evidence is other than an original or duplicate original of a renewal policy) deliver the original or duplicate original of each renewal policy (or such other evidence of insurance as may be required by or acceptable to Lender) in form and content acceptable to Lender within ninety (90) days after the applicable expiration date of the original insurance policy;
(4)    provide immediate written notice to the insurance company and to Lender of any event of loss;
(5)    execute such further evidence of assignment of any insurance proceeds as Lender may require; and
(6)    provide immediate written notice to Lender of Borrower’s or Property Operator’s receipt of any insurance proceeds under any insurance policy required by Section 9.02(a)(1) above and, if requested by Lender, deliver to Lender all of such proceeds received by Borrower or Property Operator to be applied by Lender in accordance with this Article 9.
Section 9.03    Mortgage Loan Administration Matters Regarding Insurance
(a)    Lender’s Ongoing Insurance Requirements.
Borrower acknowledges that Lender’s insurance requirements may change from time to time. All insurance policies and renewals of insurance policies required by this Loan Agreement shall be:
(1)    in the form and with the terms required by Lender;

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(2)    in such amounts, with such maximum deductibles and for such periods required by Lender; and
(3)    issued by insurance companies satisfactory to Lender.
BORROWER ACKNOWLEDGES THAT ANY FAILURE OF BORROWER TO COMPLY WITH THE REQUIREMENTS SET FORTH IN SECTION 9.02(a) OR SECTION 9.02(b)(3) ABOVE SHALL PERMIT LENDER TO PURCHASE THE APPLICABLE INSURANCE AT BORROWER’S COST. SUCH INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER’S INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWER MAKES OR ANY CLAIM THAT IS MADE AGAINST BORROWER IN CONNECTION WITH THE MORTGAGED PROPERTY. IF LENDER PURCHASES INSURANCE FOR THE MORTGAGED PROPERTY AS PERMITTED HEREUNDER, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AT THE DEFAULT RATE AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR THE EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE SHALL BE ADDED TO BORROWER’S TOTAL OUTSTANDING BALANCE OR OBLIGATION AND SHALL CONSTITUTE ADDITIONAL INDEBTEDNESS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b)    Application of Proceeds on Event of Loss.
(1)    Upon an event of loss, Lender may, at Lender’s option:
(A)    hold such proceeds to be applied to reimburse Borrower for the cost of Restoration (in accordance with Lender’s then-current policies relating to the restoration of casualty damage on similar multifamily residential properties); or
(B)    apply such proceeds to the payment of the Indebtedness, whether or not then due; provided, however, Lender shall not apply insurance proceeds to the payment of the Indebtedness and shall permit Restoration pursuant to Section 9.03(b)(1)(A) if all of the following conditions are met:
(i)    no Event of Default has occurred and is continuing (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing);

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(ii)    Lender determines that the combination of insurance proceeds and amounts provided by Borrower will be sufficient funds to complete the Restoration;
(iii)    Lender determines that the net operating income generated by the Mortgaged Property after completion of the Restoration will be sufficient to support a debt service coverage ratio not less than the debt service coverage ratio immediately prior to the event of loss, but in no event less than 1.0x (the debt service coverage ratio shall be calculated on a thirty (30) year amortizing basis (if applicable, on a proforma basis approved by Lender) in all events and shall include payments due from any Operator under a Seniors Housing Facility Lease and all operating costs and other expenses, Imposition Deposits, deposits to Collateral Accounts, and Mortgage Loan repayment obligations);
(iv)    Lender determines that the Restoration will be completed before the earlier of (1) one year before the stated Maturity Date, or (2) one year after the date of the loss or casualty; and
(v)    Borrower provides Lender, upon written request, evidence of the availability during and after the Restoration of the insurance required to be maintained pursuant to this Loan Agreement.
After the completion of Restoration in accordance with the above requirements, as determined by Lender, the balance, if any, of such proceeds shall be returned to Borrower.
(2)    Notwithstanding the foregoing, if any loss is estimated to be in an amount equal to or less than $50,000, Lender shall not exercise its rights and remedies as power-of-attorney herein and shall allow Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such policies of property damage insurance, and to collect and receive the proceeds of property damage insurance; provided that each of the following conditions shall be satisfied:
(A)    Borrower shall immediately notify Lender of the casualty giving rise to the claim;
(B)    no Event of Default has occurred and is continuing (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing);
(C)    the Restoration will be completed before the earlier of (1) one year before the stated Maturity Date, or (1) one year after the date of the loss or casualty;

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(D)    Lender determines that the combination of insurance proceeds and amounts provided by Borrower will be sufficient funds to complete the Restoration;
(E)    all proceeds of property damage insurance shall be issued in the form of joint checks to Borrower and Lender;
(F)    all proceeds of property damage insurance shall be applied to the Restoration;
(G)    Borrower shall deliver to Lender evidence satisfactory to Lender of completion of the Restoration and obtainment of all lien releases;
(H)    Borrower shall have complied to Lender’s satisfaction with the foregoing requirements on any prior claims subject to this provision, if any; and
(I)    Lender shall have the right to inspect the Mortgaged Property (subject to the rights of tenants under the Leases, other than the Seniors Housing Facility Lease).
(3)    If Lender elects to apply insurance proceeds to the Indebtedness in accordance with the terms of this Loan Agreement, Borrower shall not be obligated to restore or repair the Mortgaged Property. Rather, Borrower shall restrict access to the damaged portion of the Mortgaged Property and, at its expense and regardless of whether such costs are covered by insurance, clean up any debris resulting from the casualty event, and, if required or otherwise permitted by Lender, demolish or raze any remaining part of the damaged Mortgaged Property to the extent necessary to keep and maintain the Mortgaged Property in a safe, habitable, and marketable condition. Nothing in this Section 9.03(b) shall affect any of Lender’s remedial rights against Borrower in connection with a breach by Borrower of any of its obligations under this Loan Agreement or under any Loan Document, including any failure to timely pay Monthly Debt Service Payments or maintain the insurance coverage(s) required by this Loan Agreement.
(c)    Payment Obligations Unaffected.
The application of any insurance proceeds to the Indebtedness shall not extend or postpone the Maturity Date, or the due date or the full payment of any Monthly Debt Service Payment, Monthly Replacement Reserve Deposit, or any other installments referred to in this Loan Agreement or in any other Loan Document. Notwithstanding the foregoing, if Lender applies insurance proceeds to the Indebtedness in connection with a casualty of less than the entire Mortgaged Property, and after such application of proceeds the debt service coverage ratio (as determined by Lender) is less than 1.25x based on the then-applicable Monthly Debt Service Payment and the anticipated on-going net operating income of the Mortgaged Property after such casualty event, then Lender may, at its discretion, permit an adjustment to the Monthly Debt Service Payments that become due and owing thereafter, based on Lender’s then-current underwriting requirements. In no event shall

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	61
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the preceding sentence obligate Lender to make any adjustment to the Monthly Debt Service Payments.
(d)    Foreclosure Sale.
If the Mortgaged Property is transferred pursuant to a Foreclosure Event or Lender otherwise acquires title to the Mortgaged Property, Borrower acknowledges that Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums applicable to the Mortgaged Property and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such Foreclosure Event or such acquisition.
(e)    Appointment of Lender as Attorney-In-Fact.
Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c).

ARTICLE 10 - CONDEMNATION
Section 10.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 10.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Prior Condemnation Action.
No part of the Mortgaged Property has been taken in connection with a Condemnation Action.
(b)    Pending Condemnation Actions.
No Condemnation Action is pending nor, to Borrower’s knowledge, is threatened for the partial or total condemnation or taking of the Mortgaged Property.
Section 10.02    Covenants.
(a)    Notice of Condemnation.
Borrower shall:
(1)    promptly notify Lender of any Condemnation Action of which Borrower has knowledge;
(2)    appear in and prosecute or defend, at its own cost and expense, any action or proceeding relating to any Condemnation Action, including any defense of Lender’s

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interest in the Mortgaged Property tendered to Borrower by Lender, unless otherwise directed by Lender in writing; and
(3)    execute such further evidence of assignment of any condemnation award in connection with a Condemnation Action as Lender may require.
(b)    Condemnation Proceeds.
Borrower shall pay to Lender all awards or proceeds of a Condemnation Action promptly upon receipt.
Section 10.03    Mortgage Loan Administration Matters Regarding Condemnation.
(a)    Application of Condemnation Awards.
Lender may apply any awards or proceeds of a Condemnation Action, after the deduction of Lender’s expenses incurred in the collection of such amounts, to:
(1)    the restoration or repair of the Mortgaged Property, if applicable;
(2)    the payment of the Indebtedness, with the balance, if any, paid to Borrower; or
(3)    Borrower.
(b)    Payment Obligations Unaffected.
The application of any awards or proceeds of a Condemnation Action to the Indebtedness shall not extend or postpone the Maturity Date, or the due date or the full payment of any Monthly Debt Service Payment, Monthly Replacement Reserve Deposit, or any other installments referred to in this Loan Agreement or in any other Loan Document.
(c)    Appointment of Lender as Attorney-In-Fact.
Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c).
(d)    Preservation of Mortgaged Property.
If a Condemnation Action results in or from damage to the Mortgaged Property and Lender elects to apply the proceeds or awards from such Condemnation Action to the Indebtedness in accordance with the terms of this Loan Agreement, Borrower shall not be obligated to restore or repair the Mortgaged Property. Rather, Borrower shall restrict access to any portion of the Mortgaged Property which has been damaged or destroyed in connection with such Condemnation Action and, at Borrower’s expense and regardless of whether such costs are covered by insurance, clean up any debris resulting in or from the Condemnation Action, and, if required by any Governmental Authority or otherwise permitted by Lender, demolish or raze any remaining part of the damaged Mortgaged

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Property to the extent necessary to keep and maintain the Mortgaged Property in a safe, habitable, and marketable condition. Nothing in this Section 10.03(d) shall affect any of Lender’s remedial rights against Borrower in connection with a breach by Borrower of any of its obligations under this Loan Agreement or under any Loan Document, including any failure to timely pay Monthly Debt Service Payments or maintain the insurance coverage(s) required by this Loan Agreement.

ARTICLE 11 - LIENS, TRANSFERS, AND ASSUMPTIONS
Section 11.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 11.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    No Labor or Materialmen’s Claims.
All parties furnishing labor and materials on behalf of Borrower or on behalf of Property Operator with respect to the Mortgaged Property have been paid in full. There are no mechanics’ or materialmen’s liens (whether filed or unfiled) outstanding for work, labor, or materials (and no claims or work outstanding that under applicable law could give rise to any such mechanics’ or materialmen’s liens) affecting the Mortgaged Property, whether prior to, equal with, or subordinate to the lien of the Security Instrument.
(b)    No Other Interests.
No Person:
(1)    other than Borrower has any possessory ownership or interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Facility Operating Agreement and the other existing Leases, the material terms of all such Leases having been previously disclosed in writing to Lender; nor
(2)    has an option, right of first refusal, or right of first offer (except as required by applicable law) to purchase the Mortgaged Property, or any interest in the Mortgaged Property.
Section 11.02    Covenants.
(a)    Liens; Encumbrances.
Borrower shall not permit the grant, creation, or existence of any Lien, whether voluntary, involuntary, or by operation of law, on all or any portion of the Mortgaged Property (including any

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voluntary, elective, or non-compulsory tax lien or assessment pursuant to a voluntary, elective, or non-compulsory special tax district or similar regime) other than:
(1)    Permitted Encumbrances;
(2)    the creation of:
(A)    any tax lien, municipal lien, utility lien, mechanics’ lien, materialmen’s lien, or judgment lien against the Mortgaged Property if bonded off, released of record, or otherwise remedied to Lender’s satisfaction within sixty (60) days after the earlier of the date Borrower or Property Operator has actual notice or constructive notice of the existence of such lien; or
(B)    any mechanics’ or materialmen’s liens which attach automatically under the laws of any Governmental Authority upon the commencement of any work upon, or delivery of any materials to, the Mortgaged Property and for which Borrower or Property Operator is not delinquent in the payment for any such work or materials; and
(3)    the lien created by the Loan Documents.
(b)    Transfers.
(1)    Mortgaged Property.
Borrower shall not Transfer, or cause or permit a Transfer of, all or any part of the Mortgaged Property (including any interest in the Mortgaged Property) other than:
(A)    a Transfer to which Lender has consented in writing;
(B)    Leases permitted pursuant to the Loan Documents, including the Seniors Housing Facility Lease between Borrower and Property Operator and the subordination thereof to the terms, provisions, and lien of this Loan Agreement, the Security Instrument, and the other Loan Documents;
(C)    [reserved];
(D)    a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality which are free of Liens (other than those created by the Loan Documents);
(E)    the grant of an easement, servitude, or restrictive covenant to which Lender has consented, and Borrower has paid to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower’s request;
(F)    a lien permitted pursuant to Section 11.02(a) of this Loan Agreement; or

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(G)    the conveyance of the Mortgaged Property following a Foreclosure Event.
(2)    Interests in Borrower, Key Principal, Guarantor, or Affiliated Property Operator.
Other than a Transfer to which Lender has consented in writing, Borrower shall not Transfer, or cause or permit to be Transferred:
(A)    any direct or indirect ownership interest in Borrower, Key Principal, Guarantor, or Affiliated Property Operator if such Transfer would cause a change in Control;
(B)    a direct or indirect Restricted Ownership Interest in Borrower, Key Principal, Guarantor, or Affiliated Property Operator;
(C)    fifty percent (50%) or more of Key Principal’s or Guarantor’s direct or indirect ownership interests in Borrower or Affiliated Property Operator (if applicable) that existed on the Effective Date (individually or on an aggregate basis);
(D)    the economic benefits or rights to cash flows attributable to any ownership interests in Borrower, Key Principal, Guarantor or Affiliated Property Operator (if applicable) separate from the Transfer of the underlying ownership interests if the Transfer of the underlying ownership interest is prohibited by this Loan Agreement; or
(E)    a Transfer to a new key principal or new guarantor (if such new key principal or guarantor is an entity), which entity has an organizational existence termination date that ends before the Maturity Date.
Notwithstanding the foregoing, if a Publicly-Held Corporation or a Publicly-Held Trust Controls Borrower, Key Principal, Guarantor, or Affiliated Property Operator, or owns a direct or indirect Restricted Ownership Interest in Borrower, Key Principal, Guarantor, or Affiliated Property Owner, a Transfer of any ownership interests in such Publicly-Held Corporation or Publicly-Held Trust shall not be prohibited under this Loan Agreement as long as (i) such Transfer does not result in a conversion of such Publicly-Held Corporation or Publicly-Held Trust to a privately held entity, and (ii) Borrower provides written notice to Lender not later than thirty (30) days thereafter of any such Transfer that results in any Person owning ten percent (10%) or more of the ownership interests in such Publicly-Held Corporation or Publicly-Held Trust.
(3)    Name Change or Entity Conversion.
Lender shall consent to Borrower changing its name, changing its jurisdiction of organization, or converting from one type of legal entity into another type of legal entity

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for any lawful purpose, provided that Borrower shall not be permitted to convert to a Delaware Statutory Trust, and provided further that:
(A)    Lender receives written notice at least thirty (30) days prior to such change or conversion, which notice shall include organizational charts that reflect the structure of Borrower both prior to and subsequent to such name change or entity conversion;
(B)    such Transfer is not otherwise prohibited under the provisions of Section 11.02(b)(2);
(C)    Borrower executes an amendment to this Loan Agreement and any other Loan Documents required by Lender documenting the name change or entity conversion;
(D)    Borrower agrees and acknowledges, at Borrower’s expense, that (i) Borrower will execute and record in the land records any instrument required by the Property Jurisdiction to be recorded to evidence such name change or entity conversion (or provide Lender with written confirmation from the title company (via electronic mail or letter) that no such instrument is required), (ii) Borrower will execute any additional documents required by Lender, including the amendment to this Loan Agreement, and, if applicable, an amendment to the Facility Operating Agreement, and, if applicable, allow such documents to be recorded or filed in the land records of the Property Jurisdiction, (iii) Lender will obtain a “date down” endorsement to the Lender’s Loan Policy (or obtain a new Loan Policy if a “date down” endorsement is not available in the Property Jurisdiction), evidencing title to the Mortgaged Property being in the name of the successor entity and the Lien of the Security Instrument against the Mortgaged Property, and (iv) Lender will file any required UCC-3 financing statement and make any other filing deemed necessary to maintain the priority of its Liens on the Mortgaged Property;
(E)    no later than ten (10) days subsequent to such name change or entity conversion, Borrower shall provide Lender (i) the documentation filed with the appropriate office in Borrower’s state of formation evidencing such name change or entity conversion, (ii) copies of the organizational documents of Borrower, including any amendments, filed with the appropriate office in Borrower’s state of formation reflecting the post-conversion Borrower name, form of organization, and structure, and (iii) if available, new certificates of good standing or valid formation for Borrower; and
(F)    Borrower shall provide Lender with confirmation that any Licenses in Borrower’s name remain valid and in full force and effect following the name change or entity conversion or have been properly transferred to Borrower following such name change or entity conversion.

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(c)    Facility Operating Agreement.
Subject to the provisions of this Article 11, Borrower shall not:
(1)    Transfer its rights or interests in the Facility Operating Agreement, or Transfer the responsibility for the operation and management of the Mortgaged Property, from Property Operator to any other Person;
(2)    permit Affiliated Property Operator to Transfer its interest in the Facility Operating Agreement;
(3)    remove, permit, or suffer the removal of Affiliated Property Operator from the Facility Operating Agreement;
(4)    surrender or accept a surrender of the Facility Operating Agreement;
(5)    cancel or terminate the Facility Operating Agreement; or
(6)    permit a merger of Borrower’s fee interest estate in the Mortgaged Property with Property Operator’s leasehold interest in the Mortgaged Property, if any.
Borrower agrees, and the Facility Operating Agreement shall provide, that Lender shall have the right to terminate the Facility Operating Agreement at any time upon the occurrence and continuance of an Event of Default.
(d)    No Other Indebtedness.
Other than the Mortgage Loan, neither Borrower nor any Affiliated Property Operator shall incur or be obligated at any time with respect to any loan or other indebtedness (except trade payables as otherwise permitted in this Loan Agreement), including any indebtedness secured by a Lien on, or the cash flows from, the Mortgaged Property.
(e)    No Mezzanine Financing or Preferred Equity.
Neither Borrower, any Affiliated Property Operator nor any direct or indirect owner of Borrower or any Affiliated Property Operator shall: (1) incur any Mezzanine Debt other than Permitted Mezzanine Debt, (2) issue any Preferred Equity other than Permitted Preferred Equity, or (3) incur any similar indebtedness or issue any similar equity.
Section 11.03    Mortgage Loan Administration Matters Regarding Liens, Transfers, and Assumptions.
(a)    Assumption of Mortgage Loan.
Lender shall consent to a Transfer of the Mortgaged Property to and an assumption of the Mortgage Loan by a new borrower if each of the following conditions is satisfied prior to the Transfer:

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(1)    Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(a);
(2)    no Event of Default has occurred and is continuing, and no event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing;
(3)    Lender determines that:
(A)    the proposed new borrower, new key principal, and any other new guarantor fully satisfy all of Lender’s then-applicable borrower, key principal, or guarantor eligibility, credit, management, and other loan underwriting standards, which shall include an analysis of (i) the previous relationships between Lender and the proposed new borrower, new key principal, new guarantor, and any Person in Control of them, and the organization of the new borrower, new key principal, and new guarantor (if applicable), and (ii) the operating and financial performance of the Mortgaged Property, including physical condition and occupancy;
(B)    none of the proposed new borrower, new key principal, and any new guarantor, or any owners of the proposed new borrower, new key principal, and any new guarantor, are a Prohibited Person; and
(C)    none of the proposed new borrower, new key principal, and any new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Maturity Date;
(4)    [reserved];
(5)    the proposed new borrower has:
(A)    executed an assumption agreement acceptable to Lender that, among other things, requires the proposed new borrower to assume and perform all obligations of Borrower (or any other transferor), and that may require that the new borrower comply with any provisions of any Loan Document that previously may have been waived by Lender for Borrower, subject to the terms of Section 11.03(g);
(B)    if required by Lender, delivered to the Title Company for filing and/or recording in all applicable jurisdictions, all applicable Loan Documents including the assumption agreement to correctly evidence the assumption and the confirmation, continuation, perfection, and priority of the Liens created hereunder and under the other Loan Documents; and

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(C)    delivered to Lender a “date-down” endorsement to the Title Policy acceptable to Lender (or a new title insurance policy if a “date-down” endorsement is not available);
(6)    one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:
(A)    an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Mortgage Loan; or
(B)    a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender;
(7)    Lender has reviewed and approved the Transfer documents;
(8)    Lender has received the fees described in Section 11.03(g); and
(9)    Borrower and Property Operator have executed a new SASA required by Lender.
(b)    Transfers to Key Principal-Owned Affiliates or Guarantor-Owned Affiliates.
(1)    Except as otherwise covered in Section 11.03(b)(2) below, Transfers of direct or indirect ownership interests in Borrower or Affiliated Property Operator to Key Principal or Guarantor, or to a transferee through which Key Principal or Guarantor (as applicable) Controls Borrower or Affiliated Property Operator, with the same rights and abilities as Key Principal or Guarantor (as applicable) Controls Borrower or Affiliated Property Operator immediately prior to the date of such Transfer, shall be consented to by Lender if:
(A)    such Transfer satisfies the applicable requirements of Section 11.03(a), other than Section 11.03(a)(5); and
(B)    after giving effect to any such Transfer, each Key Principal or Guarantor (as applicable) continues to own not less than fifty percent (50%) of such Key Principal’s or Guarantor’s (as applicable) direct or indirect ownership interests in Borrower and Affiliated Property Operator that existed on the Effective Date.
(2)    Transfers of direct or indirect interests in Borrower or Affiliated Property Operator held by a Key Principal or Guarantor to other Key Principals or Guarantors, as applicable, shall be consented to by Lender if such Transfer satisfies the following conditions:

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(A)    the Transfer does not cause a change in the Control of Borrower or Affiliated Property Operator; and
(B)    the transferor Key Principal or Guarantor maintains the same right and ability to Control Borrower and Affiliated Property Operator as existed prior to the Transfer.
If the conditions set forth in this Section 11.03(b) are satisfied, the Transfer Fee shall be waived provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).
(c)    Estate Planning.
Notwithstanding the provisions of Section 11.02(b)(2), so long as (1) the Transfer does not cause a change in the Control of Borrower or Affiliated Property Operator, and (2) the transferor Key Principal or Guarantor, as applicable, maintains the same right and ability to Control Borrower and Affiliated Property Operator as existed prior to the Transfer, Lender shall consent to Transfers of direct or indirect ownership interests in Borrower or Affiliated Property Operator held by a Key Principal or Guarantor, and Transfers of direct or indirect ownership interests, in an entity Key Principal or entity Guarantor to:
(A)    Immediate Family Members of such Key Principal or Guarantor each of whom must have obtained the legal age of majority;
(B)    United States domiciled trusts established for the benefit of the transferor Key Principal or transferor Guarantor, or Immediate Family Members of the transferor Key Principal or the transferor Guarantor; or
(C)    partnerships or limited liability companies of which the partners or members, respectively, are comprised entirely of (i) such Key Principal or Guarantor and Immediate Family Members (each of whom must have obtained the legal age of majority) of such Key Principal or Guarantor, (ii) Immediate Family Members (each of whom must have obtained the legal age of majority) of such Key Principal or Guarantor, or (iii) United States domiciled trusts established for the benefit of the transferor Key Principal or transferor Guarantor, or Immediate Family Members of the transferor Key Principal or the transferor Guarantor.
If the conditions set forth in this Section 11.03(c) are satisfied, the Transfer Fee shall be waived provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).
(d)    Termination or Revocation of Trust.
If any of Borrower, Affiliated Property Operator, Guarantor, or Key Principal is a trust, or if Control of Borrower, Affiliated Property Operator, Guarantor, or Key Principal is Transferred or

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if a Restricted Ownership Interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal would be Transferred due to the termination or revocation of a trust, the termination or revocation of such trust is an unpermitted Transfer; provided that the termination or revocation of the trust due to the death of an individual trustor shall not be considered an unpermitted Transfer so long as:
(1)    Lender is notified within thirty (30) days of the death; and
(2)    such Borrower, Affiliated Property Operator, Guarantor, Key Principal, or other Person, as applicable, is replaced with an individual or entity acceptable to Lender, in accordance with the provisions of Section 11.03(a) within ninety (90) days of the date of the death causing the termination or revocation.
If the conditions set forth in this Section 11.03(d) are satisfied, the Transfer Fee shall be waived; provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).
(e)    Death of Key Principal or Guarantor; Transfer Due to Death.
(1)    If a Key Principal or Guarantor that is a natural person dies, or if Control of Borrower, Affiliated Property Operator, Guarantor, or Key Principal is Transferred, or if a Restricted Ownership Interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal would be Transferred as a result of the death of a Person (except in the case of trusts which is addressed in Section 11.03(d)), Borrower must notify Lender in writing within ninety (90) days in the event of such death. Unless waived in writing by Lender, the deceased shall be replaced by an individual or entity within one hundred eighty (180) days, subject to Borrower’s satisfaction of the following conditions:
(A)    Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(e);
(B)    Lender determines that:
(i)    the proposed new key principal and any other new guarantor (or Person Controlling such new key principal or new guarantor) fully satisfies all of Lender’s then-applicable key principal or guarantor eligibility, credit, management, and other loan underwriting standards (including any standards with respect to previous relationships between Lender and the proposed new key principal and new guarantor (or Person Controlling such new key principal or new guarantor) and the organization of the new key principal and new guarantor (if applicable));
(ii)    none of the proposed new key principal or any new guarantor, or any owners of the proposed new key principal or any new guarantor, is a Prohibited Person; and

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(iii)    none of the proposed new key principal or any new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Maturity Date; and
(C)    if applicable, one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:
(i)    an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Mortgage Loan; or
(ii)    a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender.
(2)    In the event a replacement Key Principal, Guarantor, or other Person is required by Lender due to the death described in this Section 11.03(e), and such replacement has not occurred within such period, the period for replacement may be extended by Lender to a date not more than one year from the date of such death; however, Lender may require as a condition to any such extension that:
(A)    any then-current Property Operator be replaced with a Property Operator reasonably acceptable to Lender (or if a Property Operator has not been previously engaged, a Property Operator reasonably acceptable to Lender be engaged); or
(B)    a lockbox agreement or similar cash management arrangement (with the Property Operator) reasonably acceptable to Lender during such extended replacement period be instituted.
If the conditions set forth in this Section 11.03(e) are satisfied, the Transfer Fee shall be waived, provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).
(f)    Bankruptcy of Guarantor.
(1)    Upon the occurrence of any Guarantor Bankruptcy Event, unless waived in writing by Lender, the applicable Guarantor shall be replaced by an individual or entity within ninety (90) days of such Guarantor Bankruptcy Event, subject to Borrower’s satisfaction of the following conditions:
(A)    Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(f);
(B)    Lender determines that:

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(i)    the proposed new guarantor fully satisfies all of Lender’s then-applicable guarantor eligibility, credit, management, and other loan underwriting standards (including any standards with respect to previous relationships between Lender and the proposed new guarantor and the organization of the new guarantor (if applicable));
(ii)    no new guarantor is a Prohibited Person; and
(iii)    no new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Maturity Date; and
(C)    one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:
(i)    an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Mortgage Loan; or
(ii)    a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender.
(2)    In the event a replacement Guarantor is required by Lender due to the Guarantor Bankruptcy Event described in this Section 11.03(f), and such replacement has not occurred within such period, the period for replacement may be extended by Lender in its discretion; however, Lender may require as a condition to any such extension that:
(A)    any then-current Property Operator be replaced with a Property Operator reasonably acceptable to Lender (or if a Property Operator has not been previously engaged, a Property Operator reasonably acceptable to Lender be engaged); or
(B)    a lockbox agreement or similar cash management arrangement (with the Property Operator) reasonably acceptable to Lender during such extended replacement period be instituted.
If the conditions set forth in this Section 11.03(f) are satisfied, the Transfer Fee shall be waived, provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).
(g)    Further Conditions to Transfers and Assumption.
(1)    In connection with any Transfer of the Mortgaged Property, or an ownership interest in Borrower, Affiliated Property Operator, Key Principal, or Guarantor for which Lender’s approval is required under this Loan Agreement (including Section 11.03(a)), Lender may, as a condition to any such approval, require:

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(A)    additional collateral, guaranties, or other credit support to mitigate any risks concerning the proposed transferee or the performance or condition of the Mortgaged Property;
(B)    amendment of the Loan Documents to delete or modify any specially negotiated terms or provisions previously granted for the exclusive benefit of original Borrower, Affiliated Property Operator, Key Principal, or Guarantor and to restore the original provisions of the standard Fannie Mae form multifamily loan documents, to the extent such provisions were previously modified; or
(C)    a modification to the amounts required to be deposited into the Reserve/Escrow Account pursuant to the terms of Section 13.02(a)(3)(B).
(2)    In connection with any request by Borrower for consent to a Transfer, Borrower shall pay to Lender upon demand:
(A)    the Transfer Fee (to the extent charged by Lender);
(B)    the Review Fee (regardless of whether Lender approves or denies such request); and
(C)    all of Lender’s out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the Transfer request, regardless of whether Lender approves or denies such request.

ARTICLE 12 - IMPOSITIONS
Section 12.01    Representations and Warranties.
The representations and warranties made by Borrower to Lender in this Section 12.01 are made as of the Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.
(a)    Payment of Taxes, Assessments, and Other Charges.
Borrower has:
(1)    paid (or with the approval of Lender, established an escrow fund sufficient to pay when due and payable) all amounts and charges relating to the Mortgaged Property that have become due and payable before any fine, penalty interest, lien, or costs may be added thereto, including Impositions, leasehold payments, and ground rents;
(2)    paid all Taxes for the Mortgaged Property that have become due before any fine, penalty interest, lien, or costs may be added thereto pursuant to any notice of assessment

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received by Borrower and any and all taxes that have become due against Borrower before any fine, penalty interest, lien, or costs may be added thereto;
(3)    no knowledge of any basis for any additional assessments;
(4)    no knowledge of any presently pending special assessments against all or any part of the Mortgaged Property, or any presently pending special assessments against Borrower; and
(5)    not received any written notice of any contemplated special assessment against the Mortgaged Property, or any contemplated special assessment against Borrower.
Section 12.02    Covenants.
(a)    Imposition Deposits, Taxes, and Other Charges.
Borrower shall:
(1)    deposit the Imposition Deposits with Lender on each Payment Date (or on another day designated in writing by Lender) in amount sufficient, in Lender’s discretion, to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added, plus an amount equal to no more than one-sixth (1/6) (or the amount permitted by applicable law) of the Impositions for the trailing twelve (12) months (calculated based on the aggregate annual Imposition costs divided by twelve (12) and multiplied by two (2));
(2)    deposit with Lender, within ten (10) days after written notice from Lender (subject to applicable law), such additional amounts estimated by Lender to be reasonably necessary to cure any deficiency in the amount of the Imposition Deposits held for payment of a specific Imposition;
(3)    except as set forth in Section 12.03(c) below, pay all Impositions, leasehold payments, ground rents, and Taxes when due and before any fine, penalty, interest, lien, or costs may be added thereto;
(4)    promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and, if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments; and
(5)    promptly deliver to Lender a copy of all notices of any special assessments and contemplated special assessments against the Mortgaged Property or Borrower.

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Section 12.03    Mortgage Loan Administration Matters Regarding Impositions.
(a)    Maintenance of Records by Lender.
Lender shall maintain records of the monthly and aggregate Imposition Deposits held by Lender for the purpose of paying Taxes, insurance premiums, and each other obligation of Borrower for which Imposition Deposits are required.
(b)    Imposition Accounts.
All Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency and which accounts meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be obligated to open additional accounts, or deposit Imposition Deposits in additional institutions, when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. No interest, earnings, or profits on the Imposition Deposits shall be paid to Borrower unless applicable law so requires. Imposition Deposits shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose in accordance with this Loan Agreement. For the purposes of 9-104(a)(3) of the UCC, Lender is the owner of the Imposition Deposits and shall be deemed a “customer” with sole control of the account holding the Imposition Deposits.
(c)    Payment of Impositions; Sufficiency of Imposition Deposits.
Lender may pay an Imposition according to any bill, statement, or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement, or estimate or into the validity of the Imposition. Imposition Deposits shall be required to be used by Lender to pay Taxes, insurance premiums and any other individual Imposition only if:
(1)    no Event of Default exists;
(2)    Borrower has timely delivered to Lender all applicable bills or premium notices that it has received; and
(3)    sufficient Imposition Deposits are held by Lender for each Imposition at the time such Imposition becomes due and payable.
Lender shall have no liability to Borrower or any other Person for failing to pay any Imposition if any of the conditions are not satisfied. If at any time the amount of the Imposition Deposits held for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender to be held in connection with such Imposition, the excess may be credited against future installments of Imposition Deposits for such Imposition.

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(d)    Imposition Deposits Upon Event of Default.
If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in such amount and in such order as Lender determines, to pay any Impositions or as a credit against the Indebtedness.
(e)    Contesting Impositions.
Other than insurance premiums, Borrower may contest, at its expense, by appropriate legal proceedings, the amount or validity of any Imposition if:
(1)    Borrower notifies Lender of the commencement or expected commencement of such proceedings;
(2)    Lender determines that the Mortgaged Property is not in danger of being sold or forfeited;
(3)    Borrower deposits with Lender (or the applicable Governmental Authority if required by applicable law) reserves sufficient to pay the contested Imposition, if required by Lender (or the applicable Governmental Authority);
(4)    Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested in writing by Lender; and
(5)    Borrower commences, and at all times thereafter diligently prosecutes, such contest in good faith until a final determination is made by the applicable Governmental Authority.
(f)    Release to Borrower.
Upon payment in full of all sums secured by the Security Instrument and this Loan Agreement and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower the balance of any Imposition Deposits then on deposit with Lender.

ARTICLE 13 - REPLACEMENT RESERVE AND REPAIRS
Section 13.01    Covenants.
(a)    Initial Deposits to Replacement Reserve Account and Repairs Escrow Account.
On the Effective Date, Borrower shall pay to Lender:
(1)    the Initial Replacement Reserve Deposit for deposit into the Replacement Reserve Account; and

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	78
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(2)    the Repairs Escrow Deposit for deposit into the Repairs Escrow Account.
(b)    Monthly Replacement Reserve Deposits.
Borrower shall deposit the applicable Monthly Replacement Reserve Deposit into the Replacement Reserve Account on each Payment Date.
(c)    Payment for Replacements and Repairs.
Borrower shall:
(1)    pay all invoices for the Replacements and Repairs, regardless of whether funds on deposit in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, are sufficient, prior to any request by Borrower for disbursement from the Replacement Reserve Account or the Repairs Escrow Account, as applicable (unless Lender has agreed to issue joint checks in connection with a particular Replacement or Repair);
(2)    pay all applicable fees and charges of any Governmental Authority on account of the Replacements and Repairs, as applicable; and
(3)    provide evidence satisfactory to Lender of completion of the Replacements and any Required Repairs (within the Completion Period or within such other period or by such other date set forth in the Required Repair Schedule and any Borrower Requested Repairs and Additional Lender Repairs (by the date specified by Lender for any such Borrower Requested Repairs or Additional Lender Repairs)).
(d)    Assignment of Contracts for Replacements and Repairs.
Borrower shall collaterally assign to Lender as additional security any contract or subcontract for Replacements or Repairs, upon Lender’s written request, on a form of assignment approved by Lender.
(e)    Indemnification.
If Lender elects to exercise its rights under Section 14.03 due to Borrower’s failure to timely commence or complete any Replacements or Repairs, Borrower shall indemnify and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including litigation costs and reasonable attorneys’ fees, arising from or in any way connected with the performance by Lender of the Replacements or Repairs or investment of the Reserve/Escrow Account Funds; provided that Borrower shall have no indemnity obligation if such actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including litigation costs and reasonable attorneys’ fees, arise as a result of the willful misconduct or gross negligence of Lender, Lender’s agents, employees, or representatives as determined by a court of competent jurisdiction pursuant to a final non-appealable court order.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	79
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(f)    Amendments to Loan Documents.
Subject to Section 5.02, Borrower shall execute and deliver to Lender, upon written request, an amendment to this Loan Agreement, the Security Instrument, and any other Loan Document deemed necessary or desirable to perfect Lender’s lien upon any portion of the Mortgaged Property for which Reserve/Escrow Account Funds were expended.
(g)    Administrative Fees and Expenses.
Borrower shall pay to Lender:
(1)    by the date specified in the applicable invoice, the Repairs Escrow Account Administrative Fee and the Replacement Reserve Account Administration Fee for Lender’s services in administering the Repairs Escrow Account and Replacement Reserve Account and investing the funds on deposit in the Repairs Escrow Account and the Replacement Reserve Account, respectively;
(2)    upon demand, a reasonable inspection fee, not exceeding the Maximum Inspection Fee, for each inspection of the Mortgaged Property by Lender in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections; and
(3)    upon demand, all reasonable fees charged by any engineer, architect, inspector or other person inspecting the Mortgaged Property on behalf of Lender for each inspection of the Mortgaged Property in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections.
Section 13.02    Mortgage Loan Administration Matters Regarding Reserves.
(a)    Accounts, Deposits, and Disbursements.
(1)    Custodial Accounts.
(A)    The Replacement Reserve Account shall be an interest-bearing account that meets the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from the investment of the Replacement Reserve Deposits or for obtaining any specific level or percentage of earnings on such investment. All interest, if any, earned on the Replacement Reserve Deposits shall be added to and become part of the Replacement Reserve Account; provided, however, if applicable law requires, and so long as no Event of Default has occurred and is continuing under any of the Loan Documents, Lender shall pay to Borrower the interest earned on the Replacement Reserve Account not less frequently than the Replacement Reserve Account Interest Disbursement Frequency. In no event shall Lender be obligated to disburse funds from the Reserve/Escrow Account if an Event of Default has occurred and is continuing.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	80
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(B)    Lender shall not be obligated to deposit the Repairs Escrow Deposits into an interest-bearing account.
(2)    Disbursements by Lender Only.
Only Lender or a designated representative of Lender may make disbursements from the Replacement Reserve Account and the Repairs Escrow Account. Except as provided in Section 13.02(a)(8), disbursements shall only be made upon Borrower request and after satisfaction of all conditions for disbursement.
(3)    Adjustment to Deposits.
(A)    Mortgage Loan Terms Exceeding Ten (10) Years.
If the Loan Term exceeds ten (10) years (or five (5) years in the case of any Mortgaged Property that is an “affordable housing property” as indicated on the Summary of Loan Terms), a property condition assessment shall be ordered by Lender for the Mortgaged Property at the expense of Borrower (which expense may be paid out of the Replacement Reserve Account if excess funds are available). The property condition assessment shall be performed no earlier than the sixth (6th) month and no later than the ninth (9th) month of the tenth (10th) Loan Year and every tenth (10th) Loan Year thereafter if the Loan Term exceeds twenty (20) years (or the fifth (5th) Loan Year in the case of any Mortgaged Property that is an “affordable housing property” as indicated on the Summary of Loan Terms and every fifth (5th) Loan Year thereafter if the Loan Term exceeds ten (10) years). After review of the property condition assessment, the amount of the Monthly Replacement Reserve Deposit may be adjusted by Lender for the remaining Loan Term by written notice to Borrower so that the Monthly Replacement Reserve Deposits are sufficient to fund the Replacements as and when required and/or the amount to be held in the Repairs Escrow Account may be adjusted by Lender so that the Repairs Escrow Deposit is sufficient to fund the Repairs as and when required.
(B)    Transfers.
In connection with any Transfer of the Mortgaged Property, the Facility Operating Agreement, or any Transfer of an ownership interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal that requires Lender’s consent, Lender may review the amounts on deposit, if any, in the Replacement Reserve Account or the Repairs Escrow Account, the amount of the Monthly Replacement Reserve Deposit and the likely repairs and replacements required by the Mortgaged Property, and the related contingencies which may arise during the remaining Loan Term. Based upon that review, Lender may require an additional deposit to the Replacement Reserve Account or the Repairs Escrow Account, or an increase in the amount of the Monthly Replacement Reserve Deposit as a condition to Lender’s consent to such Transfer.

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(4)    Insufficient Funds.
Lender may, upon thirty (30) days’ prior written notice to Borrower, require an additional deposit(s) to the Replacement Reserve Account or Repairs Escrow Account, or an increase in the amount of the Monthly Replacement Reserve Deposit, if Lender determines that the amounts on deposit in either the Replacement Reserve Account or the Repairs Escrow Account are not sufficient to cover the costs for Required Repairs or Required Replacements or, pursuant to the terms of Section 13.02(a)(9), not sufficient to cover the costs for Borrower Requested Repairs, Additional Lender Repairs, Borrower Requested Replacements, or Additional Lender Replacements. Borrower’s agreement to complete the Replacements or Repairs as required by this Loan Agreement shall not be affected by the insufficiency of any balance in the Replacement Reserve Account or the Repairs Escrow Account, as applicable.
(5)    Disbursements for Replacements and Repairs.
(A)    Disbursement requests may only be made after completion of the applicable Replacements and only to reimburse Borrower for the actual approved costs of the Replacements. Lender shall not disburse from the Replacement Reserve Account the costs of routine maintenance to the Mortgaged Property or for costs which are to be reimbursed from the Repairs Escrow Account or any similar account. Disbursement from the Replacement Reserve Account shall not be made more frequently than the Maximum Replacement Reserve Disbursement Interval. Other than in connection with a final request for disbursement, disbursements from the Replacement Reserve Account shall not be less than the Minimum Replacement Reserve Disbursement Amount.
(B)    Disbursement requests may only be made after completion of the applicable Repairs and only to reimburse Borrower for the actual cost of the Repairs, up to the Maximum Repair Cost. Lender shall not disburse any amounts which would cause the funds remaining in the Repairs Escrow Account after any disbursement (other than with respect to the final disbursement) to be less than the Maximum Repair Cost of the then-current estimated cost of completing all remaining Repairs. Lender shall not disburse from the Repairs Escrow Account the costs of routine maintenance to the Mortgaged Property or for costs which are to be reimbursed from the Replacement Reserve Account or any similar account. Disbursement from the Repairs Escrow Account shall not be made more frequently than the Maximum Repair Disbursement Interval. Other than in connection with a final request for disbursement, disbursements from the Repairs Escrow Account shall not be less than the Minimum Repairs Disbursement Amount.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	82
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(6)    Disbursement Requests.
Each request by Borrower for disbursement from the Replacement Reserve Account or the Repairs Escrow Account must be in writing, must specify the Replacement or Repair for which reimbursement is requested (provided that for any Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, and Additional Lender Repairs, Lender shall have approved the use of the Reserve/Escrow Account Funds for such replacements or repairs pursuant to the terms of Section 13.02(a)(9)), and must:
(A)    if applicable, specify the quantity and price of the items or materials purchased, grouped by type or category;
(B)    if applicable, specify the cost of all contracted labor or other services involved in the Replacement or Repair for which such request for disbursement is made;
(C)    if applicable, include copies of invoices for all items or materials purchased and all contracted labor or services provided;
(D)    include evidence of payment of such Replacement or Repair satisfactory to Lender (unless Lender has agreed to issue joint checks in connection with a particular Repair or Replacement as provided in this Loan Agreement); and
(E)    contain a certification by Borrower and, if applicable (and if reasonably requested by Lender), from Property Operator that the Repair or Replacement has been completed lien free and in a good and workmanlike manner, in accordance with any plans and specifications previously approved by Lender (if applicable) and in compliance with all applicable laws, ordinances, rules, and regulations of any Governmental Authority having jurisdiction over the Mortgaged Property, and otherwise in accordance with the provisions of this Loan Agreement.
(7)    Conditions to Disbursement.
Lender may require any or all of the following at the expense of Borrower as a condition to disbursement of funds from the Replacement Reserve Account or the Repairs Escrow Account (provided that for any Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, and Additional Lender Repairs, Lender shall have approved the use of the Reserve/Escrow Account Funds for such replacements or repairs pursuant to the terms of Section 13.02(a)(9)):
(A)    an inspection by Lender of the Mortgaged Property and the applicable Replacement or Repair;

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	83
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(B)    an inspection or certificate of completion by an appropriate independent qualified professional (such as an architect, engineer or property inspector, depending on the nature of the Repair or Replacement) selected by Lender;
(C)    either:
(i)    a search of title to the Mortgaged Property effective to the date of disbursement; or
(ii)    a “date-down” endorsement to Lender’s Title Policy (or a new Lender’s Title Policy if a “date-down” is not available) extending the effective date of such policy to the date of disbursement, and showing no Liens other than (1) Permitted Encumbrances, (2) liens which Borrower is diligently contesting in good faith that have been bonded off to the satisfaction of Lender, or (3) mechanics’ or materialmen’s liens which attach automatically under the laws of any Governmental Authority upon the commencement of any work upon, or delivery of any materials to, the Mortgaged Property and for which Borrower is not delinquent in the payment for any such work or materials; and
(D)    an acknowledgement of payment, waiver of claims, and release of lien for work performed and materials supplied from each contractor, subcontractor or materialman in accordance with the requirements of applicable law and covering all work performed and materials supplied (including equipment and fixtures) for the Mortgaged Property by that contractor, subcontractor, or materialman through the date covered by the disbursement request (or, in the event that payment to such contractor, subcontractor, or materialman is to be made by a joint check, the release of lien shall be effective through the date covered by the previous disbursement).
(8)    Joint Checks for Periodic Disbursements.
Lender may, upon Borrower’s written request, issue joint checks, payable to Borrower and the applicable supplier, materialman, mechanic, contractor, subcontractor, or other similar party, if:
(A)    the cost of the Replacement or Repair exceeds the Replacement Threshold or the Repair Threshold, as applicable, and the contractor performing such Replacement or Repair requires periodic payments pursuant to the terms of the applicable written contract;
(B)    the contract for such Repair or Replacement requires payment upon completion of the applicable portion of the work;

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	84
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(C)    Borrower makes the disbursement request after completion of the applicable portion of the work required to be completed under such contract;
(D)    the materials for which the request for disbursement has been made are on site at the Mortgaged Property and are properly secured or installed;
(E)    Lender determines that the remaining funds in the Replacement Reserve Account designated for such Replacement, or in the Repairs Escrow Account designated for such Repair, as applicable, are sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, or Additional Lender Repairs that have been previously approved by Lender;
(F)    each supplier, materialman, mechanic, contractor, subcontractor, or other similar party receiving payments shall have provided, if requested in writing by Lender, a waiver of liens with respect to amounts which have been previously paid to them; and
(G)    all other conditions for disbursement have been satisfied.
(9)    Replacements and Repairs Other than Required Replacements or Required Repairs.
(A)    Borrower Requested Replacements and Borrower Requested Repairs.
Borrower may submit a disbursement request from the Replacement Reserve Account or the Repairs Escrow Account to reimburse Borrower for any Borrower Requested Replacement or Borrower Requested Repair. The disbursement request must be in writing and include an explanation for such request. Lender shall make disbursements for Borrower Requested Replacements or Borrower Requested Repairs if:
(i)    they are of the type intended to be covered by the Replacement Reserve Account or the Repairs Escrow Account, as applicable;
(ii)    the costs are commercially reasonable;
(iii)    the amount of funds in the Replacement Reserve Account or Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	85
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Requested Repairs, Additional Lender Replacements or Additional Lender Repairs that have been previously approved by Lender; and
(iv)    all conditions for disbursement from the Replacement Reserve Account or Repairs Escrow Account, as applicable, have been satisfied.
Nothing in this Loan Agreement shall limit Lender’s right to require an additional deposit to the Replacement Reserve Account or an increase to the Monthly Replacement Reserve Deposit in connection with any such Borrower Requested Replacements, or an additional deposit to the Repairs Escrow Account for any such Borrower Requested Repairs.
(B)    Additional Lender Replacements and Additional Lender Repairs.
Lender may require, as set forth in Section 6.02(b), Section 6.03(c), or otherwise from time to time, upon written notice to Borrower, that Borrower make Additional Lender Replacements or Additional Lender Repairs. Lender shall make disbursements from the Replacement Reserve Account for Additional Lender Replacements or from the Repairs Escrow Account for Additional Lender Repairs, as applicable, if:
(i)    the costs are commercially reasonable;
(ii)    the amount of funds in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, or Additional Lender Repairs that have been previously approved by Lender; and
(iii)    all conditions for disbursement from the Replacement Reserve Account or Repairs Escrow Account, as applicable, have been satisfied.
Nothing in this Loan Agreement shall limit Lender’s right to require an additional deposit to the Replacement Reserve Account or an increase to the Monthly Replacement Reserve Deposit for any such Additional Lender Replacements or an additional deposit to the Repairs Escrow Account for any such Additional Lender Repair.

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(10)    Excess Costs.
In the event any Replacement or Repair exceeds the approved cost set forth on the Required Replacement Schedule for Replacements, or the Maximum Repair Cost for Repairs, Borrower may submit a disbursement request to reimburse Borrower for such excess cost. The disbursement request must be in writing and include an explanation for such request. Lender shall make disbursements from the Replacement Reserve Account or the Repairs Escrow Account, as applicable, if:
(A)    the excess cost is commercially reasonable;
(B)    the amount of funds in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, or Additional Lender Repairs that have been previously approved by Lender; and
(C)    all conditions for disbursement from the Replacement Reserve Account or the Repairs Escrow Account have been satisfied.
(11)    Final Disbursements.
Upon completion of all Repairs in accordance with this Loan Agreement and so long as no Event of Default has occurred and is continuing, Lender shall disburse to Borrower any amounts then remaining in the Repairs Escrow Account. Upon payment in full of the Indebtedness and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower any and all amounts then remaining in the Replacement Reserve Account and the Repairs Escrow Account (if not previously released).
(b)    Approvals of Contracts; Assignment of Claims.
Lender retains the right to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors, or other parties providing labor or materials in connection with the Replacements or Repairs. Notwithstanding Borrower’s assignment in the Security Instrument (or Property Operator’s assignment pursuant to the SASA) of its rights and claims against all Persons supplying labor or materials in connection with the Replacement or Repairs, Lender will not pursue any such right or claim unless an Event of Default has occurred and is continuing or as otherwise provided in Section 14.03(c).

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(c)    Delays and Workmanship.
If any work for any Replacement or Repair has not timely commenced, has not been timely performed in a workmanlike manner, or has not been timely completed in a workmanlike manner, Lender may, without notice to Borrower:
(1)    withhold disbursements from the Replacement Reserve Account or Repairs Escrow Account for such unsatisfactory Replacement or Repair, as applicable;
(2)    proceed under existing contracts or contract with third parties to make or complete such Replacement or Repair;
(3)    apply the funds in the Replacement Reserve Account or Repairs Escrow Account toward the labor and materials necessary to make or complete such Replacement or Repair, as applicable; or
(4)    exercise any and all other remedies available to Lender under this Loan Agreement or any other Loan Document, including any remedies otherwise available upon an Event of Default pursuant to the terms of Section 14.02.
To facilitate Lender’s completion or making of such Replacements or Repairs, Lender shall have the right to enter onto the Mortgaged Property and perform any and all work and labor necessary to make or complete the Replacements or Repairs and employ watchmen to protect the Mortgaged Property from damage. All funds so expended by Lender shall be deemed to have been advanced to Borrower, shall be part of the Indebtedness and shall be secured by the Security Instrument and this Loan Agreement.
(d)    Appointment of Lender as Attorney-In-Fact.
Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c).
(e)    No Lender Obligation.
Nothing in this Loan Agreement shall:
(1)    make Lender responsible for making or completing the Replacements or Repairs;
(2)    require Lender to expend funds, whether from the Replacement Reserve Account, the Repairs Escrow Account, or otherwise, to make or complete any Replacement or Repair;
(3)    obligate Lender to proceed with the Replacements or Repairs; or

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	88
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(4)    obligate Lender to demand from Borrower additional sums to make or complete any Replacement or Repair.
(f)    No Lender Warranty.
Lender’s approval of any plans for any Replacement or Repair, release of funds from the Replacement Reserve Account or Repairs Escrow Account, inspection of the Mortgaged Property by Lender or its agents, representatives, or designees, or other acknowledgment of completion of any Replacement or Repair in a manner satisfactory to Lender shall not be deemed an acknowledgment or warranty to any person that the Replacement or Repair has been completed in accordance with applicable building, zoning, or other codes, ordinances, statutes, laws, regulations, or requirements of any governmental agency, such responsibility being at all times exclusively that of Borrower.

ARTICLE 14 - DEFAULTS/REMEDIES
Section 14.01    Events of Default.
The occurrence of any one or more of the following in this Section 14.01 shall constitute an Event of Default under this Loan Agreement.
(a)    Automatic Events of Default.
Any of the following shall constitute an automatic Event of Default:
(1)    any failure to pay or deposit when due any amount required by the Note, this Loan Agreement or any other Loan Document;
(2)    any failure by Borrower to maintain the insurance coverage required by any Loan Document;
(3)    any failure by Borrower to comply with the provisions of Section 4.02(d) relating to its single asset status;
(4)    if any warranty, representation, certification, or statement of Borrower, Guarantor, or Key Principal in this Loan Agreement or any of the other Loan Documents is false, inaccurate, or misleading in any material respect when made;
(5)    fraud, gross negligence, willful misconduct, or material misrepresentation or material omission by or on behalf of Borrower, Affiliated Property Operator, Guarantor, or Key Principal or any of their officers, directors, trustees, partners, members, or managers in connection with:
(A)    the application for, or creation of, the Indebtedness;

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(B)    any financial statement, rent roll, or other report or information provided to Lender during the term of the Mortgage Loan; or
(C)    any request for Lender’s consent to any proposed action, including a request for disbursement of Reserve/Escrow Account Funds or Collateral Account Funds;
(6)    the occurrence of any Transfer not permitted by the Loan Documents;
(7)    the occurrence of a Bankruptcy Event;
(8)    the commencement of a forfeiture action or other similar proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Loan Agreement or the Security Instrument or Lender’s interest in the Mortgaged Property;
(9)    if Borrower, Affiliated Property Operator, Guarantor, or Key Principal is a trust, or if Control of Borrower, Affiliated Property Operator, Guarantor, or Key Principal is Transferred or if a Restricted Ownership Interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal would be Transferred due to the termination or revocation of a trust, the termination or revocation of such trust, except as set forth in Section 11.03(d);
(10)    any failure by Borrower to complete any Repair related to fire, life, or safety issues in accordance with the terms of this Loan Agreement within the Completion Period (or such other date set forth on the Required Repair Schedule or otherwise required by Lender in writing for such Repair);
(11)    any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust, or deed to secure debt on the Mortgaged Property or any interest therein of a right to declare all amounts due under that debt instrument immediately due and payable;
(12)    amendment or modification of Facility Operating Agreement not permitted by the Loan Documents;
(13)    any failure by Borrower or any Property Operator to comply with the use and License requirements set forth in any Loan Document or as required by any applicable law;
(14)    a Transfer or change in the holder of the Licenses;
(15)    a termination of any Facility Operating Agreement;

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(16)    (A) any loss by Borrower or any Property Operator of any License, or (B) any failure by Borrower or any Property Operator to comply strictly with any consent order or decree or to correct, within the time deadlines set by any federal, state, or local licensing agency, any deficiency where such failure results, or under applicable laws and regulations, is reasonably likely to result, in an action by such agency with respect to the Mortgaged Property that may have a material adverse effect on Borrower, any Property Operator, or the management and operations of the Mortgaged Property or Borrower’s or Property Operator’s interest in the Mortgaged Property, including a termination, revocation, or suspension of any Licenses;
(17)    if Borrower or any Property Operator:
(A)    ceases to operate the Mortgaged Property as a Seniors Housing Facility or takes any action or permits to exist any condition that causes the Mortgaged Property to no longer be classified as a Seniors Housing Facility;
(B)    ceases to provide such kitchens, separate bathrooms, and areas for eating, sitting, and sleeping in each independent living or assisted living unit or at a minimum, central bathing and dining facilities for Alzheimer’s/dementia care, as are provided as of the Effective Date;
(C)    ceases to provide other facilities and services normally associated with independent living or assisted living units including (i)central dining services providing up to three (3) meals per day, (ii) periodic housekeeping, (iii) laundry services, (iv) customary transportation services, and (v) social activities;
(D)    provides or contracts for skilled nursing care for any of the units; or
(E)    leases or holds available for lease to commercial tenants non-residential space (i.e., space other than the units, dining areas, activity rooms, lobby, parlors, kitchen, mailroom, marketing/management offices) exceeding ten percent (10%) of the net rental area;
(18)    a default which continues beyond any applicable cure period under any Facility Operating Agreement; or
(19)    an Event of Default under the SASA.
(b)    Events of Default Subject to a Specified Cure Period.
Any of the following shall constitute an Event of Default subject to the cure period set forth in the Loan Documents:

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(1)    if Key Principal or Guarantor is a natural person, the death of such individual, unless all requirements of Section 11.03(e) are met;
(2)    the occurrence of a Guarantor Bankruptcy Event, unless requirements of Section 11.03(f) are met;
(3)    any failure by Borrower, Affiliated Property Operator, Key Principal, or Guarantor to comply with the provisions of Section 5.02(b) and Section 5.02(c); or
(4)    any failure by Borrower to perform any obligation under this Loan Agreement or any Loan Document that is subject to a specified written notice and cure period, which failure continues beyond such specified written notice and cure period as set forth herein or in the applicable Loan Document.
(c)    Events of Default Subject to Extended Cure Period.
The following shall constitute an Event of Default if the existence of such condition or event, or such failure to perform or default in performance continues for a period of thirty (30) days after written notice by Lender to Borrower of the existence of such condition or event, or of such failure to perform or default in performance, provided, however, such period may be extended for up to an additional thirty (30) days if Borrower, in the discretion of Lender, is diligently pursuing a cure of such; provided, further, however, no such written notice, grace period, or extension shall apply if, in Lender’s discretion, immediate exercise by Lender of a right or remedy under this Loan Agreement or any Loan Document is required to avoid harm to Lender or impairment of the Mortgage Loan (including the Loan Documents), the Mortgaged Property or any other security given for the Mortgage Loan:
(1)    any failure by Borrower to perform any of its obligations under this Loan Agreement or any Loan Document (other than those specified in Section 14.01(a) or Section 14.01(b) above) as and when required.
Section 14.02    Remedies.
(a)    Acceleration; Foreclosure.
If an Event of Default has occurred and is continuing, the entire unpaid principal balance of the Mortgage Loan, any Accrued Interest, interest accruing at the Default Rate, the Prepayment Premium (if applicable), and all other Indebtedness, at the option of Lender, shall immediately become due and payable, without any prior written notice to Borrower, unless applicable law requires otherwise (and in such case, after any required written notice has been given). Lender may exercise this option to accelerate regardless of any prior forbearance. In addition, Lender shall have all rights and remedies afforded to it hereunder and under the other Loan Documents, including, foreclosure on and/or the power of sale of the Mortgaged Property, as provided in the Security Instrument, and

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	92
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any rights and remedies available to it at law or in equity (subject to Borrower’s statutory rights of reinstatement, if any, prior to a Foreclosure Event). Any proceeds of a foreclosure or other sale under this Loan Agreement or any other Loan Document may be held and applied by Lender as additional collateral for the Indebtedness pursuant to this Loan Agreement. Notwithstanding the foregoing, the occurrence of any Bankruptcy Event shall automatically accelerate the Mortgage Loan and all obligations and Indebtedness shall be immediately due and payable without written notice or further action by Lender.
(b)    Loss of Right to Disbursements from Collateral Accounts.
If an Event of Default has occurred and is continuing, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve/Escrow Accounts and any Collateral Accounts. During the continuance of any such Event of Default, Lender may use the Reserve/Escrow Account Funds and any Collateral Account Funds (or any portion thereof) for any purpose, including:
(1)    repayment of the Indebtedness, including principal prepayments and the Prepayment Premium applicable to such full or partial prepayment, as applicable (however, such application of funds shall not cure or be deemed to cure any Event of Default);
(2)    reimbursement of Lender for all losses and expenses (including reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default;
(3)    completion of the Replacement or Repair or for any other replacement or repair to the Mortgaged Property; and
(4)    payment of any amount expended in exercising (and the exercise of) all rights and remedies available to Lender at law or in equity or under this Loan Agreement or under any of the other Loan Documents.
Nothing in this Loan Agreement shall obligate Lender to apply all or any portion of the Reserve/Escrow Account Funds or Collateral Account Funds on account of any Event of Default or to repayment of the Indebtedness or in any specific order of priority.
(c)    Remedies Cumulative.
Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of additional default by Borrower in order to exercise any of its remedies with respect to an Event of Default.
(d)    Operations upon Event of Default; Lockbox Account.
(1)    If an Event of Default has occurred and is continuing:

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(A)    Borrower shall or shall cause each Property Operator to, at the option of Lender, continue to provide all necessary services required under each Facility Operating Agreement or applicable licensing or regulatory requirements to operate and manage the Mortgaged Property as a Seniors Housing Facility and shall fully cooperate with Lender and any receiver as may be appointed by a court, in performing these services and agrees to arrange for an orderly transition to a replacement property operator or provider of the necessary services, and to execute promptly all applications, assignments, consents, and documents requested by Lender to facilitate such transition; and
(B)    Lender may cause the removal of Borrower or any Property Operator (as applicable) from any Mortgaged Property operations. Until such time as Lender has located a replacement property operator, Borrower or the acting Property Operator shall continue to provide all required services to maintain the Mortgaged Property in full compliance with all License and regulatory requirements. Borrower acknowledges that its failure to perform or to cause the performance of this service shall constitute a form of waste of the Mortgaged Property, causing irreparable harm to Lender and the Mortgaged Property, and shall constitute sufficient cause for the appointment of a receiver.
(4)    In addition to the remedies set forth herein and elsewhere in the Loan Documents, upon an Event of Default, Lender shall be entitled to mandate the use of a lockbox bank account or other depositary account, to be maintained under the control and supervision of Lender, for all income of the Mortgaged Property, including Rents, service charges, insurance payments, and Third Party Payments.
Section 14.03    Additional Lender Rights; Forbearance.
(a)    No Effect Upon Obligations.
Lender may, but shall not be obligated to, agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any Property Operator, Guarantor, Key Principal, or other third party obligor, to take any of the following actions:
(1)    the time for payment of the principal of or interest on the Indebtedness may be extended, or the Indebtedness may be renewed in whole or in part;
(2)    the rate of interest on or period of amortization of the Mortgage Loan or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;
(3)    the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	94
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(4)    any or all payments due under this Loan Agreement or any other Loan Document may be reduced;
(5)    any Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount of the Mortgage Loan;
(6)    any amounts under this Loan Agreement or any other Loan Document may be released;
(7)    any security for the Indebtedness may be modified, exchanged, released, surrendered, or otherwise dealt with, or additional security may be pledged or mortgaged for the Indebtedness;
(8)    the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower; or
(9)    any other terms of the Loan Documents may be modified.
(b)    No Waiver of Rights or Remedies.
Any waiver of an Event of Default or forbearance by Lender in exercising any right or remedy under this Loan Agreement or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of any other Event of Default or preclude the exercise or failure to exercise of any other right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise or failure to exercise of any other right available to Lender. Lender’s receipt of any insurance proceeds or amounts in connection with a Condemnation Action shall not operate to cure or waive any Event of Default.
(c)    Appointment of Lender as Attorney-In-Fact.
Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any officer of Lender or any Person designated by Lender for that purpose) as Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower’s name, place, and stead, with full power of substitution, to:
(1)    use any of the funds in the Replacement Reserve Account or Repairs Escrow Account for the purpose of making or completing the Replacements or Repairs;

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(2)    make such additions, changes, and corrections to the Replacements or Repairs as shall be necessary or desirable to complete the Replacements or Repairs;
(3)    employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for such purposes;
(4)    pay, settle, or compromise all bills and claims for materials and work performed in connection with the Replacements or Repairs, or as may be necessary or desirable for the completion of the Replacements or Repairs, or for clearance of title;
(5)    adjust and compromise any claims under any and all policies of insurance required pursuant to this Loan Agreement and any other Loan Document, subject only to Borrower’s rights under this Loan Agreement;
(6)    appear in and prosecute any action arising from any insurance policies;
(7)    collect and receive the proceeds of insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds;
(8)    commence, appear in, and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any condemnation;
(9)    settle or compromise any claim in connection with any condemnation;
(10)    execute all applications and certificates in the name of Borrower which may be required by any of the contract documents;
(11)    prosecute and defend all actions or proceedings in connection with the Mortgaged Property or the rehabilitation and repair of the Mortgaged Property;
(12)    take such actions as are permitted in this Loan Agreement and any other Loan Documents;
(13)    execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and to enforce such interests in, the collateral; and
(14)    carry out any remedy provided for in this Loan Agreement and any other Loan Documents, including endorsing Borrower’s name to checks, drafts, instruments and other items of payment and proceeds of the collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Borrower, changing the address of Borrower to that of Lender, opening all envelopes addressed to Borrower, and applying any payments contained therein to the Indebtedness.
Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable and shall not be affected

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by the disability or incompetence of Borrower. Borrower specifically acknowledges and agrees that this power of attorney granted to Lender may be assigned by Lender to Lender’s successors or assigns as holder of the Note (and the other Loan Documents). The foregoing powers conferred on Lender under this Section 14.03(c) shall not impose any duty upon Lender to exercise any such powers and shall not require Lender to incur any expense or take any action. Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Loan Agreement and any other Loan Documents.
Notwithstanding the foregoing provisions, Lender shall not exercise its rights as set forth in this Section 14.03(c) unless: (A) an Event of Default has occurred and is continuing, or (B) Lender determines, in its discretion, that exigent circumstances exist or that such exercise is necessary or prudent in order to protect and preserve the Mortgaged Property, or Lender’s lien priority and security interest in the Mortgaged Property.
(d)    Borrower Waivers.
If more than one Person signs this Loan Agreement as Borrower, each Borrower, with respect to any other Borrower, hereby agrees that Lender, in its discretion, may:
(1)    bring suit against Borrower, or any one or more of Borrower, jointly and severally, or against any one or more of them;
(2)    compromise or settle with any one or more of the persons constituting Borrower, for such consideration as Lender may deem proper;
(3)    release one or more of the persons constituting Borrower, from liability; or
(4)    otherwise deal with Borrower, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from any Borrower the full amount of the Indebtedness.
Section 14.04    Waiver of Marshaling.
Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Loan Agreement, any other Loan Document or applicable law. Lender shall have the right to determine the order in which all or any part of the Indebtedness is satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Loan Agreement waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Loan Agreement or any other Loan Documents.

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Lender shall account for any moneys received by Lender in respect of any foreclosure on or disposition of collateral hereunder and under the other Loan Documents provided that Lender shall not have any duty as to any collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER (a) FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED PURSUANT TO A FINAL, NON-APPEALABLE COURT ORDER BY A COURT OF COMPETENT JURISDICTION, NOR (b) FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE 15 - MISCELLANEOUS
Section 15.01    Governing Law; Consent to Jurisdiction and Venue.
(a)    Governing Law.
This Loan Agreement and any other Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the Property Jurisdiction without regard to the application of choice of law principles.
(b)    Venue.
Any controversy arising under or in relation to this Loan Agreement or any other Loan Document shall be litigated exclusively in the Property Jurisdiction without regard to conflicts of laws principles. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Loan Agreement or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise.
Section 15.02    Notice.
(a)    Process of Serving Notice.
Except as otherwise set forth herein or in any other Loan Document, all notices under this Loan Agreement and any other Loan Document shall be:
(1)    in writing and shall be:
(A)    delivered, in person;

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	98
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(B)    mailed, postage prepaid, either by registered or certified delivery, return receipt requested;
(C)    sent by overnight courier; or
(D)    sent by electronic mail with originals to follow by overnight courier;
(2)    addressed to the intended recipient at Borrower’s Notice Address and Lender’s Notice Address, as applicable; and
(3)    deemed given on the earlier to occur of:
(A)    the date when the notice is received by the addressee; or
(B)    if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.
(b)    Change of Address.
Any party to this Loan Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other parties identified on the Summary of Loan Terms in accordance with this Section 15.02.
(c)    Default Method of Notice.
Any required notice under this Loan Agreement or any other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 15.02.
(d)    Receipt of Notices.
Neither Borrower nor Lender shall refuse or reject delivery of any notice given in accordance with this Loan Agreement. Each party is required to acknowledge, in writing, the receipt of any notice upon request by the other party.
(e)    Property Operator Notices.
Borrower acknowledges and agrees that Borrower solely shall be responsible for (1) causing Property Operator to comply with any notice received by Borrower from Lender, and (2) promptly providing Lender with copies of notices received by Borrower from Property Operator. Borrower’s compliance with or failure to act as an intermediary as described in this Section 15.02(e) shall not relieve Borrower from its obligations under this Loan Agreement, nor shall it constitute a defense or excuse for nonperformance by Borrower, Property Operator, or any Guarantor, as applicable. Lender shall have no obligation to provide any notice to Property Operator unless and until Lender has taken ownership or control of the Mortgaged Property, or in connection with Lender’s exercise of the power of attorney granted herein, and then only as required by the Loan Documents or the Facility Operating Agreement.

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Section 15.03    Successors and Assigns Bound; Sale of Mortgage Loan.
(a)    Binding Agreement.
This Loan Agreement shall bind, and the rights granted by this Loan Agreement shall inure to, the successors and assigns of Lender and the permitted successors and assigns of Borrower. However, a Transfer not permitted by this Loan Agreement shall be an Event of Default and shall be void ab initio.
(b)    Sale of Mortgage Loan; Change of Servicer.
Nothing in this Loan Agreement shall limit Lender’s (including its successors and assigns) right to sell or transfer the Mortgage Loan or any interest in the Mortgage Loan. The Mortgage Loan or a partial interest in the Mortgage Loan (together with this Loan Agreement and the other Loan Documents) may be sold one or more times without prior written notice to Borrower. A sale may result in a change of the Loan Servicer.
Section 15.04    Counterparts.
This Loan Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document and all such counterparts shall be construed together and shall constitute one instrument.
Section 15.05    Joint and Several (or Solidary) Liability.
If more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons shall be joint and several (solidary instead for purposes of Louisiana law).
Section 15.06    Relationship of Parties; No Third Party Beneficiary.
(a)    Solely Creditor and Debtor.
The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement shall create any other relationship between Lender and Borrower, nor between Lender and Property Operator. Nothing contained in this Loan Agreement shall constitute Lender as a joint venturer, partner, or agent of Borrower or Property Operator, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower or Property Operator.
(b)    No Third Party Beneficiaries.
No creditor of any party to this Loan Agreement and no other Person shall be a third party beneficiary of this Loan Agreement or any other Loan Document or any account created or contemplated under this Loan Agreement or any other Loan Document. Nothing contained in this Loan Agreement shall be deemed or construed to create an obligation on the part of Lender to any

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	100
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third party nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Loan Agreement. Without limiting the foregoing:
(1)    any Servicing Arrangement between Lender and any Loan Servicer shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness;
(2)    Borrower shall not be a third party beneficiary of any Servicing Arrangement; and
(3)    no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.
Section 15.07    Severability; Entire Agreement; Amendments.
The invalidity or unenforceability of any provision of this Loan Agreement or any other Loan Document shall not affect the validity or enforceability of any other provision of this Loan Agreement or of any other Loan Document, all of which shall remain in full force and effect, including the Guaranty. This Loan Agreement contains the complete and entire agreement among the parties as to the matters covered, rights granted, and the obligations assumed in this Loan Agreement. This Loan Agreement may not be amended or modified except by written agreement signed by the parties hereto.
Section 15.08    Construction.
(a)The captions and headings of the sections of this Loan Agreement and the Loan Documents are for convenience only and shall be disregarded in construing this Loan Agreement and the Loan Documents.
(b)    Any reference in this Loan Agreement to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit or Schedule attached to this Loan Agreement or to a Section or Article of this Loan Agreement.
(c)    Any reference in this Loan Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.
(d)    Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular.
(e)    As used in this Loan Agreement, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only and not a limitation.
(f)    Whenever Borrower’s knowledge is implicated in this Loan Agreement or the phrase “to Borrower’s knowledge” or a similar phrase is used in this Loan Agreement, Borrower’s

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	101
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knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.
(g)    Unless otherwise provided in this Loan Agreement, if Lender’s approval, designation, determination, selection, estimate, action, or decision is required, permitted, or contemplated hereunder, such approval, designation, determination, selection, estimate, action, or decision shall be made in Lender’s sole and absolute discretion.
(h)    All references in this Loan Agreement to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.
(i)    “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.
(j)    If the Mortgage Loan proceeds are disbursed on a date that is later than the Effective Date, as described in Section 2.02(a)(1), the representations and warranties in the Loan Documents with respect to the ownership and operation of the Mortgaged Property shall be deemed to be made as of the disbursement date.
(k)    Any references in this Loan Agreement to a Senior Housing Facility shall refer to the Mortgaged Property identified on the Summary of Loan Terms including the Seniors Housing Facility Licensing Designation.
(l)    Each reference to “tenant” or “tenants” in the Loan Documents shall be interpreted to mean “subtenant” or “subtenants” where the context so indicates.
Section 15.09    Mortgage Loan Servicing.
All actions regarding the servicing of the Mortgage Loan, including the collection of payments, the giving and receipt of notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such written notice from Lender shall govern. The Loan Servicer may change from time to time (whether related or unrelated to a sale of the Mortgage Loan). If there is a change of the Loan Servicer, Borrower will be given written notice of the change.
Section 15.10    Disclosure of Information.
Lender may furnish information regarding Borrower, Property Operator, Key Principal, Guarantor, or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase, or securitization of the Mortgage Loan, including trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including any right of privacy.

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Section 15.11    Waiver; Conflict.
No specific waiver of any of the terms of this Loan Agreement shall be considered as a general waiver. If any provision of this Loan Agreement is in conflict with any provision of any other Loan Document, the provision contained in this Loan Agreement shall control.
Section 15.12    No Reliance.
Borrower acknowledges, represents, and warrants that:
(a)    it understands the nature and structure of the transactions contemplated by this Loan Agreement and the other Loan Documents;
(b)    it is familiar with the provisions of all of the documents and instruments relating to such transactions;
(c)    it understands the risks inherent in such transactions, including the risk of loss of all or any part of the Mortgaged Property;
(d)    it has had the opportunity to consult counsel; and
(e)    it has not relied on Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Loan Agreement or any other Loan Document or otherwise relied on Lender in any manner in connection with interpreting, entering into, or otherwise in connection with this Loan Agreement, any other Loan Document, or any of the matters contemplated hereby or thereby.
Section 15.13    Subrogation.
If, and to the extent that, the proceeds of the Mortgage Loan are used to pay, satisfy, or discharge any obligation of Borrower or Property Operator for the payment of money that is secured by a pre-existing mortgage, deed of trust, or other lien encumbering the Mortgaged Property, such Mortgage Loan proceeds shall be deemed to have been advanced by Lender at Borrower’s request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by such prior lien, whether or not such prior lien is released.
Section 15.14    Counting of Days.
Except where otherwise specifically provided, any reference in this Loan Agreement to a period of “days” means calendar days, not Business Days. If the date on which Borrower is required to perform an obligation under this Loan Agreement is not a Business Day, Borrower shall be required to perform such obligation by the Business Day immediately preceding such date; provided, however, in respect of any Payment Date, or if the Maturity Date is other than a Business Day,

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Borrower shall be obligated to make such payment by the Business Day immediately following such date.
Section 15.15    Revival and Reinstatement of Indebtedness.
If the payment of all or any part of the Indebtedness by Borrower, Property Operator, any Guarantor, or any other Person, or the transfer to Lender of any collateral or other property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses, and attorneys’ fees incurred by Lender in connection therewith, and the Indebtedness shall automatically shall be revived, reinstated, and restored by such amount and shall exist as though such Voidable Transfer had never been made.
Section 15.16    Time is of the Essence.
Borrower agrees that, with respect to each and every obligation and covenant contained in this Loan Agreement and the other Loan Documents, time is of the essence.
Section 15.17    Final Agreement.
THIS LOAN AGREEMENT ALONG WITH ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Loan Agreement and the other Loan Documents. This Loan Agreement, the other Loan Documents, and any of their provisions may not be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.
Section 15.18    WAIVER OF TRIAL BY JURY.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER, THAT IS TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	104
Article 15	08-14	© 2014 Fannie Mae

IN WITNESS WHEREOF, Borrower and Lender have signed and delivered this Loan Agreement under seal (where applicable) or have caused this Loan Agreement to be signed and delivered under seal (where applicable) by their duly authorized representatives. Where applicable law so provides, Borrower and Lender intend that this Loan Agreement shall be deemed to be signed and delivered as a sealed instrument.
BORROWER:

CARE YBE SUBSIDIARY LLC, a Delaware limited liability company

By:    /s/ J. Justin Hutchens
Name:    J. Justin Hutchens
Title:    President

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	105
Article 15	08-14	© 2014 Fannie Mae

LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:    /s/ Crystal L Williams
Name:    Crystal L. Williams
Title:    Senior Vice President

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	1
Signature Page	08-14	© 2014 Fannie Mae

SCHEDULE 1
TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
Definitions Schedule
(Interest Rate Type – Fixed Rate)
(Seniors Housing)
Capitalized terms used in the Loan Agreement have the meanings given to such terms in this Definitions Schedule.
“Accounts” has the meaning set forth in the Security Instrument.
“Accrued Interest” means unpaid interest, if any, on the Mortgage Loan that has not been added to the unpaid principal balance of the Mortgage Loan pursuant to Section 2.02(b) (Capitalization of Accrued But Unpaid Interest) of the Loan Agreement.
“Acuity” means the type of housing and services categorized as Independent Living, Assisted Living or Alzheimer’s/Dementia Care provided to residents at the Mortgaged Property.
“Additional Lender Repairs” means repairs of the type listed on the Required Repair Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.
“Additional Lender Replacements” means replacements of the type listed on the Required Replacement Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.
“Affiliated Property Operator” means any Property Operator that is a Borrower Affiliate.
“Allowed Change in Use” means a change during the Loan Term in the unit or bed Acuity composition at the Mortgaged Property not to exceed five percent (5%) of the total number of units or beds in place as of the Effective Date.
“Amortization Period” has the meaning set forth in the Summary of Loan Terms.
“Amortization Type” has the meaning set forth in the Summary of Loan Terms.
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended (e.g., 31 U.S.C. Sections 5311-5330).
“Bankruptcy Event” means any one or more of the following:
(a)    the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by Borrower;

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	2
Signature Page	08-14	© 2014 Fannie Mae

(b)    the acknowledgment in writing by Borrower (other than to Lender in connection with a workout) that it is unable to pay its debts generally as they mature;
(c)    the making of a general assignment for the benefit of creditors by Borrower;
(d)    the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against Borrower; or
(e)    the appointment of a receiver (other than a receiver appointed at the direction or request of Lender under the terms of the Loan Documents), liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over Borrower or any substantial part of the assets of Borrower;
provided, however, that any proceeding or case under (d) or (e) above shall not be a Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement or active participation of (1) Borrower, Affiliated Property Operator, Guarantor, or Key Principal, (2) any Person Controlling Borrower, Affiliated Property Operator, Guarantor, or Key Principal, or (3) any Person Controlled by or under common Control with Borrower, Affiliated Property Operator, Guarantor, or Key Principal (in which event such case or proceeding shall be a Bankruptcy Event immediately).
“Borrower” means, individually (and jointly and severally (solidarily instead for purposes of Louisiana law) if more than one), the entity (or entities) identified as “Borrower” in the first paragraph of the Loan Agreement.
“Borrower Affiliate” means, as to Borrower, Guarantor, Key Principal or Affiliated Property Operator:
(a)    any Person that owns any direct ownership interest in Borrower, Guarantor, Key Principal or Affiliated Property Operator;
(b)    any Person that indirectly owns, with the power to vote, twenty percent (20%) or more of the ownership interests in Borrower, Guarantor, Key Principal or Affiliated Property Operator;
(c)    any Person Controlled by, under common Control with, or which Controls, Borrower, Guarantor, Key Principal or Affiliated Property Operator;
(d)    any entity in which Borrower, Guarantor, Key Principal or Affiliated Property Operator directly or indirectly owns, with the power to vote, twenty percent (20%) or more of the ownership interests in such entity, or
(e)    any other individual that is related (to the third degree of consanguinity) by blood or marriage to Borrower, Guarantor, Key Principal or Affiliated Property Operator.
“Borrower Requested Repairs” means repairs not listed on the Required Repair Schedule requested by Borrower to be reimbursed from the Repairs Escrow Account and determined advisable

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	1
Fannie Mae	08-14	© 2014 Fannie Mae

by Lender to keep the Mortgaged Property in good order and repair and in a good marketable condition or to prevent deterioration of the Mortgaged Property.
“Borrower Requested Replacements” means replacements not listed on the Required Replacement Schedule requested by Borrower to be reimbursed from the Replacement Reserve Account and determined advisable by Lender to keep the Mortgaged Property in good order and repair and in a good marketable condition or to prevent deterioration of the Mortgaged Property.
“Borrower’s General Business Address” has the meaning set forth in the Summary of Loan Terms.
“Borrower’s Notice Address” has the meaning set forth in the Summary of Loan Terms.
“Business Day” means any day other than (a) a Saturday, (b) a Sunday, (c) a day on which Lender is not open for business, or (d) a day on which the Federal Reserve Bank of New York is not open for business.
“Collateral Account Funds” means, collectively, the funds on deposit in any or all of the Collateral Accounts, including the Reserve/Escrow Account Funds.
“Collateral Accounts” means any account designated as such by Lender pursuant to a Collateral Agreement or as established pursuant to this Loan Agreement, including the Reserve/Escrow Account.
“Collateral Agreement” means any separate agreement between Borrower and Lender for the establishment of any other fund, reserve or account.
“Completion Period” has the meaning set forth in the Summary of Loan Terms.
“Condemnation Action” has the meaning set forth in the Security Instrument.
“Contract” means any contract or other agreement for the provision of goods or services at or otherwise in connection with the operation, use or maintenance of the Mortgaged Property, excluding the Facility Operating Agreement and including cash deposited to secure performance by parties of their obligations.
“Control” (including with correlative meanings, such as “Controlling,” “Controlled by” and “under common Control with”) means, as applied to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and operations of such entity, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.
“Credit Score” means a numerical value or a categorization derived from a statistical tool or modeling system used to measure credit risk and predict the likelihood of certain credit behaviors, including default.
“Debt Service Amounts” means the Monthly Debt Service Payments and all other amounts payable under the Loan Agreement, the Note, the Security Instrument or any other Loan Document.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	2
Fannie Mae	08-14	© 2014 Fannie Mae

“Default Rate” means an interest rate equal to the lesser of:
(a)    the sum of the Interest Rate plus four (4) percentage points; or
(b)    the maximum interest rate which may be collected from Borrower under applicable law.
“Definitions Schedule” means this Schedule 1 (Definitions Schedule) to the Loan Agreement.
“Depositary Agreement” means, individually and together the Government Receivables Depositary Agreement and the Government Receivables Collection Account Agreement.
“Effective Date” has the meaning set forth in the Summary of Loan Terms.
“Employee Benefit Plan” means a plan described in Section 3(3) of ERISA, regardless of whether the plan is subject to ERISA.
“Enforcement Costs” has the meaning set forth in the Security Instrument.
“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the Effective Date made by Borrower to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.
“Environmental Inspections” has the meaning set forth in the Environmental Indemnity Agreement.
“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean, with respect to Borrower, any entity that, together with Borrower, would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code, or Section 4001(a)(14) of ERISA, or the regulations thereunder.
“ERISA Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (or related trust) that is subject to the requirements of Title IV of ERISA, Sections 430 or 431 of the Internal Revenue Code, or Sections 302, 303, or 304 of ERISA, which is maintained or contributed to by Borrower or its ERISA Affiliates.
“Event of Default” means the occurrence of any event listed in Section 14.01 (Events of Default) of the Loan Agreement.
“Exceptions to Representations and Warranties Schedule” means that certain Schedule 7 (Exceptions to Representations and Warranties Schedule) to the Loan Agreement.
“Facility Operating Agreement” means, individually and collectively, any of an Operating Lease, Sublease, Management Agreement or any other agreement setting forth the responsibilities for the

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	3
Fannie Mae	08-14	© 2014 Fannie Mae

operation, management, maintenance or administration of the Mortgaged Property as a Seniors Housing Facility.
“First Payment Date” has the meaning set forth in the Summary of Loan Terms.
“First Principal and Interest Payment Date” has the meaning set forth in the Summary of Loan Terms, if applicable.
“Fixed Rate” has the meaning set forth in the Summary of Loan Terms.
“Fixtures” has the meaning set forth in the Security Instrument.
“Force Majeure” shall mean acts of God, acts of war, civil disturbance, governmental action (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of Borrower), strikes, lockouts, fire, unavoidable casualties or any other causes beyond the reasonable control of Borrower (other than lack of financing), and of which Borrower shall have notified Lender in writing within ten (10) days after its occurrence.
“Foreclosure Event” means:
(a)    foreclosure under the Security Instrument;
(b)    any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including Insolvency Laws) as holder of the Mortgage Loan and/or the Security Instrument, as a result of which Lender (or its designee or nominee) or a third party purchaser becomes owner of the Mortgaged Property;
(c)    delivery by Borrower to Lender (or its designee or nominee) of a deed or other conveyance of Borrower’s interest in the Mortgaged Property in lieu of any of the foregoing; or
(d)    in Louisiana, any dation en paiement.
“Government Receivables Collection Account Agreement” means, if any, that certain Government Receivables Collection Account Agreement among Borrower, Lender, any applicable Property Operator and a depositary bank executed in connection with the Mortgage Loan.
“Government Receivables Depositary Agreement” means, if any, that certain Government Receivables Depositary Agreement among Borrower, Lender, any applicable Property Operator and a depositary bank executed in connection with the Mortgage Loan.
“Governmental Authority” means any court, board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over Borrower or the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	4
Fannie Mae	08-14	© 2014 Fannie Mae

“Governmental Health Care Program” means any plan or program that provides health benefits, whether directly, through insurance, or otherwise, and that is funded directly, in whole or in part, by the U.S. Government or a state health care program.
“Guarantor” means, individually and collectively, any guarantor of the Indebtedness or any other obligation of Borrower under any Loan Document.
“Guarantor Bankruptcy Event” means any one or more of the following:
(a)    the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by Guarantor;
(b)    the acknowledgment in writing by Guarantor (other than to Lender in connection with a workout) that it is unable to pay its debts generally as they mature;
(c)    the making of a general assignment for the benefit of creditors by Guarantor;
(d)    the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against Guarantor; or
(e)    the appointment of a receiver, liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over Guarantor or any substantial part of the assets of Guarantor, as applicable;
provided, however, that any proceeding or case under (d) or (e) above shall not be a Guarantor Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement or active participation of (1) Borrower, Affiliated Property Operator, Guarantor or Key Principal, (2) any Person Controlling Borrower, Affiliated Property Operator, Guarantor or Key Principal, or (3) any Person Controlled by or under common Control with Borrower, Affiliated Property Operator, Guarantor or Key Principal (in which event such case or proceeding shall be a Guarantor Bankruptcy Event immediately).
“Guarantor’s General Business Address” has the meaning set forth in the Summary of Loan Terms.
“Guarantor’s Notice Address” has the meaning set forth in the Summary of Loan Terms.
“Guaranty” means, individually and collectively, any Payment Guaranty, Non-Recourse Guaranty or other guaranty executed by Guarantor in connection with the Mortgage Loan.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Subtitle D of the Health Information Technology for Economic and Clinical Health Act of 2009, and all regulations and other guidance promulgated under both laws by the U.S. Department of Health and Human Services, as may be amended from time to time.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	5
Fannie Mae	08-14	© 2014 Fannie Mae

“HIPAA Business Associate” means any entity that is a “business associate” as that term is defined in HIPAA, as identified on the Summary of Loan Terms.
“HIPAA Covered Entity” means any entity that is a “covered entity” as that term is defined in HIPAA, as identified on the Summary of Loan Terms.
“Immediate Family Members” means a child, stepchild, grandchild, spouse, sibling, or parent, each of whom is not a Prohibited Person.
“Imposition Deposits” has the meaning set forth in the Security Instrument.
“Impositions” has the meaning set forth in the Security Instrument.
“Improvements” has the meaning set forth in the Security Instrument.
“Indebtedness” has the meaning set forth in the Security Instrument.
“Initial Replacement Reserve Deposit” has the meaning set forth in the Summary of Loan Terms.
“Insolvency Laws” means the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., together with any other federal or state law affecting debtor and creditor rights or relating to the bankruptcy, insolvency, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar laws, proceedings, or equitable principles affecting the enforcement of creditors’ rights, as amended from time to time.
“Insolvent” means:
(a)    that the sum total of all of a specified Person’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of such Person’s non-exempt assets, i.e., all of the assets of such Person that are available to satisfy claims of creditors; or
(b)    such Person’s inability to pay its debts as they become due.
“Intended Prepayment Date” means the date upon which Borrower intends to make a prepayment on the Mortgage Loan, as set forth in the Prepayment Notice.
“Interest Accrual Method” has the meaning set forth in the Summary of Loan Terms.
“Interest Only Term” has the meaning set forth in the Summary of Loan Terms.
“Interest Rate” means the Fixed Rate.
“Interest Rate Type” has the meaning set forth in the Summary of Loan Terms.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	6
Fannie Mae	08-14	© 2014 Fannie Mae

“Investor” means any Person to whom Lender intends to sell, transfer, deliver or assign the Mortgage Loan in the secondary mortgage market.
“Key Principal” means, collectively:
(a)    the natural person(s) or entity that Controls Borrower that Lender determines is critical to the successful operation and management of Borrower and the Mortgaged Property, as identified as such in the Summary of Loan Terms; or
(b)    any natural person or entity who becomes a Key Principal after the date of the Loan Agreement and is identified as such in an assumption agreement, or another amendment or supplement to the Loan Agreement.
“Key Principal’s General Business Address” has the meaning set forth in the Summary of Loan Terms.
“Key Principal’s Notice Address” has the meaning set forth in the Summary of Loan Terms.
“Land” means the land described in Exhibit A to the Security Instrument.
“Last Interest Only Payment Date” has the meaning set forth in the Summary of Loan Terms, if applicable.
“Late Charge” means an amount equal to the delinquent amount then due under the Loan Documents multiplied by five percent (5%).
“Leases” has the meaning set forth in the Security Instrument.
“Lender” means the entity identified as “Lender” in the first paragraph of the Loan Agreement and its transferees, successors and assigns, or any subsequent holder of the Note.
“Lender’s General Business Address” has the meaning set forth in the Summary of Loan Terms.
“Lender’s Notice Address” has the meaning set forth in the Summary of Loan Terms.
“Lender’s Payment Address” has the meaning set forth in the Summary of Loan Terms.
“License” means any operating licenses, certificates of occupancy, health department licenses, food service licenses, certificates of need, business licenses, permits, registrations, certificates, authorizations, approvals, legal authority, and similar documents required by applicable laws and regulations for the lawful operation of the Mortgaged Property as a Seniors Housing Facility in the Property Jurisdiction as of the Effective Date or during the Loan Term, including renewals, replacements and additions to any of the foregoing.
“Lien” has the meaning set forth in the Security Instrument.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	7
Fannie Mae	08-14	© 2014 Fannie Mae

“Loan Agreement” means the Multifamily Loan and Security Agreement dated as of the Effective Date executed by and between Borrower and Lender to which this Definitions Schedule is attached, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan Amount” has the meaning set forth in the Summary of Loan Terms.
“Loan Application” means the application for the Mortgage Loan submitted by Borrower to Lender.
“Loan Documents” means the Note, the Loan Agreement, the Security Instrument, the Environmental Indemnity Agreement, the Guaranty, the SASA, all guaranties, all indemnity agreements, all Collateral Agreements, all O&M Plans, and any other documents now or in the future executed by Borrower, Guarantor, Key Principal, any other guarantor or any other Person in connection with the Mortgage Loan, as such documents may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, the Loan Agreement, the Security Instrument and any other Loan Document, and otherwise to service the Mortgage Loan for the benefit of Lender. Unless Borrower receives notice to the contrary, the Loan Servicer shall be the Lender originally named on the Summary of Loan Terms.
“Loan Term” has the meaning set forth in the Summary of Loan Terms.
“Loan Year” has the meaning set forth in the Summary of Loan Terms.
“Managed Care Organization” a Person that has been certified by, and has entered into a contractual relationship with, a Governmental Authority in the Property Jurisdiction to make available to its members (including residents of the Mortgaged Property) certain long-term care and health care services through Medicaid Participant(s), which, as of the Effective Date, is the party identified on the Summary of Loan Terms.
“Management Agreement” means, if applicable, any agreement for management services as amended, restated, replaced, supplemented, or otherwise modified from time to time, preapproved in writing by Lender, under which daily management or operation with respect to the Mortgaged Property as a Seniors Housing Facility has been granted to any individual or entity other than Borrower.
“Manager” means the Person responsible for the operation or management of the Mortgaged Property pursuant to a Management Agreement, if any.
“Material Commercial Lease” means any non-Residential Lease, including any master lease (which term “master lease” shall include any master lease to a single corporate tenant), other than:
(a)    a non-Residential Lease that comprises less than five percent (5%) of total gross income of the Mortgaged Property on an annualized basis, so long as the lease is not a cell tower lease, a solar (power) lease or a solar power purchase agreement;

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	8
Fannie Mae	08-14	© 2014 Fannie Mae

(b)    a cable television lease or broadband network lease with a lessee that is not a Borrower Affiliate, Key Principal or Guarantor;
(c)    storage units leased pursuant to any Residential Lease; or
(d)    a laundry lease, so long as:
(1)    the lessee is not a Borrower Affiliate, Key Principal or Guarantor;
(2)    the rent payable is not below-market (as determined by Lender); and
(3)    such laundry lease is terminable for cause by lessor.
For purposes of the Loan Documents, any Seniors Housing Facility Lease on the Mortgaged Property shall not be deemed either a “Material Commercial Lease” or a “non-Material Commercial Lease.”
“Maturity Date” has the meaning set forth in the Summary of Loan Terms.
“Maximum Inspection Fee” has the meaning set forth in the Summary of Loan Terms.
“Maximum Permitted Equipment Financing” has the meaning set forth in the Summary of Loan Terms.
“Maximum Repair Cost” shall be the amount(s) set forth in the Required Repair Schedule, if any.
“Maximum Repair Disbursement Interval” has the meaning set forth in the Summary of Loan Terms.
“Maximum Replacement Reserve Disbursement Interval” has the meaning set forth in the Summary of Loan Terms.
“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.
“Medicaid Participant” means a Person that has entered into a Medicaid Provider Agreement as identified on the Summary of Loan Terms.
“Medicaid Program” means the Medicaid assisted living waiver program administered by a Governmental Authority under which certain benefits are available through a Governmental Authority or a Managed Care Organization.
“Medicaid Provider Agreement” means, individually and collectively, an agreement between Borrower or Property Operator and a Governmental Authority (or administered by a Governmental Authority, as applicable) or a Managed Care Organization to be a participating provider under the Medicaid Program, as further described in the Summary of Loan Terms, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	9
Fannie Mae	08-14	© 2014 Fannie Mae

“Mezzanine Debt” means a loan to a direct or indirect owner of Borrower or Affiliated Property Operator secured by a pledge of such owner’s interest in an entity owning a direct or indirect interest in Borrower or Affiliated Property Operator.
“Minimum Repairs Disbursement Amount” has the meaning set forth in the Summary of Loan Terms.
“Minimum Replacement Reserve Disbursement Amount” has the meaning set forth in the Summary of Loan Terms.
“Monthly Debt Service Payment” has the meaning set forth in the Summary of Loan Terms.
“Monthly Replacement Reserve Deposit” has the meaning set forth in the Summary of Loan Terms.
“Mortgage Loan” means the mortgage loan made by Lender to Borrower in the principal amount of the Note made pursuant to the Loan Agreement, evidenced by the Note and secured by the Loan Documents that are expressly stated to be security for the Mortgage Loan.
“Mortgaged Property” has the meaning set forth in the Security Instrument.
“Multifamily Project” has the meaning set forth in the Summary of Loan Terms.
“Multifamily Project Address” has the meaning set forth in the Summary of Loan Terms.
“Non-Recourse Guaranty” means, if applicable, that certain Guaranty of Non-Recourse Obligations of even date herewith executed by Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Note” means that certain Multifamily Note of even date herewith in the original principal amount of the stated Loan Amount made by Borrower in favor of Lender, and all schedules, riders, allonges and addenda attached thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“O&M Plan” has the meaning set forth in the Environmental Indemnity Agreement.
“OFAC” means the United States Treasury Department, Office of Foreign Assets Control, and any successor thereto.
“Operating Lease” means, if applicable, any operating lease, master lease, or similar document as amended, restated, replaced, supplemented, or otherwise modified from time to time, preapproved in writing by Lender, under which control of the occupancy, use, operation, management, maintenance or administration of the Mortgaged Property as a Seniors Housing Facility has been granted by Borrower as lessor to any Person (other than Borrower) as lessee.
“Operator” means the Person responsible for the occupancy, use, operation, management, maintenance and administration of the Mortgaged Property pursuant to an Operating Lease, if any.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	10
Fannie Mae	08-14	© 2014 Fannie Mae

“Operator Estoppel Certificate” means a certificate of estoppel from Property Operator to Lender in a form required by Lender pursuant to the terms of Section 7.03(g)(2) (Seniors Housing Facility Lease Estoppel) of the Loan Agreement.
“Payment Date” means the First Payment Date and the first day of each month thereafter until the Mortgage Loan is fully paid.
“Payment Guaranty” means, if applicable, that certain Guaranty (Payment) of even date herewith executed by Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Permitted Encumbrance” has the meaning set forth in the Security Instrument.
“Permitted Equipment Financing” means equipment lease or other purchase money financing incurred in the ordinary course for acquisition of additional or replacement equipment or other personal property, or to refinance Permitted Equipment Financing, in an amount not to exceed, at any time, the Maximum Permitted Equipment Financing.
“Permitted Mezzanine Debt” means Mezzanine Debt incurred by a direct or indirect owner or owners of Borrower or Affiliated Property Operator where the exercise of any of the rights and remedies by the holder or holders of the Mezzanine Debt would not in any circumstance cause (a) a change in Control in Borrower, Affiliated Property Operator, Key Principal, or Guarantor, or (b) a Transfer of a direct or indirect Restricted Ownership Interest in Borrower, Affiliated Property Operator, Key Principal, or Guarantor.
“Permitted Preferred Equity” means Preferred Equity that does not (a) require mandatory dividends, distributions, payments or returns (including at maturity or in connection with a redemption), or (b) provide the Preferred Equity owner with rights or remedies on account of a failure to receive any preferred dividends, distributions, payments or returns (or, if such rights are provided, the exercise of such rights do not violate the Loan Documents or are otherwise exercised with the prior written consent of Lender in accordance with Article 11 (Liens, Transfers and Assumptions) of the Loan Agreement and the payment of all applicable fees and expenses as set forth in Section 11.03(g) (Further Conditions to Transfers and Assumption)).
“Permitted Prepayment Date” means the last Business Day of a calendar month.
“Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).
“Personal Property” means the Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	11
Fannie Mae	08-14	© 2014 Fannie Mae

Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.
“Personalty” has the meaning set forth in the Security Instrument.
“Preferred Equity” means a direct or indirect equity ownership interest in, economic interests in, or rights with respect to, Borrower that provide an equity owner preferred dividend, distribution, payment or return treatment relative to other equity owners.
“Prepayment Lockout Period” has the meaning set forth in the Summary of Loan Terms.
“Prepayment Notice” means the written notice that Borrower is required to provide to Lender in accordance with Section 2.03 (Lockout/Prepayment) of the Loan Agreement in order to make a prepayment on the Mortgage Loan, which shall include, at a minimum, the Intended Prepayment Date.
“Prepayment Premium” means the amount payable by Borrower in connection with a prepayment of the Mortgage Loan, as provided in Section 2.03 (Lockout/Prepayment) of the Loan Agreement and calculated in accordance with the Prepayment Premium Schedule.
“Prepayment Premium Period End Date” or “Yield Maintenance Period End Date” has the meaning set forth in the Summary of Loan Terms.
“Prepayment Premium Period Term” or “Yield Maintenance Period Term” has the meaning set forth in the Summary of Loan Terms.
“Prepayment Premium Schedule” means that certain Schedule 4 (Prepayment Premium Schedule) to the Loan Agreement.
“Privacy Laws” mean any federal, state and local laws and regulations applicable to resident and tenant privacy, including but not limited to HIPAA.
“Prohibited Person” means:
(a)    any Person with whom Lender or Fannie Mae is prohibited from doing business pursuant to any law, rule, regulation, judicial proceeding or administrative directive; or
(b)    any Person identified on the United States Department of Housing and Urban Development’s “Limited Denial of Participation, HUD Funding Disqualifications and Voluntary Abstentions List,” or on the General Services Administration’s “System for Award Management (SAM)” exclusion list, each of which may be amended from time to time, and any successor or replacement thereof; or

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	12
Fannie Mae	08-14	© 2014 Fannie Mae

(c)    any Person that is determined by Fannie Mae to pose an unacceptable credit risk due to the aggregate amount of debt of such Person owned or held by Fannie Mae; or
(d)    any Person that has caused any unsatisfactory experience of a material nature with Fannie Mae or Lender, such as a default, fraud, intentional misrepresentation, litigation, arbitration or other similar act.
“Property Jurisdiction” has the meaning set forth in the Security Instrument.
“Property Operator” means individually and collectively, (a) any Operator (b) any Sublessee, and (c) any Manager.
“Property Operator Bankruptcy Event” means any one or more of the following:
(a)    the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by any Property Operator;
(b)    the acknowledgment in writing by any Property Operator that it is unable to pay its debts generally as they mature;
(c)    the making of a general assignment for the benefit of creditors by any Property Operator;
(d)    the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against any Property Operator; or
(e)    the appointment of a receiver, liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over any Property Operator or any substantial part of the assets of any Property Operator;
provided, however, that any proceeding or case under (d) or (e) above shall not be a Property Operator Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement or active participation of (1) any Property Operator, Borrower, Guarantor or Key Principal, (2) any Person Controlling Property Operator, Borrower, Guarantor or Key Principal, or (3) any Person Controlled by or under common Control with any Property Operator, Borrower, Guarantor or Key Principal (in which event such case or proceeding shall be a Property Operator Bankruptcy Event immediately).
“Property Square Footage” has the meaning set forth in the Summary of Loan Terms.
“Publicly-Held Corporation” means a corporation, the outstanding voting stock of which is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.
“Publicly-Held Trust” means a real estate investment trust, the outstanding voting shares or beneficial interests of which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	13
Fannie Mae	08-14	© 2014 Fannie Mae

“Rents” has the meaning set forth in the Security Instrument.
“Repair Threshold” has the meaning set forth in the Summary of Loan Terms.
“Repairs” means, individually and collectively, the Required Repairs, Borrower Requested Repairs, and Additional Lender Repairs.
“Repairs Escrow Account” means the account established by Lender into which the Repairs Escrow Deposit is deposited to fund the Repairs.
“Repairs Escrow Account Administrative Fee” has the meaning set forth in the Summary of Loan Terms.
“Repairs Escrow Deposit” has the meaning set forth in the Summary of Loan Terms.
“Replacement Reserve Account” means the account established by Lender into which the Replacement Reserve Deposits are deposited to fund the Replacements.
“Replacement Reserve Account Administration Fee” has the meaning set forth in the Summary of Loan Terms.
“Replacement Reserve Account Interest Disbursement Frequency” has the meaning set forth in the Summary of Loan Terms.
“Replacement Reserve Deposits” means the Initial Replacement Reserve Deposit, Monthly Replacement Reserve Deposits and any other deposits to the Replacement Reserve Account required by the Loan Agreement.
“Replacement Threshold” has the meaning set forth in the Summary of Loan Terms.
“Replacements” means, individually and collectively, the Required Replacements, Borrower Requested Replacements and Additional Lender Replacements.
“Required Repair Schedule” means that certain Schedule 6 (Required Repair Schedule) to the Loan Agreement.
“Required Repairs” means those items listed on the Required Repair Schedule.
“Required Replacement Schedule” means that certain Schedule 5 (Required Replacement Schedule) to the Loan Agreement.
“Required Replacements” means those items listed on the Required Replacement Schedule.
“Reserve/Escrow Account Funds” means, collectively, the funds on deposit in the Reserve/Escrow Accounts.
“Reserve/Escrow Accounts” means, together, the Replacement Reserve Account and the Repairs Escrow Account.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	14
Fannie Mae	08-14	© 2014 Fannie Mae

“Residential Lease” means a leasehold interest in an individual dwelling unit and shall not include any master lease.
“Restoration” means restoring and repairing the Mortgaged Property to the equivalent of its physical condition immediately prior to the casualty or to a condition approved by Lender following a casualty.
“Restricted Ownership Interest” means, with respect to any entity, the following:
(a)    if such entity is a general partnership or a joint venture, fifty percent (50%) or more of all general partnership or joint venture interests in such entity;
(b)    if such entity is a limited partnership:
(1)    the interest of any general partner; or
(2)    fifty percent (50%) or more of all limited partnership interests in such entity;
(c)    if such entity is a limited liability company or a limited liability partnership:
(1)    the interest of any managing member or the contractual rights of any non-member manager; or
(2)    fifty percent (50%) or more of all membership or other ownership interests in such entity;
(d)    if such entity is a corporation (other than a Publicly-Held Corporation) with only one class of voting stock, fifty percent (50%) or more of voting stock in such corporation;
(e)    if such entity is a corporation (other than a Publicly-Held Corporation) with more than one class of voting stock, the amount of shares of voting stock sufficient to have the power to elect the majority of directors of such corporation; or
(f)    if such entity is a trust (other than a land trust or a Publicly-Held Trust), the power to Control such trust vested in the trustee of such trust or the ability to remove, appoint or substitute the trustee of such trust (unless the trustee of such trust after such removal, appointment or substitution is a trustee identified in the trust agreement approved by Lender).
“Review Fee” means the non-refundable fee of Three Thousand Dollars ($3,000) payable to Lender.
“SASA” means a Subordination, Assignment and Security Agreement in a form approved by Lender affecting the Mortgaged Property executed and delivered to Lender by Borrower and any Property Operator as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.
“Schedule of Interest Rate Type Provisions” means that certain Schedule 3 (Schedule of Interest Rate Type Provisions) to the Loan Agreement.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	15
Fannie Mae	08-14	© 2014 Fannie Mae

“Security Instrument” means that certain multifamily mortgage, deed to secure debt or deed of trust executed and delivered by Borrower as security for the Mortgage Loan and encumbering the Mortgaged Property, including all riders or schedules attached thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Seniors Housing Facility” means a residential housing facility which qualifies as “housing for older persons” under the Fair Housing Amendments Act of 1988 and the Housing for Older Persons Act of 1995, and as the date of this Loan Agreement, is comprised of and licensed for use as identified on the Summary of Loan Terms.
“Seniors Housing Facility Lease” means, individually and together, any Operating Lease or Sublease.
“Seniors Housing Facility Licensing Designation” means the licensing designation under the laws of the Property Jurisdiction, if applicable, for the Seniors Housing Facility as set forth on the Summary of Loan Terms.
“Servicing Arrangement” means any arrangement between Lender and the Loan Servicer for loss sharing or interim advancement of funds.
“Sublease” means, if applicable, any sublease or similar document as amended, restated, replaced, supplemented or otherwise modified from time to time, preapproved in writing by Lender, pursuant to which control of the occupancy, use, operation, maintenance and administration of the Mortgaged Property as a Seniors Housing Facility has been granted by an Operator as sub-lessor to any Person (other than Borrower or Operator) as Sublessee.
“Sublessee” means the Person responsible for the operation and management of the Mortgaged Property pursuant to any Sublease.
“Summary of Loan Terms” means that certain Schedule 2 (Summary of Loan Terms) to the Loan Agreement.
“Taxes” has the meaning set forth in the Security Instrument.
“Third Party Payments” means all payments and the rights to receive such payments from Medicaid or other federal, state or local programs, boards, bureaus or agencies, and from residents, private insurers or others.
“Title Policy” means the mortgagee’s loan policy of title insurance issued in connection with the Mortgage Loan and insuring the lien of the Security Instrument as set forth therein, as approved by Lender.
“Total Parking Spaces” has the meaning set forth in the Summary of Loan Terms.
“Total Residential Units” has the meaning set forth in the Summary of Loan Terms.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	16
Fannie Mae	08-14	© 2014 Fannie Mae

“Transfer” means:
(a)    a sale, assignment, transfer or other disposition (whether voluntary, involuntary, or by operation of law), other than Residential Leases, Material Commercial Leases or non-Material Commercial Leases permitted by this Loan Agreement;
(b)    a granting, pledging, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary, or by operation of law);
(c)    an issuance or other creation of a direct or indirect ownership interest;
(d)    a withdrawal, retirement, removal or involuntary resignation of any owner or manager of a legal entity; or
(e)    a merger, consolidation, dissolution or liquidation of a legal entity.
“Transfer Fee” means a fee equal to one percent (1%) of the unpaid principal balance of the Mortgage Loan payable to Lender.
“UCC” has the meaning set forth in the Security Instrument.
“UCC Collateral” has the meaning set forth in the Security Instrument.
“Voidable Transfer” means any fraudulent conveyance, preference or other voidable or recoverable payment of money or transfer of property.
“Yield Maintenance Period End Date” or “Prepayment Premium Period End Date” has the meaning set forth in the Summary of Loan Terms.
“Yield Maintenance Period Term” or “Prepayment Premium Period Term” has the meaning set forth in the Summary of Loan Terms.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	17
Fannie Mae	08-14	© 2014 Fannie Mae

INITIAL PAGE TO SCHEDULE 1 TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
____________________
Borrower Initials

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	1
Fannie Mae	08-14	© 2014 Fannie Mae

SCHEDULE 2
TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Seniors Housing)
Summary of Loan Terms
(Interest Rate Type - Fixed Rate)

I. GENERAL PARTY AND MULTIFAMILY PROJECT INFORMATION
Borrower	CARE YBE SUBSIDIARY LLC, a Delaware limited liability company
Lender	KEYBANK NATIONAL ASSOCIATION, a national banking association
Key Principal	NATIONAL HEALTH INVESTORS, INC., a Maryland corporation
Guarantor	NATIONAL HEALTH INVESTORS, INC., a Maryland corporation
Multifamily Project	OMAHA II BICKFORD COTTAGE
Type of Property	ASSISTED LIVING
Seniors Housing Facility Licensing Designation	ASSISTED LIVING FACILITY
HIPAA Covered Entity	Borrower Yes No Operator Yes No Manager Yes No Sublessee Yes No
Medicaid Participant	Borrower Yes No Operator Yes No Manager Yes No Sublessee Yes No
ADDRESSES
Borrower’s General Business Address	C/O NATIONAL HEALTH INVESTORS, INC. 222 ROBERT ROSE DRIVE MURFREESBORO, TENNESSEE 37129
Borrower’s Notice Address	C/O NATIONAL HEALTH INVESTORS, INC. 222 ROBERT ROSE DRIVE MURFREESBORO, TENNESSEE 37129 EMAIL: kgaines@nhireit.com

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6101.FR.SRS	2
Fannie Mae	08-14	© 2014 Fannie Mae

Multifamily Project Address	OMAHA II BICKFORD COTTAGE 7337 HICKORY STREET OMAHA, NEBRASKA 68124
Multifamily Project County	DOUGLAS COUNTY, NEBRASKA
Key Principal’s General Business Address	222 ROBERT ROSE DRIVE MURFREESBORO, TENNESSEE 37129
Key Principal’s Notice Address	222 ROBERT ROSE DRIVE MURFREESBORO, TENNESSEE 37129 EMAIL: kgaines@nhireit.com
Guarantor’s General Business Address	222 ROBERT ROSE DRIVE MURFREESBORO, TENNESSEE 37129
Guarantor’s Notice Address	222 ROBERT ROSE DRIVE MURFREESBORO, TENNESSEE 37129 EMAIL; kgaines@nhireit.com
Lender’s General Business Address	11501 OUTLOOK STREET, SUITE 300 OVERLAND PARK, KANSAS 66211 MAILCODE: KS-01-11-0501
Lender’s Notice Address	11501 OUTLOOK STREET, SUITE 300 OVERLAND PARK, KANSAS 66211 MAILCODE: KS-01-11-0501 EMAIL: gina_sullivan@keybank.com
Lender’s Payment Address	P.O. BOX 145404 CINCINNATI, OHIO 45250
Manager’s General Business Address	13795 S. MUR-LEN ROAD, SUITE 301 OLATHE, KANSAS 66062
Manager’s Notice Address	13795 S. MUR-LEN ROAD, SUITE 301 OLATHE, KANSAS 66062 EMAIL: mike_eby@eby.com
Operator’s General Business Address	13795 S. MUR-LEN ROAD, SUITE 301 OLATHE, KANSAS 66062
Operator’s Notice Address	13795 S. MUR-LEN ROAD, SUITE 301 OLATHE, KANSAS 66062 EMAIL: mike_eby@eby.com
Sublessee’s General Business Address	13795 S. MUR-LEN ROAD, SUITE 301 OLATHE, KANSAS 66062

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6102.FR.SRS	1
Fannie Mae	08-14	© 2014 Fannie Mae

Sublessee’s Notice Address	13795 S. MUR-LEN ROAD, SUITE 301 OLATHE, KANSAS 66062 EMAIL: mike_eby@eby.com

II. MULTIFAMILY PROJECT INFORMATION
Property Square Footage	21,982
Total Parking Spaces	33
Total Residential Units	Independent Living 0 units Assisted Living 37 units Alzheimer’s 0 units Dementia Care 0 units
Affordable Housing Property	Yes No

III. MORTGAGE LOAN INFORMATION
Amortization Period	0 months
Amortization Type	Amortizing Full Term Interest Only Partial Interest Only
Effective Date	March 20, 2015.
First Payment Date	The first day of May, 2015.
Fixed Rate	3.79%
Interest Accrual Method
   30/360 (computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months).
or
   Actual/360 (computed on the basis of a three hundred sixty (360) day year and the actual number of calendar days during the applicable month, calculated by multiplying the unpaid principal balance of the Mortgage Loan by the Interest Rate, dividing the product by three hundred sixty (360), and multiplying the quotient obtained by the actual number of days elapsed in the applicable month).

Interest Only Term	120 months

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6102.FR.SRS	2
Fannie Mae	08-14	© 2014 Fannie Mae

III. MORTGAGE LOAN INFORMATION
Interest Rate	The Fixed Rate
Interest Rate Type	Fixed Rate
Loan Amount	$2,455,000.00
Loan Term	120 months
Loan Year	The period beginning on the Effective Date and ending on the last day of March, 2016, and each successive twelve (12) month period thereafter.
Maturity Date	The first day of April, 2025, or any earlier date on which the unpaid principal balance of the Mortgage Loan becomes due and payable by acceleration or otherwise.
Maximum Permitted Equipment Financing	2% of the Outstanding Loan Amount.

For Full Term Interest Only (Actual/360):
(i) $7,753.71 for the First Payment Date; and
(ii) for each Payment Date thereafter until the Mortgage Loan is fully paid:
(a) $7,236.79 if the prior month was a 28-day month;
(b) $7,495.25 if the prior month was a 29-day month;
(c) $7,753.71 if the prior month was a 30-day month; and
(d) $8,012.17 if the prior month was a 31-day month.

Prepayment Lockout Period	0 year(s) from the Effective Date

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6102.FR.SRS	3
Fannie Mae	08-14	© 2014 Fannie Mae

IV. YIELD MAINTENANCE/PREPAYMENT PREMIUM INFORMATION
Yield Maintenance Period End Date or Prepayment Premium Period End Date	The last day of September, 2024.
Yield Maintenance Period Term or Prepayment Premium Period Term	114 months

V. RESERVE INFORMATION
Completion Period	Within three (3) months after the Effective Date or as otherwise shown on the Required Repair Schedule.
Initial Replacement Reserve Deposit	$56,000.00
Maximum Inspection Fee	$750.00
Maximum Repair Disbursement Interval	One time per calendar month
Maximum Replacement Reserve Disbursement Interval	One time per calendar month
Minimum Repairs Disbursement Amount	$5,000.00
Minimum Replacement Reserve Disbursement Amount	$7,500.00
Monthly Replacement Reserve Deposit	$1,542.00
Repair Threshold	$10,000.00
Repairs Escrow Account Administrative Fee	$1,000.00 payable one time
Repairs Escrow Deposit	$0
Replacement Reserve Account Administration Fee	$500.00 payable annually
Replacement Reserve Account Interest Disbursement Frequency	Annually
Replacement Threshold	$10,000.00

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6102.FR.SRS	4
Fannie Mae	08-14	© 2014 Fannie Mae

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6102.FR.SRS	Page 8
Fannie Mae	08-14	© 2014 Fannie Mae

INITIAL PAGE TO SCHEDULE 2 TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
____________________
Borrower Initials

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6102.FR.SRS	Page 8
Fannie Mae	08-14	© 2014 Fannie Mae

SCHEDULE 3
TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
Schedule of Interest Rate Type Provisions
(Fixed Rate)
1.Defined Terms.
Capitalized terms not otherwise defined in this Schedule have the meanings given to such terms in the Definitions Schedule to the Loan Agreement.
2.Interest Accrual.
Except as otherwise provided in the Loan Agreement, interest shall accrue at the Interest Rate until fully paid.

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate) (Seniors Housing)	Form 6102.FR.SRS	Page 8
Fannie Mae	08-14	© 2014 Fannie Mae

INITIAL PAGE TO SCHEDULE 3 TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
____________________
Borrower Initials

Schedule 3 to Multifamily Loan and Security Agreement - Interest Rate Type Provisions (Fixed Rate)	Form 6103.FR	1
Fannie Mae	01-11	© 2011 Fannie Mae

Schedule 3 to Multifamily Loan and Security Agreement - Interest Rate Type Provisions (Fixed Rate)	Form 6103.FR	2
Fannie Mae	01-11	© 2011 Fannie Mae

SCHEDULE 4
TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
Prepayment Premium Schedule
(Standard Yield Maintenance – Fixed Rate)
1.Defined Terms.
All capitalized terms used but not defined in this Prepayment Premium Schedule shall have the meanings assigned to them in the Loan Agreement.
2.Prepayment Premium.
Any Prepayment Premium payable under Section 2.03 (Lockout/Prepayment) of the Loan Agreement shall be computed as follows:
(a)If the prepayment is made at any time after the Effective Date and before the Yield Maintenance Period End Date, the Prepayment Premium shall be the greater of:

(1)	one percent (1%) of the amount of principal being prepaid; or

(2)	the product obtained by multiplying:
(A)the amount of principal being prepaid,
by
(B)the difference obtained by subtracting from the Fixed Rate on the Mortgage Loan, the Yield Rate (as defined below) on the twenty-fifth (25th) Business Day preceding (i) the Intended Prepayment Date, or (ii) the date Lender accelerates the Mortgage Loan or otherwise accepts a prepayment pursuant to Section 2.03(d) (Application of Collateral) of the Loan Agreement,
by
(C)the present value factor calculated using the following formula:
1 - (1 + r)-n/12
r
[r =    Yield Rate

n =
the number of months remaining between (i) either of the following: (x) in the case of a voluntary prepayment, the last day of the month in which the prepayment is made, or (y) in any other case, the date on which Lender accelerates the

Schedule 4 to Multifamily Loan and Security Agreement (Prepayment Premium Schedule – Standard Yield Maintenance – Fixed Rate)	Form 6104.01	1
Fannie Mae	08-13	© 2013 Fannie Mae

unpaid principal balance of the Mortgage Loan and (ii) the Yield Maintenance Period End Date.
For purposes of this clause (2), the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three (3) decimal places):

a =	the yield for the longer U.S. Treasury constant maturity

b =	the yield for the shorter U.S. Treasury constant maturity

x =	the term of the longer U.S. Treasury constant maturity

y =	the term of the shorter U.S. Treasury constant maturity

z =	“n” (as defined in the present value factor calculation above) divided by twelve (12).
Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term shall be used, and interpolation shall not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Lender shall determine the Yield Rate from another source selected by Lender. Any determination of the Yield Rate by Lender will be binding absent manifest error.]
(b)If the prepayment is made on or after the Yield Maintenance Period End Date but before the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs, the Prepayment Premium shall be one percent (1%) of the amount of principal being prepaid.
(c)Notwithstanding the provisions of Section 2.03 (Lockout/Prepayment) of the Loan Agreement, no Prepayment Premium shall be payable with respect to any prepayment made on or after the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.

Schedule 4 to Multifamily Loan and Security Agreement (Prepayment Premium Schedule – Standard Yield Maintenance – Fixed Rate)	Form 6104.01	2
Fannie Mae	08-13	© 2013 Fannie Mae

INITIAL PAGE TO SCHEDULE 4 TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
____________________
Borrower Initials

Schedule 4 to Multifamily Loan and Security Agreement (Prepayment Premium Schedule – Standard Yield Maintenance – Fixed Rate)	Form 6104.01	3
Fannie Mae	08-13	© 2013 Fannie Mae

SCHEDULE 5 TO
MULTIFAMILY LOAN AND SECURITY AGREEMENT
Required Replacement Schedule

Item
Asphalt seal coat
Pavement Striping Asphalt or concrete
Asphalt Shingle roof
PTAC
Condensers (split systems)
Water Heaters (81 - 100 gallon)
Community facilities furnishings and hard goods
Commercial carpet
Commercial Kitchen Equipment
Common Resident Washing Machines
Common Resident Clothes Dryers
Unit Carpeting
Unit Vinyl Flooring
Mini Refrigerator
Microwave (counter top)

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	1
Schedule 5	08-14	© 2014 Fannie Mae

INITIAL PAGE TO SCHEDULE 5 TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
____________________
Borrower Initials

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	2
Schedule 5	08-14	© 2014 Fannie Mae

SCHEDULE 6 TO
MULTIFAMILY LOAN AND SECURITY AGREEMENT
Required Repair Schedule

Required Repair Schedule
Repair Description	Estimated Cost	Maximum Repair Cost (125% or 150%)	Completion Date

repair damaged exterior siding - located southeast corner and on	$2,500	KBREC will not escrow for repairs	90 days
west elevation of building a small piece of siding is missing.	$0
Total Capital Improvements	$2,500

Total Capital Improvement Escrow		$0

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	1
Schedule 6	08-14	© 2014 Fannie Mae

INITIAL PAGE TO SCHEDULE 6 TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
____________________
Borrower Initials

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	2
Schedule 6	08-14	© 2014 Fannie Mae

SCHEDULE 7 TO
MULTIFAMILY LOAN AND SECURITY AGREEMENT
Exceptions to Representations and Warranties Schedule
Exceptions to Representations set forth in Section 6.01(b)(3).
The following Contract is not assignable:

Vendor Name	Contract Term	Annual Contract Value	Contract Parties	Multi-property Contract? (yes or no)
Midwest Alarm Services	March 7, 2011 – March 6, 2016 renews annually until termination (upon 30 days notice)	$1,550.00	Omaha II Bickford Cottage L.L.C. and Midwest Alarm Services	No

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	1
Schedule 7	08-14	© 2014 Fannie Mae

INITIAL PAGE TO SCHEDULE 7 TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

____________________
Borrower Initials

Multifamily Loan and Security Agreement (Non-Recourse) (Seniors Housing)	Form 6001.NR.SRS	2
Schedule 7	08-14	© 2014 Fannie Mae

Modifications to Multifamily Loan and Security Agreement (Cross-Default and Cross-Collateralization: Multi Note)	Form 6203	1
Fannie Mae	08-14	© 2014 Fannie Mae

EXHIBIT A
MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Cross-Default and Cross-Collateralization: Multi-Note)
The foregoing Loan Agreement is hereby modified as follows:
1.Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.
2.The Definitions Schedule is hereby amended by deleting the definition of “Loan Documents” and adding the following in lieu thereof:
“Loan Documents” means the Note, the Loan Agreement, the Security Instrument, the Environmental Indemnity Agreement, the Guaranty, all guaranties, all indemnity agreements, all Collateral Agreements, all O&M Plans, the Other Loan Documents, each Other Security Instrument, and any other documents now or in the future executed by Borrower, Borrower Affiliate, Guarantor, Key Principal, any guarantor, or any other person in connection with the Mortgage Loan or any Other Loan, as such documents may be amended, restated, replaced, supplemented, or otherwise modified from time to time.
3.The Definitions Schedule is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Borrower Projects” has the meaning set forth in the Security Instrument.
“Net Operating Income” for purposes of subsections (a) and (b) of Section 16.01 (Cross Provisions – Release of Borrower Projects), means, for any Borrower Project:
(a)    the lesser of the actual rents collected for the twelve (12) month period (net of any concession) or ninety-five percent (95%) of the gross potential rental income for the twelve (12) month period; plus
(b)    the actual laundry income (coin operated machines), cable and alarm fees, application fees, late fees and forfeited deposits for the twelve (12) month period; less
(c)    the greater of the actual operating expenses for the twelve (12) month period (including the required Replacement Reserve Deposits funding for the period) or the operating expenses used by Lender in its final underwriting (including Replacement Reserve Deposits), increased at the rate of three percent (3%) per annum.
“Other Loan Documents” has the meaning set forth in the Security Instrument.
“Other Loans” has the meaning set forth in the Security Instrument.

“Other Security Instrument” has the meaning set forth in the Security Instrument.
4.The following section is hereby added to the Loan Agreement as Section 2.01(d) (Cross with Other Loans):
(d)        Cross with Other Loans.
Contemporaneously with the making of the Mortgage Loan, Lender is making the Other Loans to Borrower or Borrower Affiliate secured by a lien on the Borrower Projects. Each Other Loan is cross-defaulted and cross-collateralized with the Mortgage Loan as set forth in the Security Instrument and each other Security Instrument.
5.Section 4.01(h) (Borrower Status – Representations and Warranties – Borrower Single Asset Status) of the Loan Agreement is hereby deleted and restated in its entirety to read as follows:
(h)    Borrower Single Asset Status.
Borrower:
(1)    does not own or lease any real property, personal property, or assets other than the Borrower Projects and assets (such as accounts) related to the operation and maintenance of the Borrower Projects;
(2)    does not own, operate or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Borrower Projects;
(3)    has no material financial obligation under or secured by any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, or other agreement or instrument to which Borrower is a party or by which Borrower or the Borrower Projects are otherwise bound, or to which the Borrower Projects are subject or by which the Borrower Projects are otherwise encumbered, other than:
(A)    unsecured trade payables incurred in the ordinary course of the operation of the Borrower Projects (exclusive of amounts for rehabilitation, restoration, repairs, or replacements of the Borrower Projects) that (i) are not evidenced by a promissory note, (ii) are payable within sixty (60) days of the date incurred, and (iii) as of the Effective Date, do not exceed, in the aggregate, four percent (4%) of the original principal balance of the Mortgage Loan;
(B)    if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under such ground lease creating such leasehold estate; and

(C)    obligations under the Loan Documents and obligations secured by the Borrower Projects to the extent permitted under the Loan Documents.
(4)    has maintained its financial statements, accounting records and other partnership, real estate investment trust, limited liability company or corporate documents, as the case may be, separate from those of any other Person (unless Borrower’s assets have been included in a consolidated financial statement prepared in accordance with generally accepted accounting principles);
(5)    has not commingled its assets or funds with those of any other Person unless such assets or funds can easily be segregated and identified in the ordinary course of business from those of any other Person;
(6)    has been adequately capitalized in light of its contemplated business operations;
(7)    has not assumed, guaranteed, or pledged its assets to secure the liabilities or obligations of any other Person (except in connection with the Mortgage Loan, the Other Loans, or other mortgage loans that have been paid in full or collaterally assigned to Lender, including in connection with any Consolidation, Extension and Modification Agreement or similar instrument) or held out its credit as being available to satisfy the obligations of any other Person;
(8)    not made loans or advances to any other Person; and
(9)    has not entered into, and is not a party to, any transaction with any Borrower Affiliate, except in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.
6.Section 4.02(d) (Borrower Status – Covenants – Borrower Single Asset Status) of the Loan Agreement is hereby deleted and restated in its entirety to read as follows:
(d)    Borrower Single Asset Status.
Until the Indebtedness is fully paid, Borrower:
(1)    shall not acquire or lease any real property, personal property, or assets other than the Borrower Projects and assets (such as accounts) related to the operation and maintenance of the Borrower Projects;
(2)    shall not acquire, own, operate or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Borrower Projects;

(3)    shall not commingle its assets or funds with those of any other Person, unless such assets or funds easily can be segregated and identified in the ordinary course of business from those of any other Person;
(4)    shall maintain its financial statements, accounting records and other partnership, real estate investment trust, limited liability company or corporate documents, as the case may be, separate from those of any other Person (unless Borrower’s assets are included in a consolidated financial statement prepared in accordance with generally accepted accounting principles);
(5)    shall have no material financial obligation under any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, or other agreement or instrument to which Borrower is a party or by which Borrower or the Borrower Projects are otherwise bound, or to which the Borrower Projects are subject or by which the Borrower Projects are otherwise encumbered, other than:
(A)    Permitted Equipment Financing or unsecured trade payables incurred in the ordinary course of the operation of the Borrower Projects (exclusive of amounts (i) to be paid out of the Replacement Reserve Account or Repairs Escrow Account, or (ii) for rehabilitation, restoration, repairs, or replacements of the Borrower Projects or otherwise approved by Lender) so long as such trade payables (1) are not evidenced by a promissory note, (2) are payable within sixty (60) days of the date incurred, and (3) as of any date, do not exceed, in the aggregate, two percent (2%) of the original principal balance of the Mortgage Loan; provided, however, that otherwise compliant outstanding trade payables may exceed two percent (2%) up to an aggregate amount of four percent (4%) of the original principal balance of the Mortgage Loan for a period (beginning on or after the Effective Date) not to exceed ninety (90) consecutive days;
(B)    if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and
(C)    obligations under the Loan Documents and obligations secured by the Borrower Projects to the extent permitted by the Loan Documents;
(6)    shall not assume, guaranty, or pledge its assets to secure the liabilities or obligations of any other Person (except in connection with the Mortgage Loan, the Other Loans, or other mortgage loans that have been paid in full or collaterally assigned to Lender, including in connection with any Consolidation, Extension and Modification Agreement or similar instrument) or hold out its credit as being available to satisfy the obligations of any other Person;
(7)    shall not make loans or advances to any other Person; or

(8)    shall not enter into, or become a party to, any transaction with any Borrower Affiliate, except in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(B)	Section 14.01(a) (Automatic Events of Default) is hereby amended to add the following new section to the end thereof:
(20)    any “Event of Default” (as defined in the Other Loan Documents) under any Other Loan Document.

(C)	The following article is hereby added to the Loan Agreement as Article 16 (Cross Provisions):
ARTICLE 16 – CROSS PROVISIONS
Section 16.01    Release of Borrower Projects.
Lender hereby agrees that Borrower may request that any of the Borrower Projects be released from the cross-default and cross-collateral provisions of this Loan Agreement and the Security Instrument if (a) Borrower proposes to pay off an individual loan secured by one of the Borrower Projects along with any required prepayment premium, or (b) Borrower proposes to sell one of the Borrower Projects and have the loan secured by such Borrower Project assumed in accordance with Section 11.03(a) of this Loan Agreement. Upon such request from Borrower, Lender shall consent to release the Borrower Projects from the cross-default and cross-collateral provisions of this Loan Agreement and the Security Instrument, provided the following conditions are satisfied:
(a)    the loans secured by the remaining Borrower Projects that are not requested to be released have, in the aggregate, a minimum overall debt service coverage at the time of the request to release a Borrower Project equal to the greater of (i) 1.85 to 1.00 based on the aggregate Net Operating Income for the Borrower Projects not requested to be released for the twelve (12) months of operation immediately prior to the Borrower’s request and an amortization period of thirty (30) years, and (ii) the debt service coverage ratio of the Mortgaged Property and all Borrower Projects, based on the aggregate Net Operating Income for the Mortgaged Property and all Borrower Projects for the twelve (12) months of operation immediately prior to Borrower’s request and an amortization period of thirty (30) years;
(b)    in the event Borrower proposes to pay off one of the loans secured by one of the Borrower Projects whether by refinancing such loan with a new lender or otherwise, Borrower must convey the Borrower Project being refinanced to a different ownership entity (with neither the specific Borrower Projects nor the proposed new ownership entity being owned by Borrower) prior to such refinancing or release, so that none of the Borrower Projects will be security for financing held by any lender other than Lender that is the owner and holder of the Notes and that there shall be no Borrower Projects owned by the Borrower which are not subject to a Security Instrument securing the Loan;
(c)    no Event of Default has occurred and is continuing under the Loan Documents or Other Loans at the time of such request;
(d)    Borrower has paid all costs and expenses of Lender incurred in connection with its processing of the requested release, including all title endorsement premiums, recording fees, inspection fees, and attorney fees; and
(e)    the aggregate outstanding Loan Amount on all remaining Borrower Projects that are not requested to have a release pursuant to this Article 16 may not be less than Thirty-Five Million and No/100 Dollars ($35,000,000.00).

INITIAL PAGE TO EXHIBIT A MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT (CROSS-DEFAULT AND CROSS-COLLATERALIZATION: MULTI NOTE)

____________________
Borrower Initials

EXHIBIT B
MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Expansion Projects)
The foregoing Loan Agreement is hereby modified as follows:
1.    Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.
2.    The following provision is hereby added to the Loan Agreement:
Requirements for Expansion Projects

Purpose:
To allow for the construction of additional units through expansion or construction of new buildings, at an operating Seniors Housing Facility, to include Independent Living, Assisted Living, Alzheimer’s or any combination thereof, (“Expansion Project”), where an Expansion Project is defined as physical improvements other than an Allowed Change in Use, which physical improvements shall in no event cost more than $250,000/unit for the units to be added and not more than 30% of the current value of the Seniors Housing Facility in total project costs.

Transaction

Eligibility:
Regardless of execution type, all transactions will be subject to Fannie Mae’s pre-review and approval. Among other factors, Fannie Mae will evaluate the operation of the existing property and documented level of demand for the new units (e.g., waiting lists). In connection with such pre-review and approval, prior to commencement of any Expansion Project for any Seniors Housing Facility, Borrower shall deliver to Lender each of the following in connection therewith:

•	Evidence of Borrower’s ability to meet the equity requirement set forth herein;

•	Funds for the Expansion Escrow equal to the amount required herein;

•	The applicable Construction Monitoring Fee (as defined herein);

•	The applicable Modification Fee (as defined herein);

•	The Guarantees, if required hereunder;

•	The Preliminary Budget (as defined herein);

•	The Expansion Contracts (as defined herein) and the Bonds (as defined herein);

•	The permits and such other governmental approvals required herein;

•	Evidence of builder’s risk and errors and omissions insurance for the Expansion Project and such other insurance as Lender may require;

•	The project schedule for the Expansion Project;

•	Preliminary plans and specifications for the Expansion Project; and

•	Such other information or documentation as may be required pursuant to Fannie Mae’s standard construction monitoring process.

Modifications to Multifamily Loan and Security Agreement (Expansion Projects)	Form 6233	1
Fannie Mae	08-14	© 2014 Fannie Mae

Maximum
% Of New
Construction

Units:	The Expansion Project shall represent no more than 25% of the existing total aggregate units in all of the Borrower Projects.

Renovations:	The total aggregate cost of the Expansion Projects may not exceed 30% of the existing Seniors Housing Facility’s current value, as determined by Lender. This determination may require a new appraisal.

Borrower’s

Equity:
The cost of the Expansion Projects will be funded solely with additional equity contributed by the Borrower. Prior to commencing an Expansion Project, Borrower shall demonstrate to Lender’s reasonable satisfaction that it has sufficient liquid assets to timely complete such Expansion Project.

Expansion

Escrow:
Borrower shall escrow with Lender an amount equal to ten percent (10%) of the estimated cost of such Expansion Project prior to commencement thereof (the “Expansion Escrow”). Lender shall administer the Expansion Escrow pursuant to procedures acceptable to Lender and Fannie Mae, which shall include a standard draw process.

Construction
Monitoring

Fees:
Prior to commencing an Expansion Project for any Seniors Housing Facility, Borrower shall pay Lender a $10,000 construction monitoring fee (“Construction Monitoring Fee”) for such Expansion Project. Lender’s fee does not cover the expense associated with third-party inspections.

Modification

Fee:	Prior to commencing an Expansion Project for any Seniors Housing Facility, Borrower shall pay to Lender a $15,000 modification fee (“Modification Fee”) for such Expansion Project.

Guarantees:
Unless delivery thereof would be prohibited or result in an event of default under the financial obligations to which the direct or indirect owners of Borrower are subject on the date of this Loan Agreement, or any amendments, renewals, extension or refinancings of such financial obligations (“Other Financial Obligations”), prior to commencing an Expansion Project for any Seniors Housing Facility, Borrower shall deliver to Lender full completion and performance guarantees (the “Guarantees”) for such Expansion Project from Guarantor using Fannie Mae’s standard form of completion and performance guaranty. If after commencement of such Expansion Project, but prior to completion thereof, delivery of the Guarantees ceases to be an event of default or be prohibited as provided above under the Other

Modifications to Multifamily Loan and Security Agreement (Expansion Projects)	Form 6233	2
Fannie Mae	08-14	© 2014 Fannie Mae

Financial Obligations, Borrower shall deliver to Lender the Guarantees from Guarantor using Fannie Mae’s standard form of completion and performance guaranty. The Guarantees will be released upon satisfactory completion of such Expansion Project as reasonably determined by Lender.

Preliminary

Budget:
Prior to commencing an Expansion Project for any Seniors Housing Facility, Borrower shall deliver to Lender a preliminary budget of all costs anticipated to be incurred in connection with construction of such Expansion Project, including both hard costs and soft costs (“Preliminary Budget”).

Expansion
Contract/

Bonds:
An executed architect’s agreement by an architect selected by Borrower and reasonably acceptable to Lender (“Architect”) and a fixed-price general contract by a general contractor selected by Borrower and reasonably acceptable to Lender (“Contractor”) (collectively, the “Expansion Contracts”) for the Expansion Project for any Seniors Housing Facility shall be delivered to Lender for approval prior to commencement of such Expansion Project, which approval shall not be unreasonably withheld. Borrower shall also provide to Lender any general contractor payment and performance bonds required by Lender (the “Bonds”) which Bonds will be issued by a surety reasonably acceptable in all respects by Lender.

Permits:
Copies of all required permits and such other governmental approvals required for an Expansion Project for any Seniors Housing Facility must be delivered to Lender prior to the commencement of such Expansion Project.

Gross
Revenues
During

Construction:
As one of the conditions to approval of any proposed Expansion Project, Borrower’s proforma financial statements must demonstrate to Lender’s satisfaction that at no time during the construction period will there be a reduction in Gross Revenues caused by units taken off-line due to the Expansion Project.

Completion
of

Construction:
Final completion of an Expansion Project should occur not later than 18 months from the Commencement Date (as defined below) of such Expansion Project. For purposes hereof, “Commencement Date” shall mean the date that all permits for such Expansion Project have been received, Lender’s approval has been obtained, and the actual construction work has begun onsite.

Monitoring:	In addition to any other requirements set forth herein, Fannie Mae’s standard construction monitoring processes and requirements will apply, including but not limited to:

Modifications to Multifamily Loan and Security Agreement (Expansion Projects)	Form 6233	3
Fannie Mae	08-14	© 2014 Fannie Mae

•	Monthly: Third party inspection reports and title updates;

•	Quarterly: Operating statements and rent rolls.

Legal Fees:	All actual, out-of-pocket and reasonable Lender legal fees to be reimbursed by Borrower.

Post-
Completion

Requirements:
Within 60 days of final completion of any Expansion Project, Lender shall be allowed to conduct a final inspection of the completed improvements and Borrower shall deliver to Lender each of the following:

•	Title endorsement to the existing title policy confirming that there are no mechanics liens on the Seniors Housing Facility;

•
Sworn Construction Statement from the Borrower, Architect and Contractor certifying to the Lender and Fannie Mae that (A) the improvements (i) are complete substantially in accordance with the plans and specifications originally submitted and (ii) meet the local and zoning planning restrictions and all other applicable governmental requirements and Applicable Law and (B) lists Architect, Contractor and all subcontractors and suppliers of labor and materials, including dollar amounts paid to each (which must equal the entire amount spent by Borrower);

•
Final lien waivers from the Architect, Contractors, and all subcontractors and suppliers or labor or materials listed on the above-referenced sworn construction statement, or a commitment from the title company to insure over any such liens;

•	Existing, updated or newly issued Certificates of Occupancy (if applicable);

•	Renewal license(s) (if applicable);

•	Confirmation in the form of an opinion from Borrower’s counsel that all licensing requirements have been met;

•	Updated certified operating statement and rent roll for the Seniors Housing Facility;

•	ALTA Survey showing any new improvements for the Expansion Project;

•	Final, as-built plans and specifications for the Expansion Project; and

•	Such other information as Lender may reasonably request.

INITIAL PAGE TO
MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Expansion Projects)

Modifications to Multifamily Loan and Security Agreement (Expansion Projects)	Form 6233	4
Fannie Mae	08-14	© 2014 Fannie Mae

____________________
Borrower Initials

Modifications to Multifamily Loan and Security Agreement (Expansion Projects)	Form 6233	5
Fannie Mae	08-14	© 2014 Fannie Mae

Appendix 1

Differences in Substantially Identical Agreements

In addition to the Multifamily Loan and Security Agreement for Omaha II Bickford Cottage by and between Care YBE Subsidiary LLC, a Delaware limited liability company, and KeyBank National Association, a national banking association, the parties entered into substantially identical agreements with respect to the following properties for the following loan amounts:

Name of Project, City and State	Loan Amount

Ames Bickford House 2418 Kent Avenue Ames, IA 50010	$3,193,000.00

Bourbonnais Bickford House 100 Jones Drive Bourbonnais, Illinois 60914	$7,974,000.00

Burlington Bickford Cottage 3301 Sterling Drive Burlington, Iowa 52601	$3,901,000.00

Fort Dodge Bickford Cottage 1536 20th Avenue N Fort Dodge, Iowa 50501	$4,008,000.00

Moline Bickford Cottage 3650 41st Street Moline, Illinois 61265	$3,896,000.00

Rockford Bickford House 960 North Mulford Road Rockford, Illinois 61107	$6,412,000.00

Springfield Bickford House 2451 West White Oaks Drive Springfield, Illinois 62704	$15,386,000.00